SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                          OF 1934 (AMENDMENT NO. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [ ]  Confidential for Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material under Rule 14a-12


                             Dental Resources, Inc,.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

                 Not Applicable
          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

                 Not Applicable
          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          The fee is calculated pursuant to Rule O-11(c)(2) as one-fiftieth of one percent of the total of the cash payment to be received and the value of the liabilities to be assumed
          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

                                  $2,311,624
          ----------------------------------------------------------------------

     5)   Total fee paid:
                                     $462.32
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)   Amount Previously Paid:
                                  ----------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                        ------------------------

     3)   Filing Party:
                        --------------------------------------------------------

     4)   Date Filed:
                      ----------------------------------------------------------

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                PRELIMINARY COPY
                                ----------------
            Proxy Statement dated____________, 2002, and first mailed
                  to shareholders on or about ___________, 2002

                             DENTAL RESOURCES, INC.
                             530 SOUTH RIVER STREET
                                DELANO, MN 55328

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ________________________

TO THE SHAREHOLDERS OF DENTAL RESOURCES, INC.:

         A Special Meeting of Shareholders of Dental Resources, Inc., will be held at _______________________________, Minneapolis, Minnesota, on Monday,
December 30, 2002, at __ __.m. (Central Time) for the following purposes:

         1. To consider and vote on a proposal to adopt Amended and Restated Articles of Incorporation of Dental Resources, Inc. that will (a) change the name of Dental to DTLL, Inc., (b) increase the number of authorized shares of capital stock to 100 million shares, consisting of 50 million shares of common stock and 50 million shares of undesignated stock, and (c) eliminate certain outdated provisions;

         2. To consider and vote on a proposal to approve the sale of all or substantially all of the assets of Dental to DRIA, LLC; and

         3. To take action on any other business that may properly come before the Special Meeting or any adjournment thereof.

         Accompanying this Notice of Special Meeting is a Proxy Statement and a form of Proxy. Only shareholders of record as shown on the books of the Company at the close of business on November 20, 2002, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Special Meeting.

         With respect to the proposal to approve the sale of assets, Dental shareholders have a right to dissent and obtain payment of the "fair value" of their shares by complying with the terms and procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, copies of which sections are included as Appendix C to the Proxy Statement accompanying this Notice.

         You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed Proxy card and return it as soon as possible in the enclosed return envelope. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense to Dental.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Bryan Nichols
                                              Secretary

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT OF THE
ARTICLES OF INCORPORATION...................................................  1

QUESTIONS AND ANSWERS ABOUT THE SALE OF DENTAL'S ASSETS.....................  2

QUESTIONS AND ANSWERS ABOUT
VOTING AT THE SPECIAL MEETING...............................................  4

WHO CAN HELP ANSWER YOUR
QUESTIONS...................................................................  5

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION.................................................  6

RISK FACTORS................................................................  7

INFORMATION CONCERNING THE
SPECIAL MEETING.............................................................  8
Date, Time and Place........................................................  8
Purpose.....................................................................  8
Record Date and Quorum Requirement..........................................  8
Proxies; Revocation of Proxies..............................................  8
Voting Procedures...........................................................  8
Vote Required...............................................................  8
Proxy Solicitation..........................................................  8

PROPOSAL 1: AMENDMENT OF ARTICLES OF INCORPORATION.......................... 10
Proposed Amendment of Dental's Articles of Incorporation.................... 10
Reasons for the Amendment................................................... 10
Description of Stock to be Authorized....................................... 10

PROPOSAL 2: DISPOSITION OF DENTAL'S ASSETS.................................. 12
Summary Term Sheet.......................................................... 12
The Companies............................................................... 12
Background of the Transaction............................................... 13
Other Agreements Executed................................................... 18
The Asset Purchase Agreement................................................ 18
Interests of Certain Persons in the Sale of Assets.......................... 21
Board Recommendation........................................................ 21

RIGHTS OF DISSENTING SHAREHOLDERS........................................... 22
Right to Dissent............................................................ 22
A Dissenting Shareholder Must Perfect
Dissenters' Rights.......................................................... 22
We Must Provide Dissenting Shareholders with Written Notice................. 23
Dissenting Shareholders Must Demand Payment and Return Shares............... 23
We Must Send Dissenting Shareholders Fair Value and Other Information....... 23
A Dissenting Shareholder May Demand Supplemental Payment.................... 24
A Court Will Settle Fair Value Disputes..................................... 24
We May Withhold the Payment of Fair Value under Certain Circumstances....... 24

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF DENTAL....... 26

SHAREHOLDER PROPOSALS....................................................... 27

APPENDICES

Appendix A - Amended and Restated Articles of Incorporation of Dental
             Resources, Inc.................................................A-1
Appendix B - Asset Purchase Agreement ......................................B-1
Appendix C - Dissenters' Rights Provisions..................................C-1

                           QUESTIONS AND ANSWERS ABOUT
                 THE AMENDMENT OF THE ARTICLES OF INCORPORATION

--------------------------------------------------------------------------------

PROPOSAL 1: AMENDMENT OF DENTAL'S ARTICLES OF INCORPORATION

Q:   WHAT IS THE PROPOSED AMENDMENT TO DENTAL'S ARTICLES OF INCORPORATION?

A: Dental's board of directors has approved an amendment to Dental's articles of incorporation to increase Dental's authorized stock to a total of 100 million shares of stock, consisting of 50 million shares of common stock and 50 million shares of undesignated stock, to change Dental's name to DTLL, Inc. and to eliminate certain outdated provisions.

Q:   WHY INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE?

A: Dental's board of directors believes that it may need (a) additional authorized shares, and (b) the ability to create one or more classes of stock without shareholder approval, in order to facilitate a possible business combination and/or possible fundraising needs following the sale of Dental's assets.

Q:   WHAT EFFECT DOES THE INCREASE OF THE AUTHORIZED SHARES HAVE ON MY SHARES?

A: If you approve the proposed amendment to Dental's articles of incorporation, you will enable Dental's board of directors to create one or more new classes of stock with rights and preferences such as dividend and liquidation preferences that could be disadvantageous to you as one of the current Dental shareholders of common stock.

Q:   WHY CHANGE DENTAL'S NAME?

A: The Asset Purchase Agreement (attached as Appendix B to this Proxy Statement) requires that Dental's name be changed. Accordingly, Dental's board of directors has recommended that Dental's name be changed to DTLL, Inc.

Q:   WHEN WILL THE AMENDMENT TO DENTAL'S ARTICLES OF INCORPORATION BECOME
     EFFECTIVE?

A: Assuming the approval of the amendment by Dental's shareholders, the amendment will be effective upon the filing of the amendment with the Secretary of State in Minnesota, Dental's state of incorporation. We will file the amendment immediately following its approval by our shareholders.

                           QUESTIONS AND ANSWERS ABOUT
                           THE SALE OF DENTAL'S ASSETS

--------------------------------------------------------------------------------

PROPOSAL 2: ASSET PURCHASE

Q:   WHAT IS THE PROPOSED TRANSACTION?

A: On November 1, 2002, Dental entered into an asset purchase agreement with DRIA, LLC, a Minnesota limited liability company, and Mycone Dental Supply, Co., Inc., a New York corporation that does business under the name of "Keystone Industries." In this proxy statement, we will refer to DRIA, LLC as "DRIA" or" the Buyer," and to Mycone Dental Supply, Co., Inc. as "Keystone" or "the Guarantor." The agreement provides that DRIA will purchase substantially all of Dental's assets and assume outstanding obligations and liabilities of Dental, and that Keystone will guaranty DRIA's obligations under the asset purchase agreement. As the purchase price, Dental will receive a cash payment of $1,400,000, subject to a net asset adjustment based on Dental's estimated net book value as of the date of closing. DRIA will deposit $140,000 of the purchase price into an escrow account for the purposes of securing any payments due to DRIA relating to the net asset adjustment or Dental's indemnification obligations under the asset purchase agreement. Based on a final balance sheet that will be prepared within 60 days after closing, the cash payment to Dental will increase or decrease equal to the amount of money by which Dental's final net book value on the day of the closing of the asset sale is above or below $1,350,000, respectively. Ninety (90) days after closing, the remaining escrow amount, if any, will be released to Dental.

Q:   WHO IS THE BUYER?

A: DRIA is a Minnesota limited liability company established to purchase and operate Dental's assets. All of its outstanding limited liability company interests are owned by two trusts established by Fred I. Robinson, the chairman of the board, chief executive officer and controlling shareholder of Keystone. These trusts are: (i) the Claude DeBottom and Edward M. Glickman, Trustees U/I/T Fred I. Robinson dated June 15, 1995 f/b/o Cary Robinson, which owns 55% of DRIA, and (ii) the Claude DeBottom and Edward
     M. Glickman, Trustees U/I/T Fred I. Robinson dated June 15, 1995 f/b/o Danielle Robinson, which owns 45% of DRIA.

Q:   HOW WAS THE PURCHASE PRICE DETERMINED?

A: The purchase price is based on the net book value of Dental because DRIA assumes substantially all of Dental's known obligations and liabilities. The cash-payment of $1,400,000, subject to post-closing adjustments, includes a premium of about $50,000 over the net book value, i.e. a premium of about 3.7%, because it is based on Dental having a net book value of $1,350,000. The terms and conditions of the asset sale, including the purchase price, are the result of arms-length negotiations between Keystone and DRIA on one side, and Dental's board of directors on the other side.

Q: DO DENTAL'S OFFICERS AND DIRECTORS HAVE ANY PERSONAL INTEREST IN THE ASSET SALE?

A: Dental's officers and directors have the following personal interests in the asset sale:

     (i) Based on a decision of Dental's board, upon closing of the transaction with Keystone Dental's three non-employee directors each will receive an additional director fee of $5,000 as compensation for the additional work and services they had to perform.

     (ii) Two of Dental's directors - Edward S. Adams and Thomas D. Krosschell - are principals of Equity Securities Investments, Inc. Based upon Equity's agreement with Dental, Equity will receive upon the closing of the asset sale a payment of $50,000 for its services.

     (iii) DRIA has agreed to assume the employment agreements of Douglas B. Murphy, Dental's current Chief Executive Officer, Bryan Nichols, Dental's current Vice President Operations and Chief Financial Officer, and William Murphy, Dental's current Vice President Sales. Douglas Murphy and Bryan Nichols are currently also directors of Dental. Upon the closing of the transaction with DRIA, each of the three officers will receive a payment in the amount of $30,000 as a departure bonus and a payment in the amount of $20,000 as compensation for options that Dental cancelled with their consent in connection with a merger transaction that Dental considered in 2001. Such merger transaction was never consummated. In addition, Dental has agreed to redeem 50,000 shares of common stock currently held by Douglas Murphy for a price of $1.01 per share (the closing bid at the time the agreement was reached); such redemption is contingent upon the closing of the asset sale to DRIA. Upon closing, Douglas Murphy will assign his rights, if any, in Dental's intellectual property rights to Dental, for a consideration of $24,500. Upon closing of the asset purchase, Messrs. D. Murphy, W. Murphy and B. Nichols will resign from their positions as officers of Dental. Messrs. D. Murphy and B. Nichols will also resign from their positions as directors of Dental, unless the majority of the remaining directors ask them to stay on.

Q:   WHEN WILL THE ASSET PURCHASE BE COMPLETED?

A: Dental and DRIA expect to consummate the asset purchase within one business day after the shareholders of Dental approve and adopt the asset purchase agreement and approve the principal terms of the transaction, provided that the other conditions to the asset purchase have been satisfied.

Q:   WHAT WILL HAPPEN TO DENTAL AFTER THE ASSET SALE?

A: Dental will have no operating business immediately after the sale of its assets and will therefore not generate any revenues after the asset sale. Our board of directors intends to actively seek a business combination or some other transaction that has the potential to increase the value to the existing shareholders. See below, "Risk Factors." Dental's shareholders will have the opportunity to vote on any such business combination.

Q:   WHAT RIGHTS DO I HAVE IF I OPPOSE THE PROPOSED SALE OF ASSETS?

A: If you oppose the proposed sale of assets and do not vote in favor of the proposal you may dissent and seek appraisal of the fair value of your shares under Minnesota law. You must, however, comply with all of the required procedures explained on pages 22 through 25 of this proxy statement and in Appendix C to this proxy statement.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE SPECIAL MEETING

--------------------------------------------------------------------------------

Q:   WHAT IS THE DATE, TIME AND PLACE OF THE MEETING?

A: The special meeting of the Dental shareholders will be held at ______________________, Minneapolis, Minnesota, at ____ _.m. (Central Time) on December 30, 2002.

Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:   Shareholders of record as of the close of business on November 20, 2002.

Q:   HOW MANY SHARES NEED TO BE REPRESENTED AT THE MEETING?

A: The holders of a majority ([406,783] shares) of the outstanding shares entitled to vote at the special meeting ([813,565 shares]) must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or at the special meeting, you will be considered part of the quorum.

Q:   HOW DO I VOTE?

A: You can vote by signing and mailing your proxy card. You may also vote in person at the special meeting.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Generally, your broker will not have the power to vote your shares. Your broker will vote your shares ONLY if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the proposed sale of assets will have the effect of a vote "against" the proposed sale of assets. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:   Yes.  You may revoke it any time before the special meeting by:

     *    giving written notice of your revocation to our Secretary, Bryan
          Nichols;
     * filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or
     *    attending the special meeting and voting in person.

Q: HOW MANY VOTES ARE REQUIRED TO APPROVE THE AMENDMENT OF THE ARTICLES OF INCORPORATION AND THE PROPOSED SALE OF ASSETS?

A: Approval of both proposals - the proposal to amend Dental's articles of incorporation and the proposal to sell Dental's assets - require the affirmative vote of a majority (406,783 shares) of the shares of our common stock outstanding as of November 20, 2002.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

--------------------------------------------------------------------------------

If you have more questions about the proposed sale of Dental's assets or would like additional copies of this proxy statement, you should contact:

                      Douglas B. Murphy, CEO and President
                             Dental Resources, Inc.
                        530 South River Street, PO Box 89
                                Delano, MN 55328
                            Telephone: (763) 972-3801
                            Facsimile: (763) 972-3807
                       e-mail: doug@dentalresourcesinc.com

Dental files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information filed by Dental at the SEC's public reference rooms at 450 - 5th Street NW., Washington, D.C. 20549, or at 233 Broadway, New York, New York 10279 or at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800 SEC 0330 for more information on the public reference rooms. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like Dental, that file electronically with the SEC.

You can obtain any of the aforesaid documents from Dental or the SEC. Documents incorporated by reference are available from Dental without charge, except for any exhibits to those documents unless we have specifically incorporated by reference a particular exhibit in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Dental at the address set forth on the top of this page.

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM DENTAL, PLEASE DO SO BY DECEMBER 16, 2002 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

We have not authorized anyone to provide you with information that is different from, or in addition to, what is contained or referred to in this proxy statement. Dental has supplied all information contained or incorporated by reference in this proxy statement relating to Dental, and DRIA and Keystone have supplied all such information relating to DRIA and Keystone, respectively. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

--------------------------------------------------------------------------------

This proxy statement and the documents to which we refer you and which we incorporate into this proxy statement by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements relate to future events or our future performance.

You can distinguish forward-looking statements from those that are historical in nature because forward-looking statements often use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms.

These and other factors may cause actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time from us or our representatives, might not occur.

                                  RISK FACTORS

--------------------------------------------------------------------------------

You should carefully consider the risks described below before voting on the proposals contained in this proxy statement. The risks and uncertainties described below are not, and will not be, the only ones facing Dental after a sale of its assets. If any of the following risks occur, the business, financial condition or results of Dental could be materially harmed. In that case, the trading price of Dental's common stock could decline, and you may lose all or part of your investment.

TRANSACTION EXPENSES MAY BE SUBSTANTIAL AND COULD SIGNIFICANTLY EXCEED OUR EXPECTATIONS.

We will incur transaction and restructuring costs in connection with the asset sale. Unanticipated additional expenses related to the asset sale and our subsequent activities relating to the intended acquisition of an as yet unidentified operating business could cause these amounts to increase significantly. We expect expenses related to the asset sale (including, but not limited to, payments due to our current executive officers upon closing, fees and expenses for legal services, printing, and the fee payable to Equity Securities upon closing of the transaction) of about $350,000. However, there is no guarantee that our expectations will be met, and it is impossible to determine in advance the actual amount of the costs for the asset sale and the subsequent acquisition of an operating business.

DENTAL MAY NOT BE ABLE TO ACQUIRE A COMPANY WITH ONGOING BUSINESS OPERATIONS.

Dental's board decided to dispose of all of Dental's assets because the board believes that Dental's current business does not offer significant prospects for future growth. Dental's board assumes that Dental will be able to identify as merger candidates privately held companies with attractive business prospects that have the potential to increase shareholder value over time to a greater extent than Dental's current business. At this time, the board has not identified any company that may be interested in any kind of business combination transaction with Dental. Dental's board believes that privately held companies will be interested in a merger with a reporting company such as Dental that does not operate any business (a so-called "public shell") because such a merger would allow the private company to "go public", i.e. have publicly traded securities, without an initial public offering. Based on general market conditions, however, private companies may prefer an initial public offering to a merger with a public shell. Moreover, the practice of the Securities and Exchange Commission to submit the merger of a public shell with a private company to strict scrutiny, thus causing a time- and cost-intensive review process for the parties involved in the merger, could discourage privately held companies from any transaction with a public shell. If, subsequent to the proposed sale of all of its assets, Dental is not able to merge with an operating company, whether a privately held company or a company subject to the reporting obligations of the Securities Exchange Act from 1934, Dental's financial reserves will most likely not be sufficient for Dental to start any kind of operating business on its own. Therefore, there can be no guarantee that Dental will ever operate any business again after the proposed sale of its assets.

WE DO NOT KNOW WHICH BUSINESS DENTAL WILL OPERATE IN THE FUTURE, IF ANY.

As described above, we do not know which business, if any, Dental will be operating in the future, subsequent to a sale of all of its current assets. Even if Dental is able to commence new business operations, there can be no guarantee that Dental will be successful.

DENTAL MAY BECOME SUBJECT TO THE INVESTMENT COMPANY ACT.

We intend to be engaged primarily, and as soon as reasonably possible, but in any event within one year after the consummation of the proposed asset sale, in a business other than that of investing, reinvesting, owning, holding or trading in securities. However, if we are not able to begin the operation of such a business within one year after the consummation of the proposed asset sale, Dental may be considered an "inadvertent" investment company under the Investment Company Act of 1940, and may become subject to the registration requirement and other requirements under such act.

                   INFORMATION CONCERNING THE SPECIAL MEETING

--------------------------------------------------------------------------------

DATE, TIME AND PLACE

The special meeting will be held at _____________________, Minneapolis, Minnesota, at ___ .m. (Central Time), on December 30, 2002.

PURPOSE

At the special meeting, you will be asked to vote on a proposal to approve an amendment and restatement of our articles of incorporation to (i) change our corporate name to DTLL, Inc., (ii) increase the number of authorized shares of capital stock to 100 million shares, consisting of 50 million shares of common stock and 50 million shares of undesignated stock, and (iii) eliminate certain outdated provisions.

At the special meeting, you will also be asked to vote upon a proposal to approve the sale of the assets of Dental for certain terms, pursuant to an asset purchase agreement.

RECORD DATE AND QUORUM REQUIREMENT

We have fixed the close of business on November 20, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. At the close of business on November 20, 2002, there were [813,565] shares of our common stock issued and outstanding.

Each holder of record of our common stock at the close of business on November 20, 2002, is entitled to one vote for each share then held on each matter submitted to a vote of shareholders.

The holders of a majority of the outstanding shares entitled to vote at the special meeting ([406,783] shares) must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or at the special meeting, you will be considered part of the quorum.

PROXIES; REVOCATION OF PROXIES

You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the enclosed return envelope. Alternatively, you may vote at the special meeting as described under the caption "Voting Procedures" below.

You may revoke your proxy any time before the special meeting by:
*    giving written notice of your revocation to our Secretary;
* filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or
*    attending the special meeting and voting in person.

VOTING PROCEDURES

VOTE BY MAIL. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the return envelope provided.

VOTING AT THE SPECIAL MEETING. The method by which you vote now will not limit your right to vote at the special meeting if you decide to attend in person.

HOW SHARES ARE VOTED. Subject to revocation, all shares represented by each properly executed proxy received by us will be voted in accordance with the instructions indicated thereon or, if no instructions are indicated, will be voted to approve the amendment of the articles of incorporation and the sale of assets, and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting.

VOTE REQUIRED

Approval by our shareholders of both the proposed amendment to our articles of incorporation and of the proposed sale of assets will require the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting ([406,783] shares).

Abstentions are counted as present and entitled to vote for purposes of determining a quorum, and for purposes of calculating the vote with respect to a particular matter, but will not be deemed to have voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented for purposes of calculating the vote required for approval of such matter and, therefore, will have the same effect as a vote "against" the sale of assets.

If there are insufficient votes to approve the proposed sale of assets at the special meeting, proxies voted in favor of the approval of the proposals and proxies as to which no voting instructions are given may be voted to adjourn the special meeting in order to solicit additional proxies in favor of approval of both proposals. If the special meeting is adjourned for any purpose, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn), even though they may have been voted on the same or any other matter at a previous meeting.

PROXY SOLICITATION

Our board of directors is soliciting your proxy. We bear the cost of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of special meeting of shareholders and the enclosed proxy card. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation.

               PROPOSAL 1: AMENDMENT OF ARTICLES OF INCORPORATION

--------------------------------------------------------------------------------

PROPOSED AMENDMENT OF DENTAL'S ARTICLES OF INCORPORATION

Dental's board of directors approved an amendment to our articles of incorporation to (i) change our name to DTLL, Inc., (ii) increase the amount of authorized stock from 8,510,638 shares of common stock, par value $0.01, to a total of 100 million shares, par value $0.01, consisting of 50 million shares of common stock and 50 million shares of undesignated shares, and (iii) delete former Article 5.1 that listed the individuals serving on Dental's first board of directors and change former Article 5.2 (now Article 5.1) so as to eliminate a reference to the adoption of Dental's initial bylaws.

REASONS FOR THE AMENDMENT

Assuming that our shareholders approve the disposition of our assets, we intend to inquire into business acquisition opportunities. Our goal is to increase shareholder value by changing our operations to a business that has the potential to generate greater returns to our shareholders and potential investors than the business we are currently in. To have the necessary flexibility in connection with such business acquisition opportunities, our board decided that we should increase the amount of stock authorized for issuance. In addition, the Asset Purchase Agreement requires that our name be changed. The suggested changes to Article 5 serve to update our articles of incorporation.

DESCRIPTION OF STOCK TO BE AUTHORIZED

COMMON STOCK

Dental's articles of incorporation currently authorize the issuance of 8,510,638 shares of common stock, par value of $0.01. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

The proposed amendment to Dental's articles of incorporation would increase the amount of authorized common stock to 50,000,000 shares, par value $0.01, but would not change any of the aforesaid provisions of the articles regarding common stock.

UNDESIGNATED STOCK

Currently, our articles of incorporation do not authorize the issuance of preferred stock. The proposed amendment to the articles of incorporation would authorize the issuance of up to 50,000,000 shares of undesignated stock. The presence of such undesignated shares would allow Dental's board of directors to designate (without shareholder approval) series of preferred stock having rights superior to Dental's common stock, such as liquidation preferences or preferential dividend payments.

In the event of a proposed merger, tender offer or other attempt to gain control of Dental of which the board does not approve, the articles of incorporation as amended would permit the board to authorize the issuance of a series of stock with rights and preferences which could impede the completion of such a transaction. The board would have the authority; for example, to adopt a shareholder rights plan or "poison pill" without additional shareholder approval. The board would have the authority to issue shares to buyers who would support the board in opposing a hostile takeover bid. The board does not intend to issue any shares except on terms that the board deems to be in the best interests of Dental and its then existing shareholders.

Shareholders of Dental have no preemptive rights with respect to our common stock. If this proposed amendment is adopted, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of the board without further action by the shareholders, except where shareholder approval is required by law, regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans. Although an increase in the authorized shares could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of Dental with another company), Dental is not proposing the increase in authorized shares in response to any effort to accumulate our stock or to obtain control of Dental by means of a merger, tender offer or solicitation in opposition to management.

If approved by the shareholders, Dental's articles of incorporation will be amended and restated to read as set forth in the Amended and Restated Articles of Incorporation attached hereto as Appendix A.

BOARD RECOMMENDATION

Dental's board of directors approved the amendment to Dental's Articles of Incorporation and recommends its shareholders to vote FOR such amendment.

                   PROPOSAL 2: DISPOSITION OF DENTAL'S ASSETS

--------------------------------------------------------------------------------

SUMMARY TERM SHEET

On November 1, 2002, Dental signed an asset purchase agreement with DRIA, LLC, the Buyer, and Mycone Dental Supply, Co., Inc., the Guarantor. In this proxy statement, we refer to DRIA, LLC as "the Buyer" or "DRIA." Mycone Dental Supply, Co., Inc. does business under the name of "Keystone Industries." We therefore refer to Mycone Dental Supply, Co., Inc. either as "Keystone" or as "Guarantor."

The asset purchase agreement provides that DRIA will purchase substantially all of Dental's assets and assume outstanding obligations and liabilities of Dental. As the purchase price, Dental will receive a cash payment of $1,400,000, subject to a net asset adjustment based on Dental's estimated net book value as of the date of closing. Dental will deposit $140,000 of the purchase price into an escrow account for the purposes of securing any payments due to DRIA relating to the net asset adjustment or Dental's indemnification obligations under the Asset Purchase Agreement. Based on a final balance sheet that will be prepared within 60 days after closing, the cash payment to Dental will increase or decrease equal to the amount of money by which Dental's final net book value on the day of the closing of the asset sale is above or below $1,350,000, respectively. Ninety (90) days after closing, the remaining escrow amount will be released to Dental.

Upon consummation of the transaction, Dental will realize capital gains that management believes can be offset against existing net operating losses so that the tax ramifications of the transaction will be immaterial.

THE COMPANIES

Dental Resources, Inc.
----------------------

Dental Resources, Inc.
530 South River Street
Delano, MN 55328
Telephone:  (763) 972-3801
Facsimile:  (763) 972-3807

Dental Resources, Inc. ("Dental") is a Minnesota corporation currently engaged in the manufacturing and marketing of five associated groups of dental related products to dentists, dental clinics, hospitals and dental laboratories. Some of the products in each group are assembled from purchased components, some are manufactured for us to our specifications using tooling or formulas supplied by us. Other products are simply purchased by us for resale.

Dental's common stock is quoted on the Over-the-Counter Bulletin Board with the symbol DTLL.


DRIA, LLC
---------

DRIA, LLC
616 Hollywood Avenue
Cherry Hill, New Jersey  08002
Telephone: (856) 663-4700
Telecopy:  (856) 663-0381

Mycone Dental Supply, Co., Inc., d/b/a Keystone Industries
----------------------------------------------------------

Mycone Dental Supply, Co., Inc.
616 Hollywood Avenue
Cherry Hill, NJ 08002
Telephone: (856) 663-4700
Telecopy:  (856) 663-0381


DRIA, LLC ("DRIA") is a Minnesota limited liability company that was formed for the purpose of acquiring substantially all of Dental's assets.

Mycone Dental Supply, Co., Inc., which does business under the name "Keystone Industries", is a privately-held company incorporated in New York. Keystone manufactures and distributes dental products throughout the world. Keystone's products are sold through dealers for use in the dental laboratory, as well as the dental operatory. Keystone's products for the dental industry include abrasives, carbides, chemicals, brushes, crucibles, kiln furniture, Fleck's cement, PIP paste and a needleless injector named Syrijet used for anesthesia in connection with dental procedures.

Fred I. Robinson is the chairman of the board, the chief executive officer and the controlling shareholder of Keystone. The limited liability company interests of DRIA are held by trusts established for the benefit of Mr. Robinson's children, Cary Robinson who is the president of Keystone, and Danielle Robinson. These trusts are: (i) the Claude DeBottom and Edward M. Glickman, Trustees U/I/T Fred I. Robinson dated June 15, 1995 f/b/o Cary Robinson, which owns 55% of DRIA, and (ii) the Claude DeBottom and Edward M. Glickman, Trustees U/I/T Fred
I. Robinson dated June 15, 1995 f/b/o Danielle Robinson, which owns 45% of DRIA.


BACKGROUND OF THE TRANSACTION

In August 2001, Dental signed an Asset Purchase Agreement to sell substantially all of its assets to Dental Assets Acquisition, Inc., a Minnesota corporation wholly owned by Douglas B. Murphy, currently Dental's Chief Executive Officer, William Murphy, currently Dental's Vice President Sales, and Bryan Nichols, currently Dental's Vice President Operations and Chief Financial Officer. Doug Murphy and Bryan Nichols are also directors of Dental. The consummation of the asset sale to Dental Assets Acquisition was contingent on the closing of a proposed merger of Apollo Diamond, Inc. with and into Dental. Dental filed a preliminary proxy statement with the Securities and Exchange Commission in Washington D.C. in August 2001 to solicit proxies from its shareholders for the approval of (i) the sale of its assets to Dental Assets Acquisition, (ii) its merger with Apollo Diamond, Inc., and (iii) the amendment of Dental's articles of incorporation as necessary pursuant to the agreement with Dental Assets Acquisition and Apollo Diamond.

Due to the decline of the capital markets and the general economic climate after the terrorists' attack from September 11, Apollo Diamond, Inc. and Dental decided not to proceed with the suggested merger. The parties signed a mutual release on December 10, 2001 that provided, among other things, for the termination of the merger agreement. This termination caused also the termination of the asset purchase agreement dated August 10, 2001 between Dental and Dental Assets Acquisition. Dental Assets Acquisition, however, indicated that it was still interested in the acquisition of Dental's assets and continued its negotiations with Dental's board.

While Dental Assets Acquisition was negotiating with the members of a special committee of the board, Keystone contacted Dental in April 2002. After initial contacts, Keystone and Dental's investment advisor, Equity Securities Investments, executed a confidentiality agreement to allow for the first exchange of confidential information. After having contacted Dental's Chief Executive Officer, Doug Murphy, and Dental's Vice President Sales, Bill Murphy, Keystone's chairman and CEO, Fred I. Robinson, wrote a short letter dated April 15, 2002 to Mr. Thomas Krosschell, one of Dental's directors and a representative of Equity Securities Investments. Mr. Krosschell had already been involved in the negotiations of Dental with Apollo Diamond because at that time, Mr. Krosschell had represented Dental's former investment advisor, Maven Securities. Early 2002, Equity Securities Investments had assumed all rights and obligations of Maven Securities under Maven Securities' contract with Dental. In its letter, Keystone told Mr. Krosschell that Keystone was "extremely interested in purchasing Dental Resources for book value to $2 million in cash." Additionally, Keystone indicated that it was "imperative" that present management remained. In a board meeting on April 25, 2002, Mr. Krosschell officially informed Dental's board about Keystone's interest and the offer Keystone had made. The board asked Mr. Krosschell to contact Keystone in order to discuss Keystone's offer further.

By letter dated May 15, 2002, Keystone's legal counsel contacted Mr. Krosschell and submitted a more detailed offer on behalf of Keystone: Based on Dental's unaudited financial statements for the nine-month period ended February 28, 2002, Keystone was willing to purchase Dental's assets and assume liabilities to be specified for a purchase price of $1.4 million. Part of Keystone's offer was the assumption of existing facility leases, including extensions of such leases (if required) through the third anniversary of closing, and the retention of Dental's three executive officers for at least three years. Keystone's legal counsel then compared Keystone's offer to the offer Dental Assets Acquisition had submitted in connection with the proposed, but later abandoned, merger with Apollo Diamond, and pointed out that Keystone's offer represented a 180% premium over the cash portion of the purchase price Dental Assets Acquisition was willing to pay. The parties agreed to meet in person to discuss details of the offer.

On June 17 and June 18, Dental's CEO and director, Doug Murphy, and its Chief Financial Officer and director, Bryan Nichols, met with the chairman of Keystone, Fred Robinson, Keystone's president, Cary Robinson, and its CFO, Otto Voit, in Philadelphia. The parties discussed the terms of a possible asset purchase. Following these meetings, by letter dated June 21, 2002, Keystone's president, Cary Robinson, summarized that Keystone was willing to purchase Dental's assets for $1,400,000 "assuming a book value of at least $1.3 million." In the June 21 letter, Mr. Robinson also offered three-year employment contracts to Messrs. Bill Murphy and Bryan Nichols, including performance incentives, and an employment contract to Mr. Doug Murphy that would either be structured like the contracts with the other two officers of Dental, or would include a $125,000 signing bonus combined with a two-year employment agreement (less performance incentives), or a four-year employment agreement (less performance incentives).

Keystone was informed that Dental had renewed the existing contracts with its officers, extending their term of employment until May 31, 2007. Any termination of the employment prior to the expiration of such contract term would not affect Dental's obligation to continue paying the officer's salary. If Dental decided not to continue employment of an officer after June 1, 2007, Dental was obligated to offer such officer "other employment" for an indefinite term at 50% of the officer's average salary during the preceding five-year term.

After a review of these employment agreements by its legal counsel, Keystone revised the offer it had made in the letter dated June 21, 2002. By letter dated July 1 to Mr. Felten, Keystone's president, Cary Robinson, specified that, subject to a thorough due diligence review, Keystone was willing to pay $1,400,000 in cash for the acquisition of Dental's assets and liabilities, assuming a book value of Dental of at least $1,350,000. With regard to the employment of Messrs. Doug Murphy, Bryan Nichols, and Bill Murphy, Keystone specified, among other things, that Keystone would be willing to assume their employment contracts with Dental with the following changes: Any time after June 1, 2006, either party may give a one-year notice that the contract in question will not be renewed or renegotiated, in which case the employment relationship would end without any further obligations of either party. Keystone also offered bonus payments to the officers.

At a board meeting on July 8, Dental's directors discussed the offers that Dental had received for the sale of its assets: Dental Assets Acquisition, the company owned by Dental's executive officers, was still interested in acquiring Dental's Assets. It had offered to assume Dental's liabilities and purchase Dental's assets for about $520,000. Moreover, the principals of Dental Assets Acquisition were willing to have Dental redeem a total of about 150,000 shares they held for a nominal payment, if any, thereby significantly increasing the per-share value for the remaining shareholders. Keystone's offer, however, included a premium of about 3.7% over book value, because Keystone was willing to pay $1,400,000 in cash for Dental's assets, assuming a book value of $1,350,000. Dental's directors, therefore, decided to terminate the negotiations with Dental Assets Acquisition. Moreover, they discussed the fact that Keystone had come forward with its offer because Dental's intention to sell substantially all of its assets had become widely known in the industry because of the efforts undertaken by the company with the help of Maven Securities, later Equity Securities Investments, and because of Dental's press releases and filings with the Securities and Exchange Commission in connection with the later abandoned negotiations with Apollo Diamond. The board concluded that Keystone was the only interested third party that had come forward and had indicated an interest in acquiring Dental's assets, despite the time and effort Dental and its investment advisors had spent on finding an interested party. The board, therefore, decided that Keystone's offer was the best offer Dental could expect to get for the sale of substantially all of its assets and that the board did, therefore, not need to obtain a fairness opinion. The board believed that it was in the best interest of Dental's shareholders to exit the dental industry because there was only little, if any, potential of growth of shareholder value, and to attempt finding a private party that would be interested in entering into a business combination with a reporting company to avoid the expenses and risks of an initial public offering. The board decided that such a business combination offered to Dental's shareholders the potential of increasing the value of their shares to an extent not possible in the dental industry. The board resolved to authorize its members Tom Krosschell and Ed Adams, both representatives of Equity Securities Investments, to continue negotiations with Keystone with the purpose of reaching a final agreement with Keystone.

At the same board meeting on July 8, the board entered into an agreement with Equity Securities Investments to replace the agreement with Maven Securities, which Equity Securities Investments had assumed previously. Under the agreement with Dental, Equity is entitled to receive a fee in the amount of 3% of the transaction value if Dental sold all of its assets or entered into a business combination such as a merger. During the board meeting, as a result of negotiations, Messrs. Adams and Krosschell agreed to a fixed fee in the amount of $50,000 if the sale of Dental's assets to Keystone was closed.

During the board meeting on July 8, the board also discussed the fact that, in anticipation of a sale of Dental's assets to Dental Assets Acquisition and a merger of the remaining corporate shell with Apollo Diamond, Dental's officers had agreed to have significant amounts of options cancelled in 2001. The board, therefore, decided to pay to each of the three officers $20,000 as compensation for the cancelled option. Moreover, it was agreed to pay to each of the officers $30,000 as a bonus for services performed for Dental. The board decided to make both payments contingent upon the closing of the transaction with Keystone. The board also offered to the officers that Dental would be willing to redeem the shares they held in Dental, at a purchase price to be agreed upon.

The board discussed the directors' fees and compensation, taking into account the increased amount of work due to the negotiations with Keystone, and decided to make a one-time payment to the non-employee directors of $5,000 each, contingent upon closing of the transaction with Keystone.

Dental's officers agreed that in the event an agreement with Keystone was reached, they would grant irrevocable proxies to Russ Felten, enabling Mr. Felten to vote their shares in favor of the agreement with Keystone. Moreover, they agreed to resign as officers of Dental, and Mr. Doug Murphy and Mr. Bryan Nichols agreed to resign as directors, effective upon the closing of the sale of Dental's assets to Keystone.

Following the board meeting from July 8, Mr. Krosschell and Keystone's president, Cary Robinson, exchanged letters dated July 11 and July 12, respectively. In his letter, Mr. Krosschell raised as issues to be addressed in the transaction certain benefits for Dental's current executive officers (life and health insurance, car allowance) as well as retention bonus payments for certain key employees and a contribution from Keystone to the legal expenses in connection with the anticipated transaction. Mr. Robinson answered by referring to the due diligence process as adequate forum to resolve these issues. Moreover, Mr. Robinson agreed that Keystone would pay 50% of any fees up to $50,000 in connection with the solicitation of proxies for the approval of the transaction by Dental's shareholders, but only in the event that Keystone terminated the transaction for any reason "other than a reason found through due diligence." On July 24, 2002, Dental and Keystone executed a confidentiality / standstill agreement.

At a meeting of Dental's board on July 30, Mr. Adams and Mr. Krosschell informed the board about the discussions with representatives of Keystone that they had in the meantime. Mr. Nichols advised the other directors that Keystone's CFO was planning to visit in August to perform due diligence, and that they had had several discussions about Dental's financial performance. The board decided to continue negotiations with Keystone.

Keystone's CFO, Otto Voit, accompanied by the manager of one of Keystone's production facilities, Sam Nelson, visited Dental's facilities from August 15 through August 17 to perform Keystone's due diligence, especially with regard to the past financial performance of Dental. Mr. Voit also discussed with the executive officers their conditions for continuing their employment relationships with Keystone. This visit was followed by a visit from Keystone's chairman, Fred Robinson, and its president, Cary Robinson, who met with Dental's CEO Doug Murphy and its Vice President Sales, Bill Murphy, on September 4 and 5, 2002.

At a meeting of Dental's board on August 19, 2002, Mr. Adams and Mr. Krosschell informed the board about the negotiations with Keystone and summarized the principal terms of the offer. Mr. Felten, as chairman of the board, was authorized to execute a letter of intent on behalf of Dental. At a board meeting on September 11, Mr. Felten informed the board that he had executed the letter of intent dated September 5, 2002 that confirmed that Keystone would pay $1,400,000 for Dental's assets, subject to Dental's book value being at least $1,350,000, a post-closing working capital adjustment, and the completion of due diligence. The letter of intent further specified that Keystone would not acquire Dental's tax receivables, and that it would assume only (i) Dental's debts and obligations as listed in Dental's financial statements, (ii) Dental's obligations under the employment agreements with its executive officers, and
(iii) Dental's obligations under the lease for the Company's facilities. In the letter of intent, the parties agreed to sign a definitive asset purchase agreement on or before November 1, 2002.

On September 20, Keystone forwarded the first draft of an asset purchase agreement to Dental's board of directors. This draft was discussed during a visit of Dental's CFO with Keystone's CFO in Philadelphia on September 23 and 24, as well as at a meeting of Dental's board on September 27. At a meeting on October 4, 2002, Dental's board discussed the claim made by Dental's CEO, Doug Murphy, to certain of Dental's intellectual property rights. The board decided that it would be in the best interest of Dental's shareholders not to endanger the discussions with Keystone and to settle with Mr. Murphy. Therefore, the board agreed that effective upon the closing, Mr. Murphy would assign any potential rights of his in Dental's intellectual property rights to Dental for a consideration of $24,500. At the same board meeting, in response to the board's offer from July 8 to redeem shares held by Dental's executive officers, Mr. Murphy offered to sell 50,000 shares of Dental common stock to Dental at a price of $1.01, which was the closing bid price on the day of the meeting. The board accepted Mr. Murphy's offer, contingent upon the closing of the asset sale to Keystone.

The negotiations between Keystone and Dental focused on the extent to which Dental would have to indemnify Keystone in the event of any losses. Whereas Keystone had suggested in its initial draft of the purchase agreement that Dental indemnify Keystone without any contractual time limitation and without any limitation on the amount payable by Dental, Dental requested a time limit on its indemnification liabilities and the capping of the amount for which Dental would be liable. In a conference call on October 30, the parties reached an agreement on the indemnification obligations of Dental. During negotiations on October 31 and the morning of November 1, Keystone and MNM Partnership, a partnership formed by Dental's executive officers that leases to Dental its facility in Maple Lake, reached an agreement regarding the indemnification of DRIA and Keystone for potential claims based on environmental law violations committed prior to closing at the Maple Lake property on which Dental's operations are located.

During its meeting on November 1, 2002, Dental's board considered the final asset purchase agreement.

REASONS FOR THE SALE

In arriving at its determination that the sale of Dental's assets is advisable, and that the terms and conditions negotiated with DRIA are fair to and in the best interests of Dental's shareholders, Dental's board considered the following factors:

* the revenues of Dental over the past years and the potential sales prospects for the future which did not indicate significant future growth in revenue;

* the earnings history of Dental's operations and the prospect for future increases in earnings, which the board considered not to be significant;

* the fact that no other potential buyers came forward after Dental had publicly announced that the purchase agreement with Dental Assets Acquisition dated August 10, 2001 was terminated because Dental and Apollo Diamond, Inc. had decided not to proceed with the merger which was a condition to the consummation of such earlier purchase agreement;

* the fact that DRIA will assume certain liabilities of Dental in the amount of approximately $800,000;

* the fact that the purchase price includes a premium of about $50,000 over the book value of the assets of Dental that are subject to the asset purchase agreement.

Dental's board also identified and considered a number of uncertainties, risks and negative factors in its deliberations concerning the sale of Dental's assets:

* the fact that Dental after the sale of its assets will not operate any business anymore and may not be able to identify and consummate a business acquisition transaction that will increase shareholder value significantly;

* the possibility that the asset purchase may not be completed and the effect of an abandoned asset purchase agreement on Dental's sales and operating results, and its ability to attract and retain new customers and attract and retain key sales, marketing, technical, and management personnel; and

* the risk that the announcement of the asset sale and the efforts necessary to complete the sale could result in a disruption in the operations of Dental by, among other things, diverting management and other resources of Dental from its day to day business.

The board considered the aforesaid factors and came to the conclusion that Dental would be an attractive object for a "public shell" merger after the asset sale because Dental would be such a public shell - a reporting company that does not operate any business - after the asset sale. The board believed that Dental will be able to identify attractive business acquisition opportunities after the sale of assets with the potential to increase shareholder value. The main reason for this belief was the fact that Dental would have a significant amount of cash at its disposal: assuming a purchase price of $1,400,000, Dental would be left with approximately $1,050,000, after paying expenses such as legal fees and printing expenses, and after making the following payments that are contingent upon closing: (i) payments to its executive officers that are contingent upon closing (bonus, option reimbursement, consideration for D. Murphy's assignment of intellectual property rights, redemption of shares held by D. Murphy), (ii) payment of one-time fee of $5,000 to each of Dental's non-employee directors, Russ Felten, Tom Krosschell and Ed Adams, and (iii) payment of one-time fee of $50,000 to Equity Securities. The available cash would make Dental an interesting target for a private company with growth potential, the need of additional financing and the desire to become a reporting company with publicly traded securities by entering into a transaction with a "public shell" such as Dental. If Dental's board suggests such a business combination transaction at a later time, Dental's shareholders will have the opportunity to vote on the transaction. Based on these considerations, the board decided that the asset purchase was fair to Dental's shareholders and in the best interests of the Company and its shareholders, and therefore approved the purchase agreement.

Dental's directors also decided to submit the agreement to a special meeting of Dental's shareholders for approval by the shareholders. Dental and Keystone then signed the asset purchase agreement in the form attached to this proxy statement as Appendix B.

OTHER AGREEMENTS EXECUTED

In connection with the asset purchase agreement, Keystone and Dental's directors signed a voting agreement under which Dental's directors are obligated to vote any shares of Dental common stock for which they have the right to vote, or the right to direct the vote, in favor of the approval of the asset purchase agreement at the special meeting of Dental's shareholders. Dental's executive officers signed an agreement with Dental. Under that agreement, the officers are obligated to execute the assumption of employment agreement and the noncompete agreements that were negotiated with Keystone in connection with the asset purchase agreement, and to resign from their positions as officer and (if applicable) director of Dental effective upon the closing of the asset sale to Keystone. Doug Murphy and Bryan Nichols agreed that they would continue as directors if so asked by the majority of the remaining board. The agreement also acknowledges that Dental agreed to pay to each of the executive officers a bonus for past services of $30,000 and compensation for options cancelled of $20,000 upon the closing of the asset sale to Keystone. Moreover, Dental and Doug Murphy agreed that Mr. Murphy would assign effective upon the closing any proprietary rights that he might have in Dental's intellectual property to the Company for a consideration of $24,500, and that Dental will redeem 50,000 shares of Dental stock held by Mr. Murphy for a per share price of $1.01 (the closing bid on the day this agreement was reached).

THE ASSET PURCHASE AGREEMENT

On November 1, 2002, our Company entered into the asset purchase agreement with DRIA as buyer and Mycone as guarantor a summary of which is set forth below. Because it is only a summary, the following does not include all of the information that is included in the asset purchase agreement. The text of the agreement, which is attached as Appendix B to this proxy statement, is incorporated into this section by reference. We encourage you to read the asset purchase agreement carefully in its entirety.

ASSETS TO BE SOLD AND LIABILITIES TO BE ASSUMED

In the agreement with DRIA, Dental agreed to sell to DRIA at the closing all of Dental's assets with the exception of cash, marketable securities, corporate records and certain tax assets of Dental. Dental and DRIA agreed that DRIA will assume as of the closing only the following liabilities of Dental: (i) unpaid trade accounts payable that are related to Dental's business and reflected on the final closing balance sheet;
(ii) unpaid trade accounts payable that are related to Dental's business and were or will be incurred in the ordinary course of Dental's business between September 30, 2002 and the closing date; (iii) liabilities under the assumed contracts that arise after the closing date (with the exception of liabilities for a pre-closing breach of such contract); (iv) post-closing liabilities under Dental's benefit plans; (v) Dental's existing bank debt; and (vi) liabilities in connection with Dental's return and repair/replacement policies for any products sold pre-closing in the ordinary course of Dental's business.

The assets sold are located at Dental's facilities in Delano and Maple Lake, Minnesota, and consist, amongst others, of Dental's inventory of raw materials and finished goods, and the equipment used by Dental in the development and manufacture of its products.

PURCHASE PRICE

The purchase price includes the assumption of specified liabilities and a cash payment of $1,400,000. This amount of cash is based on the assumption that Dental's net assets will be exactly $1,350,000 on the day of closing. To adjust the purchase price for any amount that Dental's net assets are lower or greater than $1,350,000, the agreement prescribes the following mechanism:

Prior to the closing, Dental is obligated to prepare a balance sheet that is the basis for the "proposed adjustment" of the purchase price. If Dental's total assets minus Dental's total liabilities as of the date of such balance sheet is greater than $1,350,000, then the purchase price will be increased by such amount; if Dental's net assets are below $1,350,000, then the purchase price will be decreased by such amount. Based on a balance sheet that must be prepared by Keystone within sixty (60) days after the closing and must reflect Dental's net assets as of the closing date, the parties will determine the final amount of the purchase price adjustment. Should the parties not be able to agree upon the final balance sheet, then an independent accounting firm mutually acceptable to both parties will act as arbitrator and resolve the dispute.

ESCROW ACCOUNT

To secure Dental's obligation to pay DRIA the amount due, if any, resulting from the post-closing net asset adjustment of the purchase price, the parties agreed to establish an escrow of $140,000 at the closing. Therefore, at the closing Dental will receive a cash payment in the amount of $1,260,000, plus or minus the pre-closing adjustment for the difference in Dental's net assets over or below $1,350,000, whereas the remaining $140,000 will be paid into an escrow account for 90 days. Pursuant to the escrow agreement that the parties will enter into upon closing with an independent escrow agent, the escrow agent will be authorized to release the escrow funds upon a certification submitted by both parties, indicating which party shall receive what amount of the escrow.

In addition to securing DRIA against an over-payment of the cash part of the purchase price, the parties agreed that the escrow should also secure DRIA for any indemnification claims DRIA may raise during the first ninety days after the closing.

REPRESENTATIONS AND WARRANTIES

Both parties give in the purchase agreement customary representations and warranties.

Dental represents that it is duly organized and qualified to do business, and has the corporate power and authority (subject to approval of the purchase agreement by its shareholders) to perform its obligations under the asset purchase agreement and the related agreements. Among other things, Dental also represents that its audited financial statements for the fiscal years 2000 through 2002 and the unaudited financial statements dated September 30, 2002, have been prepared in compliance with generally accepted accounting principles (except as such principles may not be applied to unaudited financial statements) and fairly and accurately present in all material respects, Dental's financial condition and the results of its operations. Dental represents that it has the rights to the intellectual property (as further specified on a schedule attached to the agreement) Dental is using in its business and that no litigation, neither for infringement for any intellectual property rights of a third party nor any other cause, is pending or has been threatened. Dental also represents that it has complied with applicable environmental and safety requirements in all material respects.

DRIA and Keystone represent and warrant, among other things, that each of them is duly organized and qualified to do business, and that each of them has the corporate power and authority to perform its obligations under the agreement.

COVENANTS

In the asset purchase agreement, Dental makes customary covenants relating to the conduct of its business prior to the closing and non-competition with DRIA after the closing. Decisions outside of the ordinary course, such as capital and promotional expenditures outside of the ordinary course, are subject to DRIA's consent.

Dental also covenants to obtain prior to the closing any consent that is necessary for DRIA's assumption of any contract DRIA assumed. Both parties agreed to use commercially reasonable efforts to cause any closing condition to be satisfied by the time of closing.

CLOSING CONDITIONS

In addition to Dental having received the approval of its shareholders for the transaction with DRIA and Keystone, the closing is subject to the representations and warranties made by either party still being true and correct in all material respects as of the closing, and to the performance of all covenants by the parties prior to the closing. Moreover, the parties have to execute and deliver to each other certain closing documents, including (i) the executed assignment and assumption agreements of the employment agreements of Dental's current executive officers and the noncompete agreements with them,
(ii) documents evidencing the assignment of the leases for the two facilities used by Dental, including a document amending the lease for the Maple Lake facility in the agreed upon form, and (iii) the executed escrow agreement. Dental also must deliver to DRIA all consents necessary for the assignment and assumption of the contracts assumed by DRIA.

TERMINATION OF THE AGREEMENT

The asset purchase agreement may be terminated (i) by either party if the other party does not meet its closing conditions under the agreement (including the representations and warranties made by that party not being true at closing or a party breaching its covenants and agreements in the asset purchase agreement) and the closing condition is not waived by the non-breaching party, (ii) by mutual consent of Dental and DRIA, (iii) if the closing has not occurred prior to April 1, 2003, or (iv) by either party if Dental's shareholders do not approve the transaction.

INDEMNIFICATION

Dental has agreed to indemnify DRIA for losses resulting from (i) a breach of any of Dental's representations or warranties as set forth in the agreement,
(ii) any liability that DRIA did not assume, (iii) a breach of any of Dental's obligations to perform the covenants specified in the agreement, and (iv) products manufactured or shipped by Dental prior to closing, with the exception of liabilities in connection with Dental's return and repair / replacement policies.

Dental's indemnification obligation is limited to any claims for losses that DRIA makes in writing on the earlier of (i) the day after the release of the escrowed funds (90 days after closing) if Dental entered into a definitive merger, stock purchase, asset purchase, or similar agreement with a third party, or (ii) six months after the closing date. Dental does not have any obligation to indemnify DRIA for any loss in connection with Dental's indemnification obligations until such losses equal or are greater than $50,000. If the losses equal or exceed $50,000, Dental must indemnify DRIA for such losses (including the first $50,000 of such losses) up to a maximum amount of $200,000. There is no cap on any indemnification liability of Dental for intentional or willful misconduct or fraud.

GUARANTEE

Keystone guarantees the performance of all obligations and liabilities that DRIA assumes under the purchase agreement and the related transaction documents such as the assumption of the employment agreements with Keystone's executive officers and the noncompete agreements with such officers.

INTERESTS OF CERTAIN PERSONS IN THE SALE OF ASSETS

IN CONSIDERING THE RECOMMENDATION OF THE BOARD OF DIRECTORS, YOU SHOULD BE AWARE THAT DENTAL'S OFFICERS AND DIRECTORS HAVE CERTAIN INTERESTS IN THE PROPOSED SALE OF DENTAL'S ASSETS OR HAVE CERTAIN RELATIONSHIPS WITH THE COMPANY THAT PRESENT ACTUAL OR POTENTIAL, OR THE APPEARANCE OF ACTUAL OR POTENTIAL, CONFLICTS OF INTERESTS IN CONNECTION WITH THE PROPOSED SALE OF ASSETS TO DRIA.

Upon closing of the transaction, Dental's non-employee directors, Messrs. Adams, Felten and Krosschell, will each receive $5,000 as compensation for their work and efforts on behalf of Dental in negotiating the transaction with Dental.

Dental's current executive officers, Doug Murphy (CEO), Bill Murphy (VP Sales) and Bryan Nichols (CFO) will receive the following payments upon closing of the asset sale to DRIA: each of them will receive $30,000 as a bonus for services performed for Dental in the past and $20,000 as compensation for the cancellation of options they gave up in 2001. At closing, Dental will enter into the following agreements with Mr. Doug Murphy: (i) Mr. Murphy will assign any rights he may have in Dental's intellectual property, in exchange for a payment of $24,500 from Dental; and (ii) Dental will redeem 50,000 shares of its common stock held by Mr. Murphy for a per share price of $1.01, which was the closing bid for Dental's stock on the day such agreement was reached.

Two of Dental's directors, Ed Adams and Tom Krosschell, work for Equity Securities Investments, Inc., Dental's investment advisor. Based upon a written agreement dated July 8, 2002, as amended orally during the board meeting on the same day, Equity Securities Investments will receive a payment of $50,000 from Dental upon closing of the asset sale to DRIA.

BOARD RECOMMENDATION

Dental's board of directors approved the disposition of Dental's assets pursuant to the Asset Purchase Agreement and recommends its shareholders to vote FOR such disposition.

                        RIGHTS OF DISSENTING SHAREHOLDERS

--------------------------------------------------------------------------------

RIGHT TO DISSENT

Under the Minnesota Business Corporation Act, holders of Dental capital stock are entitled to dissent from the sale of Dental's assets and obtain "fair value" plus interest for their shares by asserting their dissenters' rights.

For purposes of dissenters' rights, "fair value" means the value of the shares immediately before the effective time of the sale of assets, and "interest" means interest commencing five days after the effective time of the asset sale up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments.

The following is a summary of your dissenters' rights under the Minnesota Business Corporation Act. Because it is a summary, it does not include all of the information that you will need to exercise properly your dissenters' rights. You should read the dissenters' rights provisions in Sections 302A.471 and 302A.473, the full texts of which are attached to this proxy statement as Appendix C, carefully and in their entirety because they, and not this summary description, define your rights to dissent.

If you choose either to assert your dissenters' rights or preserve your right to dissent, you should carefully review the requirements under Sections 302A.471 and 302A.473 and consult with an attorney.

If your shares are held of record in the name of another person, such as a bank, broker or other nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights you may have.

A DISSENTING SHAREHOLDER MUST PERFECT DISSENTERS' RIGHTS

If you elect to exercise your dissenters' rights, in order to "perfect" them you must:

* provide us with written notice of your intention to demand payment of the fair value of your shares before the shareholders vote on the proposals at the special meeting on December 30, 2002;

*    not vote your shares in favor of the sale of assets; and

* assert your dissenters' rights as to all of your shares (except where certain shares are beneficially owned by another person but registered under your name).

The written notice must reasonably inform us of your identity and your intention to exercise your dissenters' rights. All written notices should be:

*    addressed to:

     Dental Resources, Inc.
     530 South River Street
     Delano, Minnesota 55328
     Attn:  Secretary

* filed before the shareholders' vote on the proposals at the special meeting on December 30, 2002; and

*    executed by, or sent with the written consent of, the holder of record.

If you fail to comply with these conditions, you will have no dissenters' rights with respect to your shares.

A failure to vote will not constitute a waiver of your dissenters' rights, but a vote in favor of the sale of Dental's assets by proxy or in person will constitute a waiver of your dissenters' rights for the sale of Dental's assets and will override any previously filed written notice of intent to demand payment. A signed proxy returned with no indication of how it should be voted (or an abstention) will be a vote for the sale of assets and will therefore constitute a waiver of your dissenters' rights.

WE MUST PROVIDE DISSENTING SHAREHOLDERS WITH WRITTEN NOTICE

If you have properly asserted your dissenters' rights, we must give you a written notice that must contain the following:

* the address where your demand for payment and stock certificates must be sent;

*    the date when your demand and stock certificates must be received;

* any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

* a form to be used to: (1) certify the date on which you, or the beneficial owner on whose behalf you dissent, acquired the shares or an interest in them and (2) demand payment; and

* a copy of Section 302A.471 and 302A.473 and a brief description of the procedures to be followed under these sections.

DISSENTING SHAREHOLDERS MUST DEMAND PAYMENT AND RETURN SHARES

Within 30 days after the written notice described above is given, you must demand payment and deposit your stock certificate with Dental (or comply with any restrictions on uncertificated shares), or you will irrevocably forfeit your dissenters' rights.

WE MUST SEND DISSENTING SHAREHOLDERS FAIR VALUE AND OTHER INFORMATION

If you make a demand for payment and deposit your stock certificates, then we will send you an amount that we estimate to be the fair value of your shares, plus interest. The payment for fair value must be accompanied by the following:

* our closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the sale of assets;

*    our latest available interim financial statements;

*    an estimate of the fair value of your share;

* a brief description of the method used to arrive at the estimate of the fair value;

* a brief description of the procedures to be followed if you wish to demand supplemental payment; and

*    copies of Sections 302A.471 and 302A.473.

If, however, the sale of assets is not completed or we dispute your right to dissent, we will not send you the fair value of your shares or the additional information listed above.

A DISSENTING SHAREHOLDER MAY DEMAND SUPPLEMENTAL PAYMENT

If you believe the amount of the payment is less than the fair value of your shares, plus interest, you must give written notice to us of your own estimate of the fair value of your shares, plus interest, within 30 days after the date we send you our fair value estimate and payment. Your written notice must also demand payment for the difference.

If you fail to give written notice of your estimate to us and demand payment for the difference within the 30-day time period, you will be entitled only to the amount we estimated as fair value and previously paid to you.

A COURT WILL SETTLE FAIR VALUE DISPUTES

If we cannot agree within 60 days after we receive your estimate of the fair value of your shares, then we will file an action in a court of competent jurisdiction in Wright County, Minnesota, asking the court to determine the fair value of your shares, plus interest. If your demand is not settled within the applicable 60-day settlement period, you will be made a party to this proceeding.

After notice to you, the court will determine the fair value of your shares. The court may appoint one or more persons as appraisers to receive evidence and make recommendations to the court. You will be entitled to discovery on the same basis as any other party to a civil action. The court will determine the fair value of your shares by taking into account any and all factors the court finds relevant. The court will compute the fair value by utilizing any method or methods it deems appropriate.

The fair value of your shares, as determined by the court, will be binding on you. If the court determines that the fair value of your shares is in excess of our estimate of the fair value of the shares, then the court will enter a judgment in your favor in an amount by which the value determined by the court exceeds our estimate of the fair value, plus interest.

WE MAY WITHHOLD THE PAYMENT OF FAIR VALUE UNDER CERTAIN CIRCUMSTANCES

If you were not a shareholder or are not dissenting on behalf of a person who was a beneficial owner of Dental on November 20, 2002, we may withhold the payment of the estimated fair value, plus interest, for your or such person's shares. In order to withhold your payment, we must provide you with the following:

* the notice and all other materials that were sent after shareholder approval of the sale of assets to all shareholders who have properly exercised dissenters' rights;

*    a statement of our reason for withholding the payment; and

*    an offer to pay you an amount in full.

If you decline this offer, you may demand payment by following the same procedures described for demand of supplemental payment by shareholders that owned their shares as of November 20, 2002.

If you did not own shares on November 20, 2002, and fail to properly demand payment, you will be entitled only to the amount offered by us.

The rules and procedures for supplemental payment applicable to a dissenting shareholder that owned shares on November 20 2002, will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on November 20, 2002. However, any such shareholder is not entitled to receive any payment from us until the fair value of the shares, plus interest, has been determined pursuant to the rules and procedures for supplemental payment.

                                  -------------

Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 302A.473 of the Minnesota Business Corporation Act, could be more than, the same as, or less than the value of the shares of Dental following consummation of the sale of assets.

If you fail to comply fully with the statutory procedure summarized above, you will forfeit your right to dissent.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
                                    OF DENTAL

--------------------------------------------------------------------------------

The following table presents information about the number of shares of common stock of Dental beneficially owned as of [November 20, 2002] by persons known to us to hold 5% or more of such stock and by all current directors, certain executive officers and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary. All individuals listed below have signed a voting agreement with DRIA that obligates them to vote the shares they have the right to vote, or to direct the voting of, in favor of the asset sale to DRIA.

                                                                    PERCENT OF
                                                                   OUTSTANDING
NAME AND ADDRESS(1)                          NUMBER OF SHARES         SHARES
-----------------------------------------    ----------------      -----------
William H. Murphy.......................          109,181(2)            13.0%
Douglas B. Murphy.......................           88,714(3)            10.6%
Bryan Nichols...........................           84,576(4)            10.1%
Thomas D. Krosschell....................           65,426(5)             7.6%
Russell G. Felten.......................           50,967(6)             5.9%
Edward S. Adams.........................           30,000(7)             3.6%
All directors and executive officers as
 a group (6 persons)....................          428,864(8)            42.5%
---------------------

(1) Address: c/o Dental Resources, Inc., 530 South River Street, Delano, Minnesota 55428.

(2) Includes 25,000 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days.

(3) Includes 25,000 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days.

(4) Includes 25,000 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days.

(5) Includes 46,277 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days.

(6) Includes 48,405 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days by Mr. Felten or his wife.

(7) Includes 25,000 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days.

(8) Includes 194,682 shares of common stock issuable under options and warrants presently exercisable or exercisable within the next 60 days.

                              SHAREHOLDER PROPOSALS

--------------------------------------------------------------------------------

            The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules.

         We have not yet decided upon a date for our annual meeting for fiscal year 2003. After having set the date, we will inform our shareholders about the date in our earliest quarterly report. Proposals submitted by a shareholder of the Company and intended to be presented at the annual meeting for fiscal year 2003 must be received a reasonable time before we print and mail our proxy materials for the annual meeting for fiscal year 2003. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company at its principal executive offices at 530 South River Street, Delano, Minnesota 55328.

                                   APPENDIX A

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                             DENTAL RESOURCES, INC.


                                ARTICLE 1 - NAME

         1.1) The name of the corporation shall be DTLL, Inc.


                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

         2.1) The registered office of the limited liability company is located at 530 South River Street, Delano, Minnesota 55328.


                              ARTICLE 3 - PURPOSES

         3.1) The corporation shall have general business purposes.


                            ARTICLE 4 - CAPITAL STOCK

         4.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 100,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 50,000,000 common shares and 50,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         4.2) Voting Rights. Each holder of record of the common stock of the corporation shall be entitled to one (1) vote for each share of common stock held by him at each meeting of the shareholders and in respect to any matter on which the shareholders have a right to vote. The right to vote shall be subject to the provisions of the by-laws of the corporation in effect from time to time with respect to closing the transfer books and fixing a record date for the determination of shareholders entitled to vote. Cumulative voting for directors is not permitted.

         4.3) Pre-emptive Rights. The shareholders of the corporation shall not have the preemptive right of subscription to any shares of common or preferred stock of the corporation to be issued or sold, or hereafter authorized, or any obligations or securities exchangeable for or convertible into stock of the corporation which has not yet been authorized.

         4.4) Stock Rights and Options. The Board of Directors shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or series, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights.

         4.5) Dividends. The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, any and all dividends, payable either in cash, in property or in shares of the capital stock of the corporation. The Board of Directors may authorize dividends only if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend.

         4.6) Other Distributions. The Board of Directors may authorize, and the holders of the common stock may receive, distributions other than dividends only if the corporation will be able to pay its debts in the ordinary course of business after making the distribution.

         4.7) Board of Directors' Powers. - The capital stock may be issued as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unissued, any or all of the following: dividend rate; redemption price; the liquidation price; the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                              ARTICLE 5 - DIRECTORS

         5.1) The Board of Directors is expressly authorized to make and alter the bylaws of this corporation subject to the power of the shareholders to change or repeal such bylaws; provided, that the Board of Directors shall not adopt, amend or repeal any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board or fixing the number of directors or their classifications or terms of office, but the Board of Directors may adopt or amend a by-law to increase the number of directors.

               ARTICLE 6 - VOLUNTARY TRANSFER OF CORPORATE ASSETS

         6.1) The holders of a majority of all the shares entitled to vote at any duly constituted meeting of the shareholders shall have the power to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of this corporation, including its goodwill, upon such terms and conditions and for such consideration as the Board of Directors deems advisable; to adopt or reject an agreement of merger, provided, however, that notice of such proposal shall have been mailed to each shareholder entitled to vote at such meeting at least fourteen (14) days prior to such meeting, or the written consent of such shareholder is given to such action as provided by statute.


                        ARTICLE 7 - AMENDMENT OF ARTICLES

         7.1) The holders of a majority of all shares entitled to vote at any duly constituted meeting of the shareholders shall have the power to amend, alter or repeal the Articles of Incorporation to the extent and manner prescribed by the laws of the State of Minnesota.

                                   APPENDIX B



                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                             DENTAL RESOURCES, INC.



                                    DRIA, LLC



                                       AND



                         MYCONE DENTAL SUPPLY, CO., INC.







                          DATED AS OF NOVEMBER 1, 2002

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS.........................................................1

          1.1  Defined Terms...................................................1
          1.2  Interpretation.................................................13

ARTICLE II  SALE OF ASSETS....................................................13

          2.1  Sale of Assets and Assumption of Liabilities...................13
          2.2  Consideration..................................................14
          2.3  Proposed Closing Balance Sheet; Final Closing Balance Sheet;
                   Net Asset Adjustment.......................................14
          2.4  Allocation of Purchase Price...................................14
          2.5  Certain Disputes...............................................15

ARTICLE III  CLOSING..........................................................15

          3.1  Closing Date...................................................15
          3.2  Closing Transaction............................................15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER..........................16

          4.1  Organization and Power.........................................16
          4.2  Authorization of Transactions..................................16
          4.3  Absence of Conflicts...........................................17
          4.4  Financial Statements...........................................17
          4.5  Certain Developments...........................................18
          4.6  Tax Matters....................................................20
          4.7  Contracts and Commitments......................................21
          4.8  Proprietary Rights.............................................23
          4.9  Litigation; Proceedings........................................24
          4.10  Brokerage.....................................................24
          4.11  Licenses and Permits..........................................24
          4.12  Employees.....................................................24
          4.13  ERISA.........................................................25
          4.14  Affiliate Transactions........................................26
          4.15  Compliance with Laws..........................................26
          4.16  Environmental Matters.........................................26
          4.17  Assets........................................................28
          4.18  Undisclosed Liabilities.......................................28
          4.19  Inventory.....................................................28
          4.20  Notes and Accounts Receivable.................................28
          4.21  Powers of Attorney............................................28
          4.22  Insurance.....................................................29
          4.23  Product Warranty..............................................29
          4.24  Product Liability.............................................29
          4.25  Customers and Suppliers.......................................29
          4.26  Real Property.................................................30
          4.27  Disclosure....................................................31
          4.28  Authority Relative to this Agreement; Board Action............31

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

          4.29  SEC Filings; Financial Statements.............................31
          4.30  Information Supplied..........................................32

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER............................32

          5.1  Organization and Power.........................................32
          5.2  Authorization of Transaction...................................33
          5.3  Absence of Conflicts...........................................33
          5.4  Brokerage......................................................34
          5.5  Litigation.....................................................34

ARTICLE VI  COVENANTS.........................................................34

          6.1  Exclusivity....................................................34
          6.2  Operation and Maintenance of the Business......................34
          6.3  Information and Access.........................................36
          6.4  Consents Generally.............................................36
          6.5  Further Assurances.............................................36
          6.6  Copies of New Contracts........................................37
          6.7  Preparation and Filing of Proxy Statement; Seller
                   Stockholders Meeting.......................................37
          6.8  SEC and Other Governmental Filings.............................38
          6.9  Voting Agreement...............................................38

ARTICLE VII  CONDITIONS TO CERTAIN OBLIGATIONS................................38

          7.1  Buyer's Closing Conditions.....................................38
          7.2  Seller's Closing Conditions....................................40

ARTICLE VIII  TERMINATION.....................................................41

          8.1  Termination Events.............................................41
          8.2  Effect Of Termination..........................................41

ARTICLE IX  OTHER COVENANTS...................................................42

          9.1  Retained Records; Continuing Assistance........................42
          9.2  Press Releases and Announcements...............................43
          9.3  Further Assurances.............................................43
          9.4  Confidentiality................................................44
          9.5  Name Change....................................................45
          9.6  Employment Matters.............................................45

ARTICLE X  INDEMNIFICATION AND RELATED MATTERS................................46

          10.1  Survival; Absence of Other Representations....................46
          10.2  Indemnification...............................................47
          10.3  Indemnification Procedures....................................48
          10.4  Treatment of Indemnification Payments.........................49

ARTICLE XI  MISCELLANEOUS.....................................................50

          11.1  Amendment and Waiver..........................................50
          11.2  Notices.......................................................50


                                      (ii)

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

          11.3  Binding Agreement; Assignment.................................51
          11.4  Severability..................................................52
          11.5  No Strict Construction........................................52
          11.6  Captions......................................................52
          11.7  Entire Agreement..............................................52
          11.8  Counterparts..................................................52
          11.9  Governing Law; Consent to Jurisdiction........................52
          11.10  Specific Performance.........................................53
          11.11  Expenses.....................................................53
          11.12  Remedies Cumulative..........................................53
          11.13  Parties in Interest..........................................53
          11.14  Generally Accepted Accounting Principles.....................53
          11.15  Waiver of Jury Trial.........................................54


                                      (iii)

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of November 1, 2002 by and among Dental Resources, Inc., a Minnesota corporation ("SELLER"), DRIA, LLC, a Minnesota limited liability company ("BUYER") and Mycone Dental Supply, Co., Inc., d/b/a Keystone Industries, a New York corporation ("GUARANTOR"). Buyer, Seller and Guarantor are sometimes referred to as the "PARTIES."

         WHEREAS, the Seller is engaged in the business of developing, marketing and distributing dental products (as conducted by Seller to date, collectively referred to as the "BUSINESS") and owns or has the right to use all of the Assets; and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Assets, upon the terms set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINED TERMS. In this Agreement, the following terms shall have the following respective meanings:

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person.

         "ASSETS" means all of Seller's rights, title and interest in, to and under all assets, rights and properties of Seller (whether real, personal or mixed, tangible and intangible, and of every kind, character and description), which are used, or held for use, in the Business (other than the Excluded Assets), including, but not limited to, Seller's rights in, to and under the following, in each case to the extent existing as of the Closing Date:

                  (a) Inventory. All inventories of raw materials, materials-in-progress, finished goods, consigned goods, parts and packaging materials destined to be used as component of finished goods, including, without limitation, products under research and development ("INVENTORY");

                  (b) Tangible Personal Property. In addition to the Inventory separately described above, all equipment, furniture, fixtures, machines, office materials and supplies, spare parts and other tangible personal property of every kind and description owned, leased or subleased as of the date of this Agreement by Seller;

                  (c) Assumed Contracts. All Contracts (other than the Non-Assumed Contracts) relating to the Business (including the Delano Lease and the Maple Lake Lease and all distribution contracts) to which Seller is a party on the date of this Agreement as described on Schedule 4.7(a) hereof, and such other Contracts as are entered into prior to the Closing as permitted under this Agreement (collectively, the "ASSUMED CONTRACTS");

                  (d) Trademarks, etc. All trademarks, service marks, trade names, slogans, logotypes and other Proprietary Rights, and all goodwill associated with the foregoing, used, or held for use, in connection with the Business;

                  (e) Licenses. Except as set forth on Schedule 1.1(a), all licenses, permits, franchises, certificates, and other authorizations issued by any Governmental Entity issued to or held by Seller with respect to the Business or the Assets, including all applications therefor and all renewals, extensions, or modifications thereof and additions thereto (collectively, the "LICENSES");

                  (f) Files and Records. Subject to Section 9.1, all files and other records of Seller which relate to the Business (the "TRANSFERRED RECORDS");

                  (g) Goodwill. All of Seller's goodwill in, and going concern value of, the Business;

                  (h) Prepaid Items. Prepaid expenses relating to the Business described on Schedule 1.1(b) hereto ("PRE-PAID ITEMS");

                  (i) Accounts Receivable. All accounts and notes receivable relating to the Business or the Assets;

                  (j) Communications. All transferable telephone exchange numbers, the right to receive and retain mail and other communications and collections, including the right to retain mail and communications from distributors, agents and all others, in each case only to the extent relating to the Business and not the Excluded Assets;

                  (k) Vehicles. All motor vehicles owned or leased by Seller and used or held for use in the conduct of the Business;

                  (l) Security Deposits. All security deposits, bonds, letters of credit and accounts deposited by or on behalf of Seller (i) as lessee or sublessee, under any leases or subleases included in the Assets; (ii) with any utilities or governmental authorities in connection with the Business, the Licenses or the Assets; and (iii) with suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller for the Business, in each case to the extent reflected as an Asset on the Final Closing Balance Sheet.

                  (m) Warranties. All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller for the Business, or affecting the property, machinery or equipment included in Assets;

                  (n) Claims. All claims, deposits, prepayments, warranties, guaranties, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature relating to the Assets or the Business and not to Excluded Assets;

                  (o) Customer Information. All lists and records pertaining to customers, suppliers, distributors, personnel and agents (past or current) and all other files, documents, correspondence, drawings and specifications, computer programs and business records of every kind and nature, in each case whether evidenced in writing, electronically (including by computer) or otherwise;

                  (p) Certifications. All certifications, ratings, listings and similar rights or benefits obtained from any customer, product certification organization or Governmental Entity to the extent transferable and related to the Business ("CERTIFICATIONS");

                  (q) Insurance Policies. Seller's rights to coverage under any insurance policy of Seller except for the policies set forth on Schedule 4.22 under the heading "Property, Casualty, Liability."

                  (r) Benefit Plan Assets. All rights of Seller to any asset held in trust or otherwise in connection with any Benefit Plan including, without limitation, any 401(k) plan.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
Section 7.1.

         "ASSUMED CONTRACT" has the meaning set forth in the definition of "Assets" herein.

         "ASSUMED LIABILITIES" means the following Liabilities and obligations, without duplication:

                  (a) Any unpaid trade account payable attributable to the Business and reflected on the Final Closing Balance Sheet;

                  (b) any unpaid trade account payable attributable to the Business incurred by Seller in the Ordinary Course and not in violation of this Agreement between the date of the Latest Balance Sheet and the Closing Date;

                  (c) any Liability arising after the Closing Date under the Assumed Contracts (other than any Liability arising out of or relating to a breach that occurred prior to the Closing Date);

                  (d) Employment agreements, as amended as of the Closing Date, with Doug Murphy, William Murphy and Bryan Nichols;

                  (e) any Liability arising after the Closing Date under any Benefit Plans;

                  (f) Indebtedness under the Oakley Note;

                  (g) Indebtedness under the Line of Credit; and

                  (h) Any requests for the return of products within thirty (30) days of purchase and any requests for repair or replacement of defective products that were manufactured, sold, and/or distributed by Seller prior to the Closing Date in the Ordinary Course.

In the event of any claim against Buyer with respect to any of the Assumed Liabilities hereunder, Buyer shall have, and Seller hereby assigns to Buyer, any defense, counterclaim, or right of setoff, which would have been available to Seller if such claim had been asserted against Seller.

         "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.4.

         "BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA ss. 3(3)) and any other employee benefit plan, program or arrangement of any kind including, but not limited to, health, disability, life insurance and personal time off, programs offered to employees by the Seller, and irrespective of whether such plan or program is subject to ERISA.

         "BILL OF SALE" has the meaning set forth in Section 7.1.

         "BUSINESS" has the meaning set forth in the recitals.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks in Minnesota, New Jersey and New York are open for the general transaction of business.

         "CERCLA" has the meaning set forth in Section 4.16.

         "CERTIFICATIONS" has the meaning set forth in the definition of "Assets" herein.

         "CLOSING" has the meaning set forth in Section 3.1.

         "CLOSING DATE" has the meaning set forth in Section 3.1.

         "CLOSING TRANSACTIONS" has the meaning set forth in Section 3.2.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "COBRA" has the meaning set forth in Section 4.13.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 9.4.

         "CONSENT" means any consent, order, approval, authorization or other action of, or any filing with or notice to or other action with respect to, any Governmental Entity or any other Person which is (a) required or necessary for any of (i) the execution, delivery or performance of this Agreement or any other

Transaction Document, (ii) the consummation of any Closing Transaction or other transaction contemplated hereby or thereby or (iii) the conduct of the Business by Buyer after Closing in the same manner as presently conducted by Seller or the holding or utilization of any Asset thereafter, whether such requirement or necessity arises pursuant to any Legal Requirement, Contract, Lease, License, or Certification (including any of the foregoing which is required in order to prevent a breach of or a default under or a termination or modification of any Contract, Lease or License) or (b) requested by Buyer and set forth on the attached Schedule 4.3.

         "CONTRACT" means any oral or written agreement, instrument, document, lease, employee benefit or welfare plan or other business or commercial arrangement (in each case, including any extension, renewal, amendment or other modification thereof) to which Seller is a party or by which it is bound or to which it or any Asset is subject or which pertains to the Business.

         "DELANO LEASE" means that certain Lease titled "Office Lease" dated January 1, 2002, by and between Garbriel Jabbour, as lessor, and Dental Resources, Inc., as lessee, for certain Leased Real Property located at 530 South River Street, City of Delano, State of Minnesota and more particularly described therein.

         "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all Legal Requirements, and all obligations under any Contract, concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials, noise or electromagnetic radiation, each as amended and as now or hereafter in effect.

         "ENVIRONMENTAL LIEN" means any Lien, either recorded or unrecorded, in favor of any Governmental Entity and relating to any Liability arising under Environmental and Safety Requirements.

         "ERISA" has the meaning set forth in Section 4.13.

         "ESCROW" has the meaning set forth in Section 2.2.

         "ESCROW AGENT" means the person defined as such in the Escrow
Agreement.

         "ESCROW AGREEMENT" has the meaning given to that term in Section 7.1.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" means all of Seller's rights in, to and under the following, in each case to the extent existing as of the Closing Date:

                  (a) Cash. All cash, cash equivalents, and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances and rights in and to bank accounts held by Seller;

                  (b) Excluded Securities. All marketable securities, joint ventures or other equity securities held by Seller and described on the attached
Schedule 1.1(c);

                  (c) Corporate Books and Records. All minutes of meetings of the board of directors, stockholders, partners or members of Seller, all Tax Returns, Seller SEC Filings and other files and other records which are not related specifically to the Business or Assets or which are related specifically to the Excluded Assets, Excluded Liabilities or Non-Assumed Contracts;

                  (d) Non-Assumed Contracts. The Non-Assumed Contracts;

                  (e) Transaction Documents. All rights of Seller pursuant to the Transaction Documents; and

                  (f) Tax Assets. All rights of the Seller to the Tax Assets.

         "EXCLUDED LIABILITIES" means all Liabilities and obligations not expressly included in the definition of Assumed Liabilities, including, without limitation:

                  (g) any Liabilities arising with respect to any Benefit Plan which is a tax-qualified "defined contribution plan" (as that term is defined in Section 3(34) of ERISA), whether or not terminated, or any other Benefit Plan or material fringe benefit plans that relate to the sponsorship, administration or operation of such Benefit Plan by Seller prior to the Closing Date.

                  (h) any Liabilities (whether asserted before or after the Closing Date) for any breach of a representation, warranty or covenant, or for any claim for indemnification, contained in any Assumed Contract, Lease or License agreed to be performed pursuant to this Agreement by Buyer, to the extent that such breach or claim arises out of or by virtue of Seller's performance or nonperformance thereunder prior to the Closing Date, it being understood that, as between the Parties hereto, this subsection shall apply notwithstanding any provision which may be contained in any form of consent to the assignment of any such Assumed Contract, Lease or License which by its terms, imposes such Liabilities upon Buyer and which assignment is accepted by Buyer notwithstanding the presence of such a provision, and that Seller's failure to discharge any such Liability shall entitle Buyer to indemnification in accordance with the provisions of Article X hereof;

                  (i) any uninsured product warranty Liabilities of Seller with respect to any products or merchandise of the Business sold prior to the Closing Date;

                  (j) any uninsured Liabilities of Seller for injury to or death of persons or damage to or destruction of property (including, without limitation, any worker's compensation claim) with respect to acts or omissions by Seller which occur on or prior to the Closing Date regardless of when said claim or Liability is asserted, including, without limitation, any claim for consequential damages in connection with the foregoing;

                  (k) any Liabilities of Seller arising out of infringement of the Proprietary Rights of any Person;

                  (l) Liabilities arising out of violations occurring on or prior to the Closing Date of any Legal Requirement and any applicable Environmental and Safety Requirement;

                  (m) any Liability in respect of any claim, action, litigation, suit, proceeding, hearing or investigation of Seller or related to the Business or any Asset arising prior to the Closing Date (whether asserted or commenced before or after the Closing Date);

                  (n) any Liabilities relating to the Excluded Assets;

                  (o) any Liabilities with respect to dividends payable by Seller whether incurred or accrued before or after the Closing Date;

                  (p) any Liabilities relating to the capital stock of Seller or any shareholders agreements to which Seller is party;

                  (q) any Liabilities relating to obligations of Seller or its shareholders under this Agreement or any Transaction Document; and

                  (r) any Liabilities relating to any transactions between Seller and any of its Insiders or employees (including Liabilities under any employment agreements between Seller and its employees with the exception of the employment agreements, as amended, that are part of the Assumed Liabilities) whether occurring before or after the Closing Date;

                  (s) any Liability for or on account of any Tax for any taxable period prior to the Closing Date;

         without limitation by the specific enumeration of the foregoing, any other obligation or Liability not expressly included in the definition of Assumed Liabilities.

         "FINAL CLOSING BALANCE SHEET" means the balance sheet of Seller as of the Closing Date prepared in accordance with GAAP as provided in Section 2.3.

         "FINAL NET ASSET ADJUSTMENT" has the meaning set forth in Section 2.3.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.4.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

         "GOVERNMENTAL ENTITY" means any government, agency, governmental department, commission, board, bureau, court, arbitration panel or instrumentality of the United States of America including, but not limited to, the U.S. Food and Drug Administration or the U.S. Department of Health and Human Services, or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HAZARDOUS MATERIALS" means any hazardous materials, substances or wastes, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, as defined or regulated under any Legal Requirement.

         "INDEBTEDNESS" means, (i) any indebtedness (including interest, fees and prepayment premiums or penalties thereon) for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
(iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, and (viii) any unsatisfied obligation for "withdrawal liability" to a "multi-employer plan" as such terms are defined under ERISA.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 10.3.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 10.3.

         "INITIAL PURCHASE PRICE" has the meaning set forth in Section 2.2.

         "INSIDER" means any holder of 5% or more of Seller's stock, officer or director of Seller, any Affiliate or natural or adoptive member of the immediate family of any of the foregoing Persons, or any Person in which any of the foregoing Persons directly or indirectly owns any material beneficial interest. The "immediate family" of any individual means such individual's (and such individual's present or former spouse's) grandparents, parents, spouse, siblings, children and grandchildren.

         "INVENTORY" has the meaning set forth in the definition of "Assets" herein.

         "INVESTIGATING PARTIES" has the meaning set forth in Section 6.3.

         "IRS" has the meaning set forth in Section 4.13.

         "LATEST BALANCE SHEET" has the meaning set forth in Section 4.4.

         "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, building, structures, improvements, fixtures or other interest in real property held by Seller.

         "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Seller thereunder.

         "LEGAL REQUIREMENT" means all federal, state and local laws, statutes, codes, rules, regulations, ordinances, judgments, orders, decrees and the like of any Governmental Entity, including common law.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LICENSES" has the meaning set forth in the definition of "Assets" herein.

         "LIEN" means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security agreement or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

         "LINE OF CREDIT" means the revolving line of credit agreement by and between Seller and Oakley National Bank of Buffalo, Minnesota.

         "LOSS" has the meaning set forth in Section 10.2(a).

         "MAPLE LAKE LEASE" means that certain Lease titled "Dental Resources/MNM Manufacturing Lease" dated May 8, 2001, by and between MNM Manufacturing, LLP, as lessor, and Dental Resources, Inc., as lessee, for certain Leased Real Property located at 400 Congress Street, City of Maple Lake, County of Wright, State of Minnesota and more particularly described therein.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Business, the Assets, the Assumed Liabilities or the business, operations, financial condition, results of operations of the Business or on the ability of Seller to perform its obligations under this Agreement or any other Transaction Document or effecting the ability to Buyer to own the Assets or operate the Business, excluding effects of the economy generally or the industry in which the Business is operated, or effects resulting from the announcement of the transactions contemplated by this Agreement.

         "NET ASSETS" means the difference of Seller's total assets less Seller's total liabilities as of the Closing.

         "NET ASSET ADJUSTMENT" means Net Assets minus $1,350,000. The Purchase Price shall be increased if the Net Asset Adjustment is positive, or decreased if the Net Asset Adjustment is negative.

         "NON-ASSUMED CONTRACTS" means all Contracts described on Schedule
1.1(d).

         "NONCOMPETITION AGREEMENTS" has the meaning set forth in Section 7.1.

         "OAKLEY NOTE" means the note of Seller payable to Oakley National Bank of Buffalo, Minnesota.

         "ORDINARY COURSE" means, with respect to any Person, in the ordinary course of that Person's business consistent with past practice, including as to the quantity, quality and frequency.

         "PARTIES" has the meaning set forth in the preamble to this Agreement.

         "PERMITTED LIENS" means:

                  (t) Liens on Assets arising by operation of law and securing the payment of Taxes which are not yet due and payable;

                  (u) easements, rights-of-way, reservations of rights, conditions or covenants, zoning, building or similar restrictions or other restrictions or encumbrances that do not, individually or in the aggregate materially interfere with the use of the affected property in the operation of the Business as conducted or as proposed to be conducted by Seller;

                  (v) restrictions on transfer imposed under state or federal securities laws;

                  (w) the lessors' and sublessors' rights under the Leases and leases of personal property by Seller as lessee which are part of the Assets and any rights of any mortgagor with regard to the real property subject to the Leases;

                  (x) Liens on Assets (including, but not limited to, accounts receivable) of Oakley Bank in connection with the Line of Credit and the Oakley Note; and

                  (y) mechanics', carriers', workers', repairers', and similar non-consensual Liens arising by operation of law and relating to obligations which are incurred in the ordinary course of business and which secure only Assumed Liabilities which are not yet due and payable or are being contested in good faith by Seller on the Closing Date.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any Governmental Entity or any similar entity.

         "PLAN" has the meaning set forth in Section 4.13.

         "POST-CLOSING PERIOD" means any taxable period or portion thereof beginning after the Closing Date or, as the context may require, all such periods and portions.

         "PRE-CLOSING PERIOD" means any taxable period or portion thereof ending on or before the Closing Date or, as the context may require, all such periods and portions.

         "PROPOSED CLOSING BALANCE SHEET" means the proposed balance sheet of Seller as of the Closing Date, setting forth all of Seller's assets and liabilities as of the Closing Date (reflecting all accruals or payments with respect to all Benefit Plans), prepared in accordance with GAAP as provided in
Section 2.3.

         "PROPOSED NET ASSET ADJUSTMENT" has the meaning set forth in
Section 2.3.

         "PROPRIETARY RIGHTS" means all of the following items owned by, issued to or licensed to, Seller, along with all income, royalties, damages and payments due or payable at the Closing or thereafter, including damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names, website domain names, URLs and corporate names together with all goodwill associated therewith, copyrights registered or unregistered and copyrightable works; mask works; and all registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); computer software and software systems (including data, databases and related documentation); other proprietary rights; licenses or other agreements to or from third parties regarding the foregoing; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including the items set forth on Schedule 4.9(a).

         "PROXY STATEMENT" has the meaning set forth in Section 6.7(a).

         "PURCHASE PRICE" has the meaning set forth in Section 2.2.

         "PURCHASE PRICE ALLOCATIONS" has the meaning set forth in Section 2.4.

         "REAL PROPERTY" means all real property and all buildings, fixtures and improvements thereon and any appurtenances thereto used, or held for use, in the Business, including, without limitation, Leased Real Property.

         "RELEVANT GROUP" means any affiliated, combined, consolidated, unitary or other group for Tax purposes of which Seller is or was a member.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SELLER" has the meaning set forth in the preamble to this Agreement.

         "SELLER BOARD" has the meaning set forth in Section 4.28.

         "SELLER SEC FILINGS" has the meaning set forth in Section 4.29.

         "SELLER STOCKHOLDER" and "SELLER STOCKHOLDERS" has the meaning set forth in Section 4.28.

         "SELLER STOCKHOLDERS MEETING" has the meaning set forth in Section 6.7(b).

         "SELLER STOCKHOLDER PROPOSALS" has the meaning set forth in Section
4.28.

         "SWDA" has the meaning set forth in Section 4.16.

         "TAX" (and, with correlative meaning, "TAXES," "TAXABLE" and "TAXING") means (i) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales (including bulk sales), use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profits, environmental (including under Section 59A of the Code), customs, duty, real property, real property gains, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax assessment, fees, levy or other governmental charge of any kind whatever, whether disputed or not, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition arising as a result of being or having been a member of any Relevant Group and (iii) any liability for or in respect of the payment of any amount of a type described in clauses (i) or (ii) of this definition as a transferee or successor, by contract or otherwise.

         "TAX ASSETS" means income tax receivables, deferred income taxes and any tax refund.

         "TAX RETURN" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes or the administration of any Legal Requirement relating to any Taxes.

         "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any non-United States jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement, the Assignment and Assumption Agreement, the Lease Amendments, the Bill of Sale, the Nondisturbance Agreements, the Noncompetition Agreements and the Voting Agreement.

         "TRANSFER TAXES" means sales, bulk sales, use, transfer, real property transfer, filing, recording, stock transfer, stamp, stamp duty reserve, value added, documentary and other similar Taxes.

         "TRANSFERRED EMPLOYEE" has the meaning set forth in Section 9.6(a).

         "TRANSFERRED RECORDS" has the meaning set forth in the definition of "Assets" herein.

         "TREASURY REGULATIONS" means the regulations promulgated or proposed by the United States Treasury Department under the Code.

         "VOTING AGREEMENT" means a voting agreement executed by Douglas B. Murphy, William Murphy, Bryan Nichols, Russ Felten, Edward S. Adams and Tom Krosschell, in the form of Exhibit "A" attached hereto.

         "WARN" has the meaning set forth in Section 4.12.

         1.2 INTERPRETATION. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the terms "knowledge" or "aware" will include the actual knowledge and awareness of the Person in question, and the knowledge and awareness that such Person would have obtained after making reasonable inquiry and exercising reasonable diligence with respect to the matter in question. In connection therewith, the knowledge (both actual and constructive) of any director, executive officer of Seller shall be imputed to the knowledge of Seller.

                                   ARTICLE II
                                 SALE OF ASSETS

         2.1 SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.

                  (a) Sale of Assets. At the Closing, and on the terms and subject to the conditions in this Agreement, Seller shall sell, assign, transfer, deliver, and convey to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title, and interest in and to the Assets, as they exist on the Closing Date, in each case free and clear of any Lien (other than Permitted Liens) and restrictions on transfer.

                  (b) Assumption of Liabilities. At the Closing, and on the terms and subject to the conditions in this Agreement, Buyer shall assume, as or when due from and after the Closing, the Assumed Liabilities, as they exist on the Closing. The Buyer will not assume or have any responsibility with respect to any Liability of Seller not expressly included in the definition of Assumed Liabilities.

         2.2 CONSIDERATION. The consideration for the Assets (the "PURCHASE PRICE") shall consist of (a) $1,400,000 (the "INITIAL PURCHASE PRICE"), plus or minus the Net Asset Adjustment, if any, and (b) the assumption of the Assumed Liabilities. In accordance with Section 3.2, at the Closing, Buyer shall deliver the Initial Purchase Price as follows: (a) to Seller $1,260,000 plus or minus the Proposed Net Asset Adjustment (as defined below) by wire transfer to an account designated by Seller, and (b) $140,000 (the "ESCROW") paid to the Escrow Agent pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit "B".

         2.3 PROPOSED CLOSING BALANCE SHEET; FINAL CLOSING BALANCE SHEET; NET ASSET ADJUSTMENT. At least five (5) Business Days prior to the Closing Date, Seller shall prepare or cause to be prepared, and shall submit to Buyer, a Proposed Closing Balance Sheet, together with a proposed calculation of the Net Asset Adjustment (the "PROPOSED NET ASSET ADJUSTMENT"). The Proposed Closing Balance Sheet and Proposed Net Asset Adjustment shall be prepared in accordance with GAAP consistently applied in the Ordinary Course by Seller and shall present fairly the financial condition of Seller as of such date. As promptly as practicable after the Closing, but in any event within sixty (60) days thereafter, Buyer shall prepare or cause to be prepared, and shall submit to Seller, the Final Closing Balance Sheet, setting forth all of Seller's assets and liabilities as of the Closing Date, which shall be prepared in accordance with GAAP and on a basis consistent with that applied by Seller in the preparation of the Proposed Closing Balance Sheet, and a final calculation of the Net Asset Adjustment (the "FINAL NET ASSET ADJUSTMENT"). If the Final Net Asset Adjustment less the Proposed Net Asset Adjustment is a positive number, Buyer shall pay to Seller an amount equal to such difference within five (5) days of the determination thereof becoming binding on the Parties. If the Final Net Asset Adjustment less the Proposed Net Asset Adjustment is a negative number, Buyer shall be entitled to receive funds from the Escrow (and Seller will provide additional funds to Buyer if necessary) in the amount equal to such difference, within five (5) days of the determination thereof becoming binding upon the Parties.

         2.4 ALLOCATION OF PURCHASE PRICE. Prior to Closing, the parties shall agree on Schedule 2.4 that shall set forth the allocation to the various Assets of the portion of the Purchase Price paid in exchange for the Assets pursuant to
Section 2.2, together with the allocable portion of the Assumed Liabilities and any other relevant items, based on the Proposed Closing Balance Sheet. Following delivery of the Final Closing Balance Sheet, Buyer shall prepare a revised
Schedule 2.4 reflecting any changes in the foregoing allocations based on differences between the Proposed Closing Balance Sheet and the Final Closing Balance Sheet (such allocations, the "PURCHASE PRICE ALLOCATIONS"). Buyer and Seller shall report the Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Purchase Price Allocations, as determined pursuant to this Section 2.4 or, if applicable, Section 2.5, and shall not take any action or position that is inconsistent therewith. Buyer and Seller shall mutually prepare and file in accordance with applicable Treasury regulations and in accordance with the Purchase Price Allocations Internal Revenue Service Form 8594 with respect to the acquisition by Buyer of the Assets.

         2.5 CERTAIN DISPUTES. If Seller disputes any item in the calculation of the Final Net Asset Adjustment, Seller shall notify Buyer, in writing, of each disputed item and specify the amount thereof in dispute within fifteen (15) Business Days after delivery to Seller of the applicable determination by Buyer. The determination of the Final Net Asset Adjustment shall become final and binding upon Buyer and Seller if no dispute relating thereto shall have been asserted within such fifteen (15) Business Day period. If Buyer and Seller cannot resolve any such dispute within fifteen (15) Business Days after delivery of such notice of dispute, then upon demand of either party, such dispute will be resolved by an independent accounting firm mutually acceptable to Buyer and Seller. If Buyer and Seller cannot agree upon a mutually acceptable independent accounting firm within ten (10) Business Days of such demand, Buyer and Seller will each select a reputable independent accounting firm, and the two independent accounting firms so selected shall select a third reputable independent accounting firm to resolve such dispute. The selected accounting firm shall be retained on the basis that it shall act as arbitrators and not as auditors and, in such capacity, it will not be permitted to conduct an independent review or audit but will make its determination as to each of the items in dispute based solely on the positions taken by Seller and Buyer. Such accounting firm shall resolve the dispute and, its resolution will be final and binding on Buyer and Seller. The costs of such resolution shall be equally borne by both Buyer and Seller. The party owing any amounts shall pay such amounts within ten (10) days after final resolution of such dispute.

                                   ARTICLE III
                                     CLOSING

         3.1 CLOSING DATE. The closing of the purchase and sale of the Assets pursuant to this Agreement (the "CLOSING") will occur at 10:00 a.m. on the first business day following the day of the Seller Stockholders Meeting, unless Buyer and Seller otherwise agree. The Closing shall take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree. Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and in the manner determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article
VIII. The date upon which the Closing actually occurs is referred to herein as the "CLOSING DATE."

         3.2 CLOSING TRANSACTION. Subject to the conditions set forth in Sections 7.1 and 7.2, the Parties will consummate the following transactions (including the purchase and sale of the Assets and the assumption of the Assumed Liabilities, the "CLOSING TRANSACTIONS") at the Closing:

                  (a) Seller will deliver to Buyer such bills of sale and other instruments of assignment as Buyer reasonably deems necessary in order to effect the transfer of the Assets to Buyer;

                  (b) Buyer will deliver to Seller one or more instruments as Seller reasonably deems necessary in order to give effect to the assumption of the Assumed Contracts and the Assumed Liabilities by Buyer;

                  (c) Buyer will deliver to Seller the Initial Purchase Price minus the Escrow, and to the Escrow Agent, the Escrow, in each case as described in Article II; and

                  (d) there will be delivered to Buyer and Seller, as applicable, the certificates and other documents and instruments required to be delivered to such Parties under Sections 7.1 and 7.2.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in a document of even date herewith and concurrently delivered herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates ("SELLER'S DISCLOSURE SCHEDULE"), Seller hereby makes the representations and warranties set forth in this Article IV as of the date of this Agreement as a material inducement to Buyer to enter into this Agreement. Seller further agrees that, if the Closing occurs, then, except as may be set forth in the certificate delivered pursuant to Section 7.1(e)(iv) at the time of the Closing each representation and warranty set forth in this Article IV will be deemed to be remade by Seller at and as of the time of the Closing as a material inducement to Buyer to consummate the Closing Transactions; provided, that, Buyer may elect not to accept any new or updated Schedule hereto for the purposes of determining whether the closing conditions of Section 7.1 have been met (but, for the avoidance of doubt, such Schedules shall be deemed to be accepted for the purposes of determining Buyer's right to indemnification pursuant to Article X).

         4.1 ORGANIZATION AND POWER. Seller is a corporation, validly existing and in good standing (or having comparable active status) under the laws of its jurisdiction of incorporation and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified except where the failure to be so qualified would not have a Material Adverse Effect. Seller has the full corporate power necessary to own and operate its properties and carry on the Business as now conducted.

         4.2 AUTHORIZATION OF TRANSACTIONS. Seller has full corporate power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Subject to receipt of approval by Seller Stockholders, Seller has duly approved this Agreement and all other Transaction Documents to which it is a party and has duly authorized its execution and delivery of this Agreement and such Transaction Documents and the performance of its obligations hereunder and thereunder. Except as described in Section 4.28, no other proceeding or action on the part of Seller or any of its shareholders is necessary to approve and authorize Seller's execution and delivery of this Agreement or any other Transaction Document to which Seller is a party or the performance of its obligations hereunder or thereunder. This Agreement constitutes, and each of the other Transaction Documents to which Seller is a party will when executed constitute, a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

         4.3 ABSENCE OF CONFLICTS. Except as set forth in Section 4.28 or on the attached Schedule 4.3, neither the execution, delivery and performance of this Agreement or any other Transaction Document by Seller nor the consummation by Seller of the transactions contemplated hereby or thereby:

                  (a) does or will (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under or (v) result in the creation of any Lien upon any Assets, in each case under the provisions of the articles or certificate of incorporation, bylaws or similar organizational document of Seller or any indenture, mortgage, lease, loan agreement or other agreement, instrument or Contract or any Legal Requirement by which Seller or any Asset is affected, or to which Seller or any Assets is subject,

                  (b) without limiting clause (a) above, requires any Consent of any Governmental Entity, including, but not limited to, the U.S. Department of Health and Human Services or the U.S. Food and Drug Administration, or any other Person, or

                  (c) does or will conflict with or result in a breach or violation of any agreement or understanding including, but not limited to, relating to payment of fees, confidentiality or exclusivity, relating to the aborted merger with Apollo Diamond, Inc. or between or among Seller, the Seller's shareholders or any of their respective affiliates or agents including, but not limited to any investment bank or other financial advisor engaged by such parties.

         4.4 FINANCIAL STATEMENTS.

                  (a) Attached to this Agreement as Schedule 4.4 are the following (collectively, the "FINANCIAL STATEMENTS"): (i) the audited balance sheets of Seller for the last day of, and the related statements of income and cash flows for, the fiscal years ending on each of May 31, 2000, 2001 and 2002 (the "AUDITED FINANCIAL STATEMENTS"); and (ii) the unaudited balance sheet of the Seller (the "LATEST BALANCE SHEET") dated as of, and the related unaudited statements of income and cash flows for the four-month period ending on, September 30, 2002. The Financial Statements: (i) have been prepared in accordance with GAAP, consistently applied, and the books of account and other financial records of Seller, except that the unaudited balance sheet and related unaudited statements of income and cash flows may not contain all footnotes required by GAAP, and (ii) fairly and accurately present, in all material respects, the financial condition, results of operations, stockholders' equity and changes in cash flow of Seller at the date of and for the period referred to in, such statement.

                  (b) Except for obligations incurred in the Ordinary Course of business since the date of the Latest Balance Sheet, Seller has no material uninsured liability or obligation required to be reflected or disclosed in the Financial Statements under GAAP that is not so reflected or disclosed.

                  (c) Subject to depreciation adjustments in the Ordinary Course, all material assets used by Seller in the Business are reflected in the Financial Statements.

                  (d) The reserves in the Financial Statements have been established in accordance with GAAP and industry practices, and, to the best of Seller's knowledge, provide adequately for all material liabilities (actual, contingent (including, but not limited to, contingent liabilities under letters of credit), deferred or otherwise) and material financial commitments existing as of the dates thereof.

                  (e) The books and records of Seller (i) are in all material respects true and complete (ii) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Seller, and (iv) accurately and fairly reflect the basis for the Financial Statements. Seller has not engaged in any monetary transaction, maintained any bank account or used any corporate funds except for monetary transactions, bank accounts or funds that have been and are reflected in the books and records of Seller or such as are not material to the results of operations or financial condition of Seller.

                  (f) All trade accounts payable that will be assumed by Buyer pursuant to this Agreement have been or will be incurred and invoiced in the Ordinary Course and represent bona-fide obligations incurred by Seller in connection with the conduct of the Business. Since the Date of the Latest Balance Sheet, no action has been taken by or on behalf of Seller to delay any invoice relating to any such trade account payable or otherwise increase outside the Ordinary Course the amount of trade accounts payable assumed by Buyer.

                  (g) Seller maintains a system of internal accounting controls sufficient to provide assurance that transactions are executed with its management's authorizations, and all transactions are recorded as are required to permit preparation of the financial statements of Seller in accordance with GAAP on a consistent basis and to maintain accountability for all material assets.

         4.5 CERTAIN DEVELOPMENTS. During the period beginning on May 31, 2002 and ending on the day of the execution of this Agreement, Seller has not:

                  (a) suffered any theft, damage, destruction or casualty loss to any Asset or any portion of the Assets, or any substantial destruction of its books and records (in each case whether or not covered by insurance) in excess of $20,000 in the aggregate;

                  (b) sold, leased, assigned or transferred any Asset or any portion of the Assets (other than dispositions of Assets disposed of in the Ordinary Course and dispositions of Assets which have been replaced with Assets of equal or greater value and utility);

                  (c) waived any right of material value under the Assumed Contracts or relating to the Business, the Assets or the Assumed Liabilities;

                  (d) accelerated, terminated, modified, or cancelled any Assumed Contract or other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 (individually or in the aggregate);

                  (e) imposed any Lien upon any of the Assets, tangible or intangible (other than a Permitted Lien or any Lien for which Seller has delivered to Buyer an executed authorization for Buyer (or its lenders) to file all appropriate UCC termination statements);

                  (f) made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course;

                  (g) made any capital investment in, any loan to, or any acquisition of the securities (other than cash equivalents or short-term investments made in the Ordinary Course for purposes of investing Seller's working capital) or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                  (h) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                  (i) delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course;

                  (j) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (k) entered into any employment contract or collective bargaining agreement relating to the Business or the Assets, written or oral, or modified the terms of any existing such contract or agreement;

                  (l) adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, employees or consultants engaged in any respect in the Business or taken any such action with respect to any other Benefit Plan;

                  (m) paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would constitute an Excluded Liability if in existence as of the Closing;

                  (n) made Tax elections, adopted or changed any accounting method for Tax purposes, filed any amended Tax Return, consented to or entered into any closing agreement or similar agreement with any Taxing Authority, consented to or settled or compromised any Tax claim or assessment or taken any position inconsistent with any past practice on any Tax Return;

                  (o) entered into any other transaction other than in the Ordinary Course, or materially changed any material business practice;

                  (p) made or granted any bonus or any wage, salary or compensation increase in excess of $10,000 per year to any employee or independent contractor, except pursuant to the express terms of any Contract which is described on the attached Schedule 4.7(a); or

                  (q) agreed or committed to do any of the foregoing.

         4.6 TAX MATTERS.

                  (a) Seller has duly and timely filed all Tax Returns that it was required to file. All such Tax Returns are true, complete and correct in all material respects. All Taxes owed by Seller shown on any Tax Return have been paid. Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority with respect to Seller.

                  (b) Seller has withheld and paid all Taxes required to have been withheld and paid by Seller in connection with amounts paid to any employee, former employee, partner, independent contractor, creditor, stockholder, affiliate, customer, supplier or other third party.

                  (c) There is no dispute or claim concerning any Tax Liability of Seller (i) claimed or raised by any Taxing Authority in writing or (ii) otherwise to Seller's knowledge. Schedule 4.6 lists all United States federal, state, local and non-United States income Tax Returns filed by or with respect to Seller for any taxable period ended on or after January 1, 2000, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Seller has delivered or made available to Buyer correct and complete copies of all material Tax Returns filed by, and all examination reports and statements of deficiencies assessed against or agreed to by, Seller since January 1, 2000.

                  (d) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitation applicable to the assessment of any Taxes against Seller.

                  (e) Seller is not a party to any Tax allocation, Tax sharing or other similar agreement; Tax indemnity obligation or other similar agreement; or other agreement or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement, gain recognition agreement or other material agreement relating to Taxes with any Taxing Authority).

                  (f) Seller has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Seller has not made any payments, is not obligated to make any payments or is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code (or any similar provision of applicable state, local or non-United States law). Seller has disclosed on its federal income Tax Returns (i) all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of
Section 6662 of the Code and (ii) any "treaty-based return position" under
Section 6114. There has never been a Relevant Group. Seller has no liability for the Taxes of any Person other than itself under Section 1.1502-6 of the Treasury regulations (or any similar provision of applicable state, local or non-United States law), as a transferee or successor, by contract or otherwise. Seller does not own, and has never owned, an interest in any other corporation, partnership or other entity, including an entity the separate existence of which is disregarded for United States federal income tax purposes.

                  (g) None of the assets of Seller constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. Seller is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code. Seller has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Seller has proper receipts, within the meaning of Treasury regulation Section 1.905-2, for any non-United States Tax that has been or in the future may be claimed as a foreign tax credit for United States federal income tax purposes. Seller has no "non-recaptured net Section 1231 losses" within the meaning of
Section 1231(c)(2) of the Code.

                  (h) Schedule 4.6 sets out, as of the most recent practicable date, the Tax basis of Seller in its assets (by class of assets).

         4.7 CONTRACTS AND COMMITMENTS.

                  (a) Generally. Except for the Transaction Documents or Contracts described on Schedule 4.7(a), Seller is not a party to or bound by, and neither Seller nor any Asset is subject to, any of the following types of Contract, whether written or oral:

                           (i) collective bargaining agreement or contract with
any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any hospitalization insurance or similar plan or practice;

                           (ii) (A) contract for the employment or engagement of any individual employee or other Person (including as an independent contractor, part-time laborer or on a consulting basis) other than at the will of the employing Person, (B) any agreement to provide severance or similar benefits upon any termination of employment or other engagement, or (C) any contract with any labor agency for the employment of seasonal or part-time labor;

                           (iii) agreement, indenture or other Contract placing
a Lien (other than a Permitted Lien or any Lien for which Seller has delivered to Buyer an executed authorization for Buyer (or its lenders) to file appropriate UCC termination statements) on any Asset;

                           (iv) agreement with respect to the lending or
investing of funds by Seller;

                           (v) guaranty of any obligation of any other Person,
other than endorsements made for collection made in the Ordinary Course;

                           (vi) sales representation agreement;

                           (vii) agreement (or group of related agreements) for
the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services (including, without limitation, exclusive distribution agreements with manufacturers), the performance of which will (A) extend over a period of more than one year, (B) result in a material loss to Seller, or (C) involve consideration in excess of $10,000;

                           (viii) agreement concerning confidentiality or
restricting Seller from competing in any business;

                           (ix) agreement involving any of the stockholders or
partners of Seller or any Affiliate of Seller;

                           (x) profit sharing, stock option, stock purchase,
stock appreciation, deferred compensation, severance, or other similar plan or arrangement for the benefit of its current or former directors, officers, and employees;

                           (xi) agreement under which it has advanced or loaned
any amount to any of its directors, officers, and employees outside the Ordinary Course;

                           (xii) lease or agreement under which Seller is lessee
of, or holds or operates, any personal property owned by any other party calling for payments in excess of $10,000 annually or entered into outside of the Ordinary Course, or under which Seller holds or occupies any real property or interest therein;

                           (xiii) lease or agreement under which Seller is
lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                           (xiv) agreement, contract or understanding pursuant
to which Seller subcontracts work to a third party; or

                           (xv) any other agreement material to the Business.

                  (b) Absence of Breach, etc. Each of the items which is described or required to be described on Schedule 4.7(a) is in full force and effect and will be in full force and effect immediately following the Closing Date; no item which is described or required to be described on Schedule 4.7(a) has been breached in any material respect, canceled or repudiated by Seller or (to Seller's knowledge) by any other party thereto; no such other party has indicated in writing or orally to Seller that it will stop or decrease the rate of business done with Seller, or that it desires to renegotiate its arrangements with Seller; Seller has performed in all material respects all obligations required to be performed by it in connection with the items which are described or required to be described on Schedule 4.7(a) and is not in receipt of any claim of default under any such item; and except to the extent included in the Assumed Liabilities, Seller has no present expectation or intention of not fully performing any obligation pursuant to any item which is described or required to be described on Schedule 4.7(a).

                  (c) Copies. Seller has furnished to Buyer a true and correct copy or representative form of all written contracts and other items which are described or required to be described on Schedule 4.7(a), in each case together with all amendments, waivers or other changes thereto. Schedule 4.7(a) contains an accurate and complete description of all material terms of all oral contracts and other oral items that are described or required to be described thereon.

         4.8 PROPRIETARY RIGHTS.

                  (a) Generally. Schedule 4.8(a) sets forth a complete and correct list of: (i) all registered Proprietary Rights and all pending applications for registration of Proprietary Rights owned, filed or used by Seller, and (ii) all other licenses or similar agreements or arrangements to which Seller is a party either as licensee or licensor for the Proprietary Rights.

                  (b) Ownership; Infringement. Except as set forth on Schedule 4.8(b), (i) taken together, Seller owns and possesses all right, title and interest in and to, or has a valid and enforceable right to use its registered Proprietary Rights described or required to be described on Schedule 4.8(a), free and clear of all Liens (other than Permitted Liens), and no claim by any third party contesting the validity, enforceability, use or ownership of any of the foregoing has been made, is currently outstanding or, to Seller's knowledge, is threatened, (ii) no loss or expiration outside the Ordinary Course of any material Proprietary Right of any such type or material group of such Proprietary Rights is pending, reasonably foreseeable or, to Seller's knowledge, threatened, (iii) Seller has not received any notice of, nor is Seller aware of any fact which indicate a likelihood of any infringement or misappropriation by, or any conflict with, any third party with respect to any such Proprietary Right, including any demand or request that Seller license rights from a third party, and (iv) Seller's operation of the Business does not infringe, misappropriate or otherwise conflict with any rights of any third party and Seller is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as currently conducted by Seller.

                  (c) Protective Measures. To Seller's knowledge, the owners of the Proprietary Rights licensed to Seller have taken all reasonably necessary and desirable actions to maintain and protect such Proprietary Rights.

         4.9 LITIGATION; PROCEEDINGS. There are no actions, suits, proceedings, orders, judgments, decrees or investigations pending (or, to Seller's knowledge, threatened) against or specifically affecting the Business, the Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, at law or in equity, or before or by any Governmental Entity, and, to Seller's knowledge, there is no basis for any of the foregoing.

         4.10 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the Transaction Documents based on any arrangement or agreement made by or on behalf of Seller.

         4.11 LICENSES AND PERMITS. The attached Schedule 4.11 sets forth a complete listing and summary description of all Licenses owned or possessed by Seller in the conduct of the Business, the Assets or the Assumed Liabilities. Taken together, Seller owns or possesses Licenses that are necessary or appropriate to conduct the Business as currently conducted by Seller. No loss or expiration of any License is pending, reasonably foreseeable or, to Seller's knowledge, threatened (including as a result of the transactions contemplated by this Agreement and the Transaction Documents) other than by reason of expiration in accordance with the terms thereof.

         4.12 EMPLOYEES. To Seller's knowledge as of the date of this Agreement, no executive employee and no group of employees or independent contractors of Seller has any plans to terminate his or her or its employment or relationship as an independent contractor with Seller. Seller has complied with all applicable Legal Requirements relating to the employment of personnel and labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes, including withholding requirements, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation ("WARN"), and the Immigration Reform and Control Act of 1986, as amended. Seller has not experienced any strike, grievance, unfair labor practice claim or other material employee or labor dispute, and Seller has not engaged in any unfair labor practice. To Seller's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller. Seller has satisfied any notice or bargaining obligation they may have under any law or collective bargaining agreement to any employee representative. The attached Schedule 4.12 sets forth the name, start date, title or position, and the annual or, as the case may be, hourly rate of compensation (including salary, bonuses and commissions), as of the date of this Agreement for each individual engaged by Seller as an employee or independent contractor.

         4.13 ERISA.

                  (a) Schedule 4.13 sets forth an accurate and complete list of each Benefit Plan at any time within the past three years maintained, sponsored, or contributed to by Seller or with respect to which Seller has any Liability (each a "PLAN" and collectively the "PLANS").

                  (b) Except as disclosed on Schedule 4.13, Seller does not maintain, contribute to or have any Liability under (or with respect to) any "defined benefit plan" (as such term is defined in ERISA ss. 3(35)), or any "multiemployer plan" (as such term is defined in ERISA ss. 3(37)). No asset of Seller is subject to any lien under ERISA or the Code. To Seller's knowledge, there are no pending or threatened actions, suits, investigations or claims with respect to any Plan (other than routine claims for benefits).

                  (c) Each Plan that is intended to be qualified under Code ss. 401(a) has received a determination from the Internal Revenue Service ("IRS") that such Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Plan.

                  (d) Each of the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in substantial compliance with their terms and in compliance with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

                  (e) Neither Seller nor any other "disqualified person" (within the meaning of Code ss. 4975) or any "party in interest" (within the meaning of ERISA ss. 3(14)) has engaged in any "prohibited transaction" (within the meaning of Code ss. 4975 or ERISA ss. 406) with respect to any of the Plans which could subject any of the Plans, Buyer, or any officer, director or employee of any of the foregoing to a penalty or tax under ERISA ss. 502(i) or Code ss. 4975.

                  (f) Each Plan that is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Code ss. 4980B ("COBRA") has been administered in substantial compliance with such requirements. No Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of Seller other than as required pursuant to COBRA.

                  (g) With respect to each Plan, Seller has provided Buyer with true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which the Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements);
(ii) the three most recent annual reports (Form 5500 series) filed with the IRS (with applicable attachments), or, if less, all Form 5500s with respect to such Plan; and (iii) the most recent determination letter received from the IRS.

                  (h) Neither Seller nor any ERISA Affiliate of Seller has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA ss.ss. 4205 and 4203, respectively) from a "multiemployer plan" (as such term is defined in ERISA ss. 3(37)), no such liability has been asserted, and there are no events and circumstances which could result in any such partial or complete withdrawal. Neither Seller nor any ERISA Affiliate is bound by any contract or agreement or has any obligation or liability described in ERISA ss. 4204.

         4.14 AFFILIATE TRANSACTIONS. Other than as described on the attached
Schedule 4.14, no Insider (i) is or was a party to any material agreement, contract, commitment or transaction with the Seller or which pertains to the Business (other than in such Insider's capacity as an employee of Seller, the compensation for which is reflected on Schedule 4.12), or (ii) has any interest in any Asset, other than indirectly, as a stockholder of Seller.

         4.15 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.15, Seller and each of its independent contractors, agents and employees has complied in all material respects with and is in material compliance with all applicable Legal Requirements which affect the Business or any Assets and to which the Business or any Asset is subject, and no claim has been filed against Seller alleging a violation of any such Legal Requirement. Except as set forth on
Schedule 4.15, Seller is not now subject (nor has Seller been subject) to any investigation, penalty assessment, or audit by any Governmental Entity or to any other allegation that Seller (including any agent, representative or broker acting on behalf of Seller) has violated the regulations of any such Governmental Entity or made a material false statement or omission to any Governmental Entity.

         4.16 ENVIRONMENTAL MATTERS.

                  (a) Regulatory Compliance. Seller has complied, and is in compliance, with all Environmental and Safety Requirements in all material respects.

                  (b) Permits. Seller has obtained and complied with, and is in compliance with, in all material respects, all permits, licenses, registrations and other authorizations, and has filed all notices, applications and other submissions, that are required pursuant to Environmental and Safety Requirements for the occupation of their facilities and the operation of the Business and the Assets. Schedule 4.16 contains a list of all such permits, licenses, authorizations, registrations and submissions.

                  (c) Notices. Seller has not received any notice claim, complaint, citation or report regarding any actual or alleged violation of Environmental and Safety Requirements or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements.

                  (d) Real Property. To Seller's knowledge, none of the following exists or existed at, on or beneath the Real Property, including in the groundwater or other water beneath the Real Property: (1) underground storage tanks, (2) asbestos or asbestos-containing materials requiring removal and/or other remedial actions, (3) Hazardous Materials in excess of permitted levels, (4) materials or equipment containing polychlorinated biphenyls, or (5) landfills or surface impoundments.

                  (e) Release of Hazardous Materials. Except in compliance with applicable Environmental and Safety Requirements, Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Material, Seller does not own, lease, use or operate any property or facility (and no such property or facility including the Real Property is contaminated by any such substance) in a manner that has given rise to, or can reasonably be expected to give rise to, liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental and Safety Requirements.

                  (f) Operations. To Seller's knowledge, no facts, events or conditions relating to the Assets or the Business will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any material increase in Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any Environmental and Safety Requirement relating to onsite or offsite releases or threatened releases of Hazardous Materials, personal injury, property damage or natural resources damage.

                  (g) Transaction-Triggered Requirements. To Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the Closing Transactions will impose any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or any other Person, pursuant to any so called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirement.

                  (h) Liability for Others. Seller has not, either expressly or by operation of law, assumed or undertaken any Liability or corrective or remedial obligation of any other Person relating or pursuant to Environmental and Safety Requirements.

                  (i) Environmental Liens. No Environmental Lien has attached to any of the Real Property.

                  (j) Environmental Reports. Seller has provided to Buyer true and correct copies of all environmental reports, audits, assessments, and investigations, and all other material environmental documents, related to Seller, the Real Property, the Assets, or the Business or any of Seller's predecessors, to the extent the foregoing are in the possession, custody, or control of Seller.

         4.17 ASSETS.

                  (a) Seller owns or leases all of the Assets and has good and marketable title to all such Assets free and clear of any Liens (other than Permitted Liens) or restriction on transfer.

                  (b) The Assets comprise all of the properties and assets necessary for the conduct of the Business as presently conducted by Seller. Other than with respect to old, obsolete or damaged Assets that do not exceed $20,000 in the aggregate, each such Asset is in good operating condition and repair (reasonable wear and tear excepted) and is suitable for the purposes for which it is presently used.

         4.18 UNDISCLOSED LIABILITIES. Except as otherwise set forth on Schedule 4.18, upon consummation of the transactions contemplated by this Agreement, Buyer will not acquire, assume, succeed to or incur any Liability relating to the Business in excess of $20,000 in the aggregate (and, to Seller's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability in excess of $20,000 in the aggregate that is not an Assumed Liability), except for Assumed Liabilities.

         4.19 INVENTORY. All items included in Seller's Inventory consist of a quality usable and, with respect to finished goods, saleable, in the Ordinary Course of business of Seller, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Latest Balance Sheet. Seller is not in possession of any inventory not owned by Seller, including goods already sold. Schedule 4.19 sets forth the value of each item of Seller's Inventory, which has been valued at the lower of cost or market value on a "first in, first out" basis. Inventory now on hand that was purchased after the date of the Latest Balance sheet was purchased in the Ordinary Course of business of Seller at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventory is now valued, and will be valued on the Closing Date, according to GAAP.

         4.20 NOTES AND ACCOUNTS RECEIVABLE. To Seller's knowledge, all notes and accounts receivable of included in the Assumed Liabilities are reflected properly on Seller's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts reflected in the Latest Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller.

         4.21 POWERS OF ATTORNEY. Except as set forth on Schedule 4.21, there are no outstanding powers of attorney executed on behalf of Seller.

         4.22 INSURANCE. Schedule 4.22 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, health care, dental care, life insurance, disability, employment practices liability and workers' compensation coverage and bond and surety arrangements) to which Seller is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Seller has been covered during the past five years by insurance in scope and amount customary and reasonable for the Business during the aforementioned period. Schedule 4.22 describes any self-insurance arrangements affecting Seller.

         4.23 PRODUCT WARRANTY. To Seller's knowledge, Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for damages (other than Liabilities for refunds, repair or replacement) in connection with any product sold, leased, or delivered by Seller. No product sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4.23 includes copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty, and indemnity provisions).

         4.24 PRODUCT LIABILITY. To Seller's knowledge, Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by Seller.

         4.25 CUSTOMERS AND SUPPLIERS. Schedule 4.25 lists each of (a) the customers of the Business whose purchases in the past year have exceeded 5% of the total sales of the Business for that period and (b) the suppliers to the

Business whose goods and/or services supplied in the past year have exceeded 5% of the total cost of goods of the Business for that period. Except as disclosed on Schedule 4.25 none of those customers or suppliers has purported or threatened to terminate or materially alter the terms of its trade with Seller or plans to terminate its operations or is in such financial difficulty as would make a termination likely.

         4.26 REAL PROPERTY.

                  (a) Owned Properties. Seller does not own any Real Property.

                  (b) Leased Properties. Seller has delivered to Buyer a true and complete copy of the Delano Lease and the Maple Lake Lease, together with all amendments and modifications thereto. Seller is not a party to any other Lease. Except for the Real Property covered by the Delano Lease and the Maple Lake Lease, no other Real Property is used by Seller in connection with the Business. Except as set forth on Schedule 4.26(b), with respect to each of the
Leases:

                           (i) such Lease is legal, valid, binding, enforceable
and in full force and effect, and no default exists under any such Lease on the part of the Seller or (i) to the lessor under the Maple Lake Lease and (ii) to Seller's knowledge, to the lessor under the Delano Lease;

                           (ii) Seller's possession and quiet enjoyment of the
Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease;

                           (iii) no security deposit or portion thereof
deposited with respect to such Lease has been applied in respect of a breach or default under such Lease that has not been redeposited in full;

                           (iv) Seller has not subleased or licensed such Leased
Real Property or any portion thereof;

                           (v) except for any Permitted Liens, Seller has not
collaterally assigned or granted any other security interest in such Lease or any interest therein;

                           (vi) except for any Permitted Liens, there are no
liens or encumbrances on the estate or interest created by such Lease; and

                           (vii) Seller has not agreed or committed to do any of
the foregoing, as applicable.

                  (c) No Proceedings. There is no condemnation, expropriation or other proceeding in eminent domain or any similar proceeding pending, or (to Seller's knowledge) threatened, affecting Seller's interest in any Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending, or (to Seller's knowledge) threatened, relating to the ownership, lease, use, occupancy or operation by Seller of any Real Property.

                  (d) Current Use. Except as set forth on Schedule 4.26(d): (i) the current use by Seller of the Real Property does not violate in any material respect any Legal Requirement, instrument of record or agreement affecting any Real Property, and (ii) there is no violation in any material respect of any applicable covenant, condition, restriction, easement or agreement.

         4.27 DISCLOSURE. With respect to Seller, the Business and the Assets, neither this Agreement and the other Transaction Documents to which Seller is a party, nor any of the schedules or Exhibits hereto or thereto, contain any untrue statement of a material fact or, when considered as a whole, omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         4.28 AUTHORITY RELATIVE TO THIS AGREEMENT; BOARD ACTION.

                  (a) The execution and delivery by the Seller of this Agreement, the Transaction Documents and the related agreements to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement, the Transaction Documents and the related agreements to which it is a party have been duly and validly authorized by the Board of Directors of the Seller (the "SELLER BOARD"), and no other corporate or other proceedings on the part of the Sellers is, or will be, necessary to authorize this Agreement, the Transaction Documents and the related agreements to which the Seller is a party or to consummate the transactions contemplated by this Agreement, the Transaction Documents or the related agreements, other than the approval by the stockholders of Seller (the "SELLER STOCKHOLDERS") of this Agreement and the sale of the Assets and the related transactions contemplated hereby (the "SELLER STOCKHOLDER PROPOSALS").

                  (b) The Seller Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has
(i) determined that each of the Seller Stockholder Proposals are in the best interest of Seller and the Seller Stockholders; (ii) approved and adopted this Agreement and the other Transaction Documents to which Seller is a party, the sale of the Assets and the related transactions and (iii) unanimously recommended that the Seller Stockholders approve and adopt this Agreement and the related transactions.

         4.29 SEC FILINGS; FINANCIAL STATEMENTS. Since June 1, 2000, Seller has filed all forms, reports, schedules, statements and other documents (including all exhibits thereto) (the "SELLER SEC FILINGS") required to be filed with the SEC, each of which has complied with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports, schedules, statements and other documents were filed. As of their respective dates, none of the Seller SEC Filings or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statements or a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements included or incorporated by reference in the Seller SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements were prepared from the books and records of Seller and fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and except that the unaudited financial statements may not include all notes thereto required by GAAP and are subject to normal year-end adjustments), the financial condition and operating results of the Seller as of the dates, and for the periods, indicated therein. Since June 1, 2000, there has not been any change, or any application or request for any change, by Seller in accounting principles, methods or policies for financial accounting or tax purposes, except as disclosed by Seller in the financial statements.

         4.30 INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement will, on the date mailed to the Seller Stockholders and at the time of the Seller Stockholders Meeting, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, Seller makes no representations or warranty with respect to any information supplied in writing by Buyer and/or Guarantor for use in the Proxy Statement.

         4.31 NO FURTHER REPRESENTATIONS. Except as expressly set forth in this
Article IV, Seller makes no representations and warranties to Buyer and/or Guarantor.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

         As a material inducement to Seller to enter into this Agreement, Buyer and Guarantor hereby makes the representations and warranties set forth in this
Article V as of the date of this Agreement. Buyer and Guarantor agree that, if the Closing occurs, then as of the time of the Closing each representation and warranty set forth in this Article V will be deemed to be remade by Buyer and Guarantor as a material inducement to Seller to consummate the Closing Transactions.

         5.1 ORGANIZATION AND POWER.

                  (a) Buyer is a limited liability company that is validly existing and in good standing (or has comparable active status) under the laws of the State of Minnesota and is qualified to do business in every jurisdiction in which the execution, delivery and performance of its obligations under this Agreement requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which Buyer is a party.

                  (b) Guarantor is a corporation that is validly existing and in good standing (or has comparable active status) under the laws of the State of New York, is doing business under the name "Keystone Industries" and is qualified to do business in every jurisdiction in which the execution, delivery and performance of its obligations under this Agreement requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Guarantor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         5.2 AUTHORIZATION OF TRANSACTION.

                  (a) Buyer has full power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Buyer has duly approved this Agreement and all other Transaction Documents to which it is a party and has duly authorized its execution of this Agreement and such Transaction Documents and the performance of its obligations hereunder and thereunder. No other proceedings or actions on the part of Buyer are necessary to approve and authorize Buyer's execution and delivery of this Agreement or any other Transaction Documents to which Buyer is a party or the performance of Buyer's obligations hereunder or thereunder. This Agreement constitutes, and each of the other Transaction Documents to which Buyer is a party will when executed constitute, a valid and binding obligation of Buyer, enforceable in accordance with their terms, except as enforceability hereof may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

                  (b) Guarantor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Guarantor has duly approved this Agreement and has duly authorized its execution of this Agreement and the performance of its obligations hereunder. No other proceedings or actions on the part of Guarantor are necessary to approve and authorize Guarantor's execution and delivery of this Agreement or the performance of Guarantor's obligations hereunder. This Agreement constitutes a valid and binding obligation of Guarantor, enforceable in accordance with their terms, except as enforceability hereof may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

         5.3 ABSENCE OF CONFLICTS. Neither the execution, delivery and performance of this Agreement or any other Transaction Document by Buyer and Guarantor nor the consummation by Buyer and Guarantor of the transactions contemplated hereby or thereby does or will (i) conflict with or result in a breach of any of the provisions of, (ii) constitute a default under, (iii) result in the violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, or (v) require any consent, order, approval, authorization or other action of, or any filing with or notice to, any Governmental Entity or other Person, in each case under Buyer's or Guarantor's articles of incorporation or under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer or Guarantor is bound or by which they or any of their assets are affected, or any Legal Requirement to which Buyer or Guarantor or any of their assets are subject.

         5.4 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

         5.5 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending (or, to Buyer's knowledge, threatened) against or affecting Buyer at law or in equity, or before or by any Governmental Entity, which could reasonably be expected to adversely affect Buyer's performance under this Agreement or the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

         5.6 INFORMATION SUPPLIED. None of the information supplied by Buyer and/or Guarantor for inclusion or reference in the Proxy Statement will, on the date mailed to the Seller Stockholders and at the time of the Seller Stockholders Meeting, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VI
                                    COVENANTS

         6.1 EXCLUSIVITY. Until this Agreement is terminated by its terms, Seller will not (and will not cause or permit any Affiliate, director, officer, employee, stockholder or agent of its to), directly or indirectly (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of, (ii) merger or consolidation with or into, (iii) acquisition or purchase of any material asset (or any material portion of the assets) of, or any equity interest in, or (iv) similar transaction or business combination involving, the Seller or any Assets (other than, prior to the Closing Date only, dispositions in the Ordinary Course of Assets which have been replaced with Assets of equal or greater value and utility); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. Seller further agrees to promptly notify Buyer in the event that Seller receives any such inquiries of the type mentioned above from any other Person indicating or suggesting an interest in acquiring all or any part of the Business or Assets. Until this Agreement is terminated in accordance with its terms, Seller will notify Buyer if any Person makes any proposal or offer with respect to any of the foregoing.

         6.2 OPERATION AND MAINTENANCE OF THE BUSINESS. From the date of this Agreement through the Closing Date, unless Buyer otherwise consents in writing, Seller will:

                  (a) conduct the Business only in the Ordinary Course;

                  (b) make capital and promotional expenditures in the Ordinary Course;

                  (c) not sell or otherwise dispose of (by dividend, distribution or otherwise) any Asset other than dispositions in the Ordinary Course of Assets which have been replaced with Assets of equal or greater value and utility;

                  (d) maintain the Assets in such state of repair as is necessary for the conduct of the Business in the Ordinary Course, including replacement in accordance with reasonably prudent business practices of any Asset used in the Business that does not meet the standard described in Section 4.17(b) with assets of quality meeting such standard and, in the event of a condemnation, casualty, loss or other damage to any Asset used in the Business prior to the Closing Date, whether or not it is insured, use commercially reasonable efforts either to repair or replace such condemned or damaged property or to use the proceeds of such condemnation or insurance in such other manner as mutually agreed upon by them and Buyer;

                  (e) not take or fail to take any action which would cause any of the representations set forth in Article IV hereof to be untrue;

                  (f) cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies are in full force and effect;

                  (g) use reasonable efforts to cause all Benefit Plans, insurance contracts (to the extent assumable), services contracts and arrangements to be assumed by the Buyer effective as of the Closing Date;

                  (h) use commercially reasonable efforts to keep in full force and effect its existence and all rights, franchises, Leases, Proprietary Rights and contractual rights relating or pertaining to the Business;

                  (i) use reasonable efforts to keep its present business organization, including the present business operations, physical facilities, working conditions and employees and their present relationships with lessors, licensors, suppliers, customers, independent contractors and others having business relations with it;

                  (j) maintain their books, accounts and records in the Ordinary Course as used in the preparation of the Latest Balance Sheet and the accompanying interim financial statements;

                  (k) comply in all material respects with all applicable Legal Requirements and all contractual obligations applicable to the Business, the Assets or the Assumed Liabilities, pay all rents and other charges due and payable under all of the Leases, and pay all applicable Taxes which are due and payable;

                  (l) not enter into any Contract, agreement or transaction, except for any Contract which is entered into in the Ordinary Course, at arm's length, with unaffiliated Persons prior to the Closing Date;

                  (m) not enter into any Lease prior to the Closing Date; and

                  (n) before sending, and promptly upon receiving, any notice or communication concerning the Real Property or the Leases, deliver to Buyer a copy thereof.

         6.3 INFORMATION AND ACCESS. From time to time at Buyer's or Guarantor's request upon reasonable notice and at reasonable times through the Closing, Seller will provide to representatives of Buyer or Guarantor and their financing parties and each of their agents, employees and accounting, tax, environmental, legal and other advisors (collectively, the "INVESTIGATING PARTIES"): (a) access to the Assets (including, but not limited to, access to conduct environmental testing and other due diligence with respect to the Assets, Leased Real Property and other Real Property); (b) access to all accounts, insurance policies, Tax Returns and Tax records, Contracts, and other books and records concerning the Business, the Assets and the Assumed Liabilities and such other relevant information and materials as may be reasonably requested (including the ability to make copies and abstracts thereof); and (c) the opportunity to discuss the affairs, finances and accounts of the Business with those directors (or equivalent officials), senior management employees, key sales representatives and present and former independent accountants of Seller which would reasonably be presumed to have information which would be relevant for the purposes of conducting Buyer's, Guarantor's and such other parties' business, accounting, financial, environmental, legal and other due diligence review regarding the Business, the Assets and the Assumed Liabilities and preparing for the financing and consummation of the Closing Transactions and the conduct of the Business and operation thereafter, in each case so long as such access does not unreasonably interfere with the Business.

         6.4 CONSENTS GENERALLY. Seller will (a) obtain or cause to be obtained prior to the Closing Date all Consents, including (but not limited to) those Consents set forth on Schedule 4.3, and (b) cause each Consent (including those on Schedule 4.3) to be effective as of the Closing Date.

         6.5 FURTHER ASSURANCES.

                  (a) Efforts to Close. Each Party will use commercially reasonable efforts to cause the conditions to Buyer's and Seller's respective obligations to consummate the Closing Transactions to be satisfied (including the preparation, execution and delivery of all agreements and instruments contemplated hereunder to be executed and delivered by such Party in connection with or prior to the Closing).

                  (b) Notice of Breach. Promptly after they obtain knowledge thereof, but in all events prior to the Closing, Buyer and Guarantor will inform Seller of any fact or circumstance which, if it existed on the Closing Date, would constitute a breach of any representation or warranty of Buyer or

Guarantor set forth in this Agreement or any breach of any of its covenants or agreements set forth in this Agreement, or any threatened or instituted proceeding of a type described in Section 7.1(c) or Section 7.2(c). Promptly after Seller obtains knowledge thereof, but in all events prior to the Closing, Seller will inform Buyer of any fact or circumstance which, if it existed on the Closing Date, would constitute a breach of any representation or warranty of Seller set forth in this Agreement or any breach of any covenant or agreement of Seller set forth in this Agreement, or any threatened or instituted proceeding of a type described in Section 7.1(c) or Section 7.2(c).

                  (c) Notice of Certain Other Events. Without limiting Section 6.5(b), Seller will give prompt written notice to Buyer if any material portion of the Assets suffers damage on account of fire, explosion, or other cause of any nature which is sufficient to prevent or materially affect the Business in any material respect.

         6.6 COPIES OF NEW CONTRACTS. Promptly after it is entered into, Seller will deliver to Buyer a true and correct copy of any material written Contract and a complete and correct summary of the material terms and conditions of any material oral Contract, which is entered into by Seller after the date of this Agreement and prior to the Closing, whether or not Buyer's consent to the entry into such Contract is required pursuant to Section 6.2.

         6.7 PREPARATION AND FILING OF PROXY STATEMENT; SELLER STOCKHOLDERS MEETING.

                  (a) As promptly as practicable following the date of this Agreement, but no later than thirty (30) days after the date of this Agreement, Seller shall prepare and file with the SEC preliminary proxy materials relating to the Seller Stockholders Meeting to be held in connection with the Seller Stockholder Proposals (the "PROXY STATEMENT"). The Proxy Statement shall comply as to form with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Seller shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Buyer and advise Buyer of any oral comments with respect to the Proxy Statement received from the SEC. Seller shall provide Buyer with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and shall provide Buyer with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Buyer for inclusion in the Proxy Statement shall be made without the approval of Buyer, which approval shall not be unreasonably withheld or delayed. Seller shall promptly file any and all amendments to the Proxy Statement (the Proxy Statement, so amended, hereinafter the "PROXY STATEMENT") and use its best efforts to obtain the approval from the SEC for the Proxy Statement.

                  (b) Seller shall, as promptly as practicable following the date of this Agreement and the completion of any SEC review of the Proxy Statement, duly call, give notice of, convene and hold a meeting of its stockholders (the "SELLER STOCKHOLDERS MEETING") for the purpose of obtaining the requisite approval of the Seller Stockholders of each of the Seller Stockholder Proposals. Seller shall, through the Seller Board, recommend to its stockholders approval of each of the Seller Stockholders Proposals.

         6.8 SEC AND OTHER GOVERNMENTAL FILINGS. Seller shall promptly provide Buyer (or its counsel) with copies of all filings made by it with the SEC or any other Governmental Entity in connection with this Agreement, the Transaction Documents and the related agreements and the transactions contemplated hereby and thereby.

         6.9 VOTING AGREEMENT. Simultaneously with the execution of this Agreement, Seller shall deliver the Voting Agreement fully executed by Douglas
B. Murphy, William Murphy, Bryan Nichols, Russ Felten, Edwin S. Adams and Tom Krosschell to Buyer.

                                   ARTICLE VII
                        CONDITIONS TO CERTAIN OBLIGATIONS

         7.1 BUYER'S CLOSING CONDITIONS. The obligation of Buyer to consummate the Closing Transactions is subject to the satisfaction (or waiver by Buyer in writing) of the following conditions as of the time of the Closing:

                  (a) The representations and warranties set forth in Article IV (which shall be interpreted for purposes of this Section 7.1(a) without giving effect to any qualification based on materiality) will be true and correct in all material respects as of the Closing as though then made, except that any representations or warranty that by its terms is stated to be true as of a particular date need be true and correct in all material respects only as of such date;

                  (b) Seller will have performed and complied with all of the covenants and agreements required to be performed by Seller hereunder and under any of the Transaction Documents at or prior to the Closing;

                  (c) No action or proceeding before any Governmental Entity will be pending or threatened against Seller wherein an unfavorable judgment, decree, injunction or order could prevent or have a Material Adverse Effect, or result in the Closing Transactions being declared unlawful or rescinded;

                  (d) All Consents will have been obtained and be in full force and effect;

                  (e) On or prior to the Closing Date, Seller will have delivered to Buyer all of the following (dated as of the Closing Date, except as otherwise indicated):

                           (i) Copies of all Consents set forth on Schedule 4.3;

                           (ii) A release and termination of each Lien on any
Asset which is not a Permitted Lien;

                           (iii) A certificate, dated not earlier than the tenth
(10th) Business Day prior to the Closing Date, of the Secretary of State of Minnesota stating that Seller is in good standing;

                           (iv) A certificate certifying that each of the
conditions set forth in Sections 7.1(a), 7.1(b) and 7.1(d) has been and is satisfied as of the time of the Closing;

                           (v) Noncompetition and nonsolicitation agreements
executed by Seller, Doug Murphy, William Murphy and Bryan Nichols, respectively, in the form attached hereto as Exhibit "C" (the "NONCOMPETITION AGREEMENTS");

                           (vi) An assignment and assumption agreement executed
by Seller in the form attached hereto as Exhibit "D" (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

                           (vii) An Bill of Sale by Seller in the form attached
hereto as Exhibit "F" (the "BILL OF SALE");

                           (viii) An opinion of counsel to Seller, in a form
reasonably satisfactory to Buyer's counsel;

                           (ix) The Escrow Agreement executed by Seller and the
Escrow;

                           (x) Documents evidencing the assignment to Buyer of
employment agreements with Doug Murphy, William Murphy and Bryan Nichols in the executed forms attached hereto as Exhibit "F";

                           (xi) Documents evidencing the assignment to Buyer of
the Delano Lease and the Maple Lake Lease, and a document amending the Maple Lake Lease in the form attached hereto as Exhibit "G".

                           (xii) Such other documents or instruments as Buyer
reasonably requests and are reasonably necessary to effect the transactions contemplated by this Agreement;

                  (f) All proceedings to be taken by Seller in connection with the consummation of the Closing Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents and all certificates, opinions, instruments and other documents required to be delivered to Buyer to effect the transactions contemplated by this Agreement and the other Transaction Documents will be reasonably satisfactory in form and substance to Buyer.

                  (g) The Seller Stockholders shall have approved the Seller Stockholder Proposals. Buyer shall have received a certificate, in form and substance reasonably satisfactory to it, signed by the Secretary of Seller, certifying that full and complete copies of the resolutions or similar documents evidencing the authorization and approval by the Seller Stockholders of the Seller Stockholder Proposals and that this Agreement, the sale of the Assets and the transactions contemplated thereby have been duly authorized and approved.

         7.2 SELLER'S CLOSING CONDITIONS. The obligation of Seller to consummate the Closing Transactions is subject to the satisfaction (or waiver by Seller, in writing) of the following conditions as of the Closing Date:

                  (a) The representations and warranties set forth in Article V (which will be interpreted for purposes of this Section 7.2(a) without giving effect to any qualification based on materiality) will be true and correct in all material respects at and as of the time of the Closing as though then made, except that any representation or warranty that by its terms is stated to be true as of a particular date need by true and correct in all material respects only as of such date;

                  (b) Buyer will have performed and complied with all of the covenants and agreements required to be performed by Buyer under the Transaction Documents at or prior to the Closing;

                  (c) No action or proceeding before any Governmental Entity will be pending or threatened against Buyer wherein an unfavorable judgment, decree, injunction or order could prevent the consummation of the Closing Transactions, result in the Closing Transactions being declared unlawful or rescinded;

                  (d) All proceedings to be taken by Buyer in connection with the consummation of the Closing Transactions and the other transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to be delivered to Seller to effect the transactions contemplated by this Agreement will be reasonably satisfactory in form and substance to Seller;

                  (e) On or prior to the Closing Date, Buyer will have delivered to Seller all of the following (dated as of the Closing Date, except as otherwise indicated):

                           (i) the Assignment and Assumption Agreement executed
by Buyer;

                           (ii) the Escrow Agreement executed by Buyer;

                           (iii) the Noncompetition Agreements executed by
Buyer;

                           (iv) documents evidencing the assumption by Buyer of
employment agreements with Doug Murphy, William Murphy and Bryan Nichols in the executed forms;

                           (v) Documents evidencing the assignment to Buyer of
the Delano Lease and the Maple Lake Lease, and a document amending the Maple Lake Lease in the form attached hereto as Exhibit "G"; and

                           (vi) such other documents or instruments as Seller
reasonably requests and are reasonably necessary to effect the transactions contemplated by this Agreement.

                  (f) The Seller Stockholders shall have approved the Seller Stockholder Proposals.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 TERMINATION EVENTS. By notice given prior to or at the Closing, subject to Section 8.2, this Agreement may be terminated as follows:

                  (a) by Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived by Buyer;

                  (b) by Seller if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Seller;

                  (c) by Buyer if any condition in Section 7.1 has not been satisfied as of the date specified for Closing in the first sentence of Section
3.1 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

                  (d) by Seller if any condition in Section 7.2 has not been satisfied as of the date specified for Closing in the first sentence of Section
3.1 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement), and Seller has not waived such condition on or before such date;

                  (e) by mutual consent of Buyer and Seller;

                  (f) by either Seller or Buyer if the Closing has not occurred on or before April 1, 2003, or such later date as the parties may agree upon, unless such party is in material breach of this Agreement;

                  (g) by either Seller or Buyer if any of the Seller Stockholder Proposals submitted to the vote of the Seller Stockholders shall fail to receive the requisite vote for approval at the Seller Stockholders Meeting.

         8.2 EFFECT OF TERMINATION. Each Party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 8.2, Section 9.2, Section 9.4 and Articles X and XI will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE IX
                                 OTHER COVENANTS

         9.1 RETAINED RECORDS; CONTINUING ASSISTANCE.

                  (a) General Access. Subject to Section 9.1(b) and their respective obligations under Section 9.4, after the Closing, Buyer shall provide Seller, and Seller's counsel, accountants and other representatives, and Seller shall provide Buyer and Buyer's counsel, accountants and other representatives, with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents relating to the Business in their possession pertaining to transactions occurring prior to the Closing Date when requested; provided, that such access does not unreasonably interfere with the Business or the Person providing such access. At the request and expense of the requesting Person, the requested Person will deliver copies of any such books and records to the requesting Person. Without limiting the foregoing, Seller will give Buyer and Buyer's counsel, accountants and other representatives such access to such books and records as may reasonably be required in order to permit Buyer to perform any audit or other review which they may deem appropriate in connection with any offering of securities by Buyer or any Affiliate thereof, and Seller (to the extent such consent is necessary) hereby consents to the use of information contained in such books and records for any such purpose. Buyer will not destroy or otherwise dispose of any such books and records prior to five (5) years from the Closing Date unless Buyer gives Seller not less than twenty (20) Business Days' prior written notice of such intended destruction or disposal specifying in reasonable detail the books and records proposed to be destroyed or disposed of, and Seller will not destroy or otherwise dispose of any such books and records prior to five (5) years from the Closing Date unless Seller gives Buyer not less than twenty (20) Business Days' prior written notice of such intended destruction or disposal specifying in reasonable detail the books and records proposed to be destroyed or disposed of; provided, that prior to such destruction or disposal, the Party to whom such notice is given may request that the books and records proposed to be destroyed or disposed of instead be delivered to such Party, at such Party's expense, in any manner which such Party may reasonably indicate by notice within such twenty
(20) Business Day period to the Party proposing to make such destruction or disposal, in which case the Party proposing to make such destruction or disposal will instead so deliver such books and records.

                  (b) Cooperation on Tax Matters. Each Party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to the other Party hereto such cooperation and information as the other Party reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant

Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each Party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters of Seller for its Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate and (ii) eight (8) years following the due date (without extension) for such Tax Returns. Thereafter, the Party holding such Tax Returns or other documents may dispose of them; provided that such Party shall give to the other Party notice and an opportunity to take custody thereof prior to doing so. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

                  (c) Wage and Tax Reporting. (i) Seller and Buyer agree that, in accordance with the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 Cumulative Bulletin 399, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941, after the Closing Date, (A) Seller and Buyer shall report on a "predecessor-successor" basis with respect to any Transferred Employee, (B) Seller shall not be required to furnish Forms W-2 to such Transferred Employees to whom it otherwise would have been obligated to furnish such forms for the calendar year 2002; and (C) Buyer shall assume the obligations of Seller to furnish such forms to the Transferred Employees for such calendar year. Buyer and Seller agree to cooperate and use all reasonable efforts to effect said payroll tax reporting on a timely basis.

         9.2 PRESS RELEASES AND ANNOUNCEMENTS. Except for any public disclosure which either Party in good faith believes is required by any Legal Requirement (in which case, if practicable, the disclosing Party will give the other Parties an opportunity to review and comment upon such disclosure before it is made):

                  (a) prior to the Closing, no press releases related to this Agreement or any Closing Transaction or other announcements generally to the employees, customers or other Persons having business relationships with Seller (it being understood that Buyer will have the right to contact such Persons in connection with their investigation of the Business of Seller as provided in
Section 6.3 and as Seller may otherwise consent (which consent Seller will not unreasonably withhold)) will be issued or made without the mutual approval of Seller and Buyer; and

                  (b) after the Closing, Seller will not make any press release or other public announcement of or with respect to the Business, this Agreement or any Closing Transaction without Buyer's consent and Buyer will not make any press release or other public announcement of or with respect to this Agreement or any Closing Transaction without Seller's consent; provided however, that neither Buyer or Seller shall unreasonably withhold such consent.

         9.3 FURTHER ASSURANCES. Each Party will execute and deliver such further instruments of conveyance and transfer and take such additional actions as any other Party may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Assets, the assumption by Buyer of the Assumed Liabilities and the other transactions contemplated hereby.

         9.4 CONFIDENTIALITY.

                  (a) Confidentiality by Seller. Seller will treat and hold as confidential all information concerning the Business, the Assets and the Assumed Liabilities which is of a type that in accordance with Seller's past practices has been treated as confidential or proprietary ("CONFIDENTIAL INFORMATION"), refrain from using any Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of Confidential Information which are in its possession or under its control. If Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then it will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 9.4(a). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information in connection with any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process, then it may disclose such Confidential Information in connection therewith; provided, that it will use its best efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of such Confidential Information as Buyer may designate.

                  (b) Confidentiality by Buyer. Buyer will treat and hold as confidential all information concerning the business and affairs of Seller which to Buyer's knowledge is Confidential Information, refrain from using any such Confidential Information except as contemplated by Section 6.3 or otherwise in connection with this Agreement, and, after any termination of this Agreement pursuant to Section 8.1 or Closing, deliver promptly to Seller or destroy, at the request and option of Seller, all tangible embodiments (and all copies) of any such Confidential Information not included in the Assets that are in Buyer's possession or under Buyer's control. If Buyer is requested or required prior to the Closing (with respect to Confidential Information included in the Assets) or anytime (with respect to Confidential Information not included in the Assets), by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any such Confidential Information, Buyer will notify Seller promptly of the request or requirement so that Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 9.4(b). If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer is, on the advice of counsel, compelled to disclose any such Confidential Information in connection with any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process, then Buyer may disclose such Confidential Information in connection therewith; provided, that Buyer will use its best efforts to obtain, at the request and expense of Seller, an order or other assurance that confidential treatment will be accorded to such portion of such Confidential Information as Seller may designate.

                  (c) Remedy for Breach. Each party acknowledges and agrees that in the event of a breach by it of any of the provisions of this Section 9.4, monetary damages may be inadequate and the other parties may have no adequate remedy at law. Accordingly, in the event of any such breach, the other parties and/or their successors or assigns may, in addition to any other rights and remedies existing in their favor, enforce their rights and the breaching party's obligations hereunder by an action or actions for specific performance, injunctive and/or other relief, without any requirement of posting a bond or proving actual damages or posting any bond or other security.

         9.5 NAME CHANGE. Within fifteen (15) days of the Closing Date, Seller shall deliver written confirmation, reasonably acceptable to Buyer and its counsel, that the corporate name of Seller has been changed and that neither Seller nor any owner of Seller or any Affiliates thereof have any rights to, or interests in "Dental Resources, Inc." or any similar names or derivations thereof.

         9.6 EMPLOYMENT MATTERS.

                  (a) Buyer is not obligated to hire any consultant or contractor engaged in the Business but may interview all such Persons. Except for Doug Murphy, William Murphy and Bryan Nichols, Buyer shall as of the Closing offer "at-will" employment to all of Seller's employees on terms that are in the aggregate, no less favorable to such employees than the terms of their employment with Seller immediately prior to the Closing, Effective as of the Closing, Buyer shall become the employer of Doug Murphy, William Murphy and Bryan Nichols, and of each employee who accepts Buyer's offer of at-will employment (each, a "TRANSFERRED EMPLOYEE"). Except for the employment agreements described in Section 7.2(e)(iv), any employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Except for the employment agreements described in Section 7.2(e)(iv), nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any employee, consultant or contractor after the Closing.

                  (b) After the Closing Date, Buyer shall assume responsibility for the administration and operation of all Benefit Plans of the Seller with respect to all employees and former employees of the Seller, including the Transferred Employees, their beneficiaries or to any other Person who has a right or benefit under such Benefit Plan, including but not limited to the notification and provision of continued health benefits under COBRA. Notwithstanding the foregoing, Buyer shall not have any responsibility, liability or obligation, whether to active or former employees, consultants or contractors of Seller, including the Transferred Employees, their beneficiaries or any other Person, with respect to any Benefit Plan and the administration, sponsorship and administration of such Benefit Plans, for the period prior to the Closing Date.

                  (c) Seller shall be responsible for providing any notification required under WARN as a result of the actions contemplated by this Agreement. The parties hereto believe that this transaction will not require WARN notification.

                  (d) Buyer's willingness to administer Seller's Benefit Plans after the Closing Date shall not be construed as requiring Buyer to continue in effect any of Seller's Benefit Plans with respect to the Transferred Employees and Buyer reserves the right to terminate any such Benefit Plan after the Closing Date with respect to the Transferred Employees as Buyer shall, in its sole discretion, determine. In the event of any such termination, (i) Buyer shall pay to any of Seller's former employees, the Transferred Employees, their beneficiaries and to any other Person any benefit to which such former employee, Transferred Employee, beneficiary or other Person is entitled to receive under the terms of such Benefit Plan or as otherwise required by applicable law, and
(ii) Buyer shall offer Benefit Plans that are in the aggregate at least as favorable as Seller's Benefit Plans and shall waive pre-existing condition requirements, evidence of insurability provisions or any similar provisions and count service with Seller for purposes of determining eligibility and vesting, but excluding benefit accruals for such Buyer Benefit Plans for any Transferred Employee under any Benefit Plan maintained or sponsored by or contributed to by Buyer for such individuals after termination of Seller's Benefit Plans. . Notwithstanding anything else herein to the contrary, Buyer reserves the right to amend any of Seller's Benefit Plans (i) to the extent required to reflect changes in applicable law, and (ii) as otherwise determined by Buyer in its sole discretion, provided that any such amendment pursuant to this subsection (ii) shall not reduce or adversely impact any rights or benefits of a former employee, Transferred Employee or their beneficiaries, unless permitted by applicable law.

                                    ARTICLE X
                       INDEMNIFICATION AND RELATED MATTERS

         10.1 SURVIVAL; ABSENCE OF OTHER REPRESENTATIONS. The representations and warranties of Buyer and Seller contained herein shall survive the Closing for a period of six (6) months after the Closing Date and no claim may be made based on any alleged breach thereof unless asserted in writing during such survival period; provided, that such survival period shall be reduced to ninety
(90) days after the Closing Date on the date that Buyer receives notice that Seller has entered into a definitive merger, stock purchase, asset purchase or similar agreement with a third-party relating to all or substantially all of its remaining assets or business; provided, further that, if Seller enters into such an agreement with a third-party on a date that is more than ninety (90) days after the Closing Date, such survival period shall terminate on the earlier of the date Buyer receives notice of Seller entering into such an agreement or six
(6) months after the Closing Date. The covenants and agreements of Seller contained herein and to be performed to any extent after the Closing Date shall survive until fully discharged and performed, and any claims for indemnification in respect of a breach of such covenants to be performed in any respect after the Closing Date must be made on or before such date. The covenants and agreements of Buyer contained herein to be performed in any respect after the Closing Date shall survive the Closing Date until fully discharged and performed. No Party has made or will make in connection with this Agreement any representation or warranty, express or implied, other than as set forth in this Agreement, the schedules hereto, and the certificates delivered pursuant hereto.

         10.2 INDEMNIFICATION.

                  (a) By Seller. After the Closing, Seller shall indemnify Buyer and hold Buyer harmless from and against any loss, Liability, deficiency, damage, Tax or expense (including reasonable legal expenses and costs) arising from or incurred in connection with any action, suit, proceeding, claim or judgment relating to any matter described in this clause, or in enforcing the indemnity provided by this Section 10.2 (any such amount, a "LOSS"), which Buyer may suffer, sustain or become subject to, as a result of:

                           (i) any breach by Seller of any representation or
warranty set forth in this Agreement (including any representation or warranty deemed to be remade by Seller as of the Closing pursuant to the first paragraph of Article IV) or any claim that, if true, would be based on such a breach having occurred;

                           (ii) any Liability or obligation of Seller related to
the Business (including any Indebtedness) which is not an Assumed Liability, including any Excluded Liability;

                           (iii) any breach by Seller, of or failure by Seller
to perform, any covenant or obligation of Seller set forth herein or in any certificate, document or instrument prepared by Seller and delivered to Buyer hereunder; or

                           (iv) any product or component thereof manufactured or
shipped by, or any services provided by, Seller, in whole or in part, prior to the Closing Date, other than with respect to any requests for the return of products within thirty (30) days of purchase and any requests for repair or replacement of defective products made in the Ordinary Course.

                  (b) By Buyer. After the Closing, Buyer will indemnify Seller and hold Seller harmless from and against any Loss which Seller may suffer, sustain or become subject to, as the result of:

                           (i) any breach by Buyer of any representation,
warranty, covenant or agreement of Buyer set forth in this Agreement (including any representation or warranty deemed to be remade by Buyer as of the Closing pursuant to the first paragraph of Article V);

                           (ii) any litigation, investigation, proceeding, or
other claim by any Governmental Entity or any Person not claiming by, through or under Seller or any affiliate of Seller, to the extent that the same actually arises from or relates solely to the operation of the Business by Buyer or the Assets after the Closing;

                           (iii) any litigation, proceeding, claim, tax, penalty
or liability resulting from Buyer's sponsorship, administration or operation of any Benefit Plan, as provided for in Sections 9.1(c) and 9.6;

                           (iv) any Assumed Liability; or

                           (v) any failure by Buyer to perform any covenant or
obligation of Buyer set forth herein or in any certificate, document or instrument prepared by Buyer and delivered to Seller hereunder.

                  (c) Knowledge. A Party's knowledge of any breach, claim, Liability or other obligations obtained prior to the Closing by notice hereunder or otherwise, will negate such Party's right to indemnification or other remedy provided for in this Agreement in respect to such matter of which it obtains knowledge or receives such notice.

         10.3 INDEMNIFICATION PROCEDURES.

                  (a) Notice of Claim. Any Party making a claim for indemnification under Section 10.2 (the "INDEMNIFIED Party") will notify the Party from whom indemnification is claimed (the "INDEMNIFYING PARTY") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the Liability, obligation or facts giving rise to such claim for indemnification. Such notice will describe the claim, the amount thereof (to the extent then known and quantifiable), and the basis therefor, in each case to the extent known to the Indemnified Party. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of its obligations under Section 10.2, except to the extent that such failure actually prejudices the Indemnifying Party.

                  (b) Assumption of Defense. With respect to any third party claim which gives rise or is alleged to give rise to a claim for indemnity under
Section 10.2 and which involves only the payment of money damages to such third party, the Indemnifying Party, at its option (subject to the limitations set forth below), will be entitled to assume responsibility for and control the defense of such claim and to appoint a competent and reputable counsel reasonably acceptable to the Indemnified Party to act as lead counsel of such defense. Prior to the Indemnifying Party assuming control of such defense, the Indemnifying Party must agree that such claim is subject to indemnification hereunder.

                  (c) Limits of Assumption of Defense. An Indemnifying Party's rights under Section 10.3(b) will be subject to the following additional limitations:

                           (i) with respect to any claim the defense of which
the Indemnifying Party has assumed, the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel will be borne by the Indemnified Party (except that the reasonable fees and expenses of such separate counsel incurred prior to the date the Indemnifying Party effectively assumes control of such defense will be borne by the Indemnifying Party);

                           (ii) the Indemnifying Party will not be entitled to
assume control of such defense if the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation or, if the Indemnifying Party does not give prompt notice of its intention to assume control of such defense;

                           (iii) if the Indemnifying Party assumes control of
the defense of any such claim, then the Indemnifying Party will obtain the prior written consent of the Indemnified Party before entering into any settlement of such claim, if such settlement does not expressly and unconditionally release the Indemnified Party from all Liabilities and obligations with respect to such claim, without prejudice; and

                           (iv) if the Indemnifying Party assumes control of the
defense of any such claim, then the Indemnifying Party and its counsel will proceed diligently and in good faith with respect thereto. If the Indemnifying Party has the right to, but does not, assume control of the defense of any claim in accordance with this Section 10.3, then the Indemnifying Party may nonetheless participate (at its own expense) in the defense of such claim and the Indemnified Party will consult with the Indemnifying Party in respect of such defense. As used in this Article X, the term "settlement" refers to any settlement, compromise, consent or similar decree, or election to permit default judgment to be entered, in respect of any claim.

         10.4 TREATMENT OF INDEMNIFICATION PAYMENTS. Each Party will treat all payments made pursuant to Section 10.2 as adjustments of the Purchase Price for all purposes.

         10.5 LIMITATION OF AMOUNTS. Notwithstanding any other provision in this Agreement, the Seller shall not have any Liability for indemnification pursuant to this Article X (i) unless and until the aggregate amount of all Losses with respect to such matters, taken together, cumulatively exceeds $10,000.00 (the "BASKET") , in which case the Buyer shall be entitled to indemnification for the entire amount of such Losses, and (ii) for any Losses in the aggregate in excess of $200,000.00 (the "CAP"); provided, that the Cap shall be reduced to an amount equal to the greater of (x) the remaining Escrow as of such date or (y) the aggregate amount of claims made by Buyer as of such date on the date that Buyer receives notice that Seller has entered into a definitive merger, stock purchase, asset purchase or similar agreement with a third-party relating to all or substantially all of its remaining assets or business; provided, further that, if Seller enters into such an agreement with a third-party on a date that is more than ninety (90) days after the Closing Date, the Cap shall be reduced to an amount equal to the aggregate amount of claims made by Buyer as of such date.

         10.6 EXCLUSIVE REMEDY. The Parties hereto acknowledge and agree that the provisions of this Article X with respect to indemnification shall be the exclusive remedy for the parties hereto with regard to any Losses other than (i) claims relating to Section 2.2 or (ii) claims of intentional or willful misconduct or fraud relating to this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived; provided, that any such amendment or waiver (a) will be binding upon Seller only if such amendment or waiver is set forth in a writing executed by Seller and (b) will be binding upon Buyer only if such amendment or waiver is set forth in a writing executed by Buyer. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         11.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered or delivered by express courier service. Notices, demands and communications to the Parties will, unless another address is specified in writing, be sent to the address indicated below:

          To Seller:

                  Dental Resources, Inc.
                  530 River Street South
                  Post Office Box 89
                  Delano, Minnesota 55328
                  Attn: Russ Felten
                  Telecopy: (952) 830-1460


          with a copy to (which shall not constitute notice to Seller):

                  Fredrikson & Byron, P.A.
                  4000 Pillsbury Center
                  200 South Sixth Street
                  Minneapolis, Minnesota 55402-1425
                  Attn: Barbara Muller, Esq.
                  Telecopy: (612) 492-7077

          To Buyer:

                  DRIA, LLC
                  c/o Mycone Dental Supply, Co., Inc.
                  616 Hollywood Avenue
                  Cherry Hill, New Jersey 08002
                  Attn: Cary B. Robinson
                  Telecopy: (856) 663-0381

         with a copy to (which shall not constitute notice to Buyer):

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 South Broad Street
                  Philadelphia, PA 19102
                  Attn: Michael C. Forman, Esq.
                  Telecopy: (215) 568-6603

          To Guarantor:

                  Mycone Dental Supply, Co., Inc.
                  616 Hollywood Avenue
                  Cherry Hill, New Jersey 08002
                  Attn: Cary B. Robinson
                  Telecopy: (856) 663-0381

         with a copy to (which shall not constitute notice to Guarantor):

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 South Broad Street
                  Philadelphia, PA 19102
                  Attn: Michael C. Forman, Esq.
                  Telecopy: (215) 568-6603

         11.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Seller without the prior written consent of Buyer. Any such assignment made by Seller without Buyer's prior written consent shall be null and void. Without limiting but subject to the foregoing, at or prior to the Closing, Buyer may, in its discretion, assign its rights under this Agreement, in whole or in part, to (i) any entity that it controls or with which Buyer is under common control, (ii) to one or more other Persons who, together with Buyer, will purchase all or part of the Assets, so long as any such Person or Buyer assumes at the Closing all related Assumed Liabilities, and/or Buyer may direct that some or all of the Assets be transferred to a Person other than Buyer, and/or (iii) to or for the benefit of any lender as collateral, which lender shall be permitted to exercise any or all of such rights and transfer and assign all such rights to any purchaser, upon foreclosure or other exercise of remedies as to such collateral. With respect to any rights assigned to any assignee of Buyer (and any matter related thereto under this Agreement), such assignee will be deemed to be the "Buyer" for purposes of this Agreement.

         11.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         11.5 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

         11.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

         11.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

         11.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

         11.9 GOVERNING LAW; CONSENT TO JURISDICTION.

                  (a) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of Minnesota. In furtherance of the foregoing, the internal law of the State of Minnesota will control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even if under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  (b) The Seller, Guarantor and Buyer hereby irrevocably submit to the jurisdiction of any competent state or federal court sitting in Hennepin County, Minnesota in any action or proceeding arising out of or relating to this Agreement, and the Seller, Guarantor and Buyer hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such competent state or federal court. The Seller, Guarantor and Buyer hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Seller, Guarantor and Buyer agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. This Section is exclusive and shall prohibit the Seller, Guarantor and Buyer from bringing any action or proceeding against the other party or its property in the courts of any other competent jurisdictions.

         11.10 SPECIFIC PERFORMANCE. Seller acknowledges that the Business is unique, and recognizes and affirms that in the event of a breach of this Agreement by Seller, monetary damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, in the event of any such breach, Buyer and/or successors or assigns may, in addition to any other rights and remedies existing in their favor, enforce their rights and Seller's obligations hereunder by an action or actions for specific performance, injunctive and/or other relief, without any requirement of proving actual damages or posting any bond or other security.

         11.11 EXPENSES. Except as otherwise expressly provided herein, Seller and Buyer each will pay all of their own fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, accountants, brokers or other representatives and consultants and appraisal fees, costs and expenses). Seller will prepare and file, on or before the due dates thereof, any required Tax Returns or Tax forms with respect to any Transfer Taxes imposed by any Taxing jurisdiction by reason of the transactions contemplated by this Agreement. Buyer agrees to cooperate with Seller in connection with the preparation and filing thereof. Seller will be solely responsible for all Transfer Taxes imposed by reason of any transaction contemplated by this Agreement. If valuations of any property or leases are required to determine the amount of any Transfer Taxes, Seller and Buyer will reasonably determine such valuations, and the Parties agree that they will not take (or cause to be taken) any position inconsistent with such valuations in connection with any Tax Return or otherwise. All fees relating to the Escrow Agreement will be shared equally by Buyer and Seller.

         11.12 REMEDIES CUMULATIVE. Except as expressly provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude assertion by any Party of any other rights or the seeking of any other remedies against any other Party.

         11.13 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement.

         11.14 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) will be made in accordance with GAAP and, to the extent consistent therewith, the accounting policies employed by Seller in the preparation of the Latest Balance Sheet.

         11.15 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

         11.16 GUARANTEE. Guarantor hereby irrevocably and unconditionally guarantees the performance by Buyer and payment in full in cash by Buyer when due and payable of all of its covenants, agreements and other obligations under this Agreement and the Transaction Documents, including, without limitation, the payment of the Purchase Price. Guarantor acknowledges that Seller has entered into this Agreement and the Transaction Documents in reliance on this Section
11.16 being a continuing irrevocable agreement, and Guarantor agrees that its guarantee may not be revoked in whole or in part.





                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first written above.

                                        DRIA, LLC


                                        By:   /s/ Cary B. Robinson
                                            ------------------------------------
                                            Name:  Cary B. Robinson
                                            Title: President



                                        DENTAL RESOURCES, INC.


                                        By:   /s/ Douglas B. Murphy
                                            ------------------------------------
                                            Name:  Douglas B. Murphy
                                            Title: President and CEO



                                        MYCONE DENTAL SUPPLY, CO., INC.


                                        By:   Cary B. Robinson
                                            ------------------------------------
                                            Name:  Cary B. Robinson
                                            Title: President

                                                                     EXHIBIT "A"
                                                     TO ASSET PURCHASE AGREEMENT


                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of November ____, 2002, (the "AGREEMENT"), by and among DRIA, LLC, a Minnesota limited liability company ("BUYER"), and the Persons listed on Schedule A hereto (each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

         WHEREAS, Buyer, Dental Resources, Inc. ("SELLER") and Mycone Dental Supply, Co., Inc. propose to enter into that certain Asset Purchase Agreement of even date herewith pursuant to which Buyer shall purchase from Seller, and Seller shall sell to Buyer, substantially all of Seller's assets (the "SALE");

         WHEREAS, as of the date hereof, the Shareholders Beneficially Own (as defined herein) shares of common stock, par value $.01 per share ("COMMON STOCK"), of Seller; and

         WHEREAS, as a condition to the willingness of Buyer to enter into the Asset Purchase Agreement, Buyer has required that each Shareholder agree, and in order to induce Buyer to enter into the Asset Purchase Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all of the issued and outstanding shares of Common Stock that such Shareholder now Beneficially Owns (collectively, the "SHARES").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.1 GENERAL. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Asset Purchase Agreement.

         1.2 BENEFICIAL OWNERSHIP. For purposes of this Agreement, "BENEFICIALLY OWN", "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any issued and outstanding securities shall mean that a Person has the power to vote, or to direct the voting of, such securities, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         1.3 THE TERMS "TOTAL VOTING POWER" AND "VOTING SECURITIES". The term "TOTAL VOTING POWER", as used in this Agreement, shall mean the aggregate voting power of all Voting Securities outstanding at the time of any determination that at such time have ordinary voting power to vote in the election of directors of Seller. For the purposes of this Agreement, "VOTING SECURITIES" means all securities of Seller or any successor to Seller, entitling the holder thereof to vote as a shareholder for any purpose or under any circumstances or any security convertible into or exchangeable for under any circumstance such security or any rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any such securities under any circumstance.

                                   ARTICLE II
                                VOTING OF SHARES

         Each of the Shareholders hereby irrevocably and unconditionally agrees that during the term of this Agreement as specified in Section 5.1, at the Seller Stockholders Meeting, however called, each of the Shareholders shall vote (or cause to be voted) his Shares;

                  (a) in favor of the Seller Stockholder Proposals; and

                  (b) against any Business Combination (as defined below) other than the Sale. For purposes of this Agreement, "Business Combination" shall mean, whether effected in one transaction or a series of transactions, (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of Seller is combined with that of one or more Persons including, without limitation, any joint venture, in violation of the Asset Purchase Agreement, or (b) the acquisition, directly or indirectly, by another Person of all or a substantial portion of the assets of, or of any right to all or a substantial portion of the revenues or income of, Seller by way of a negotiated purchase, lease, license, exchange, joint venture or other means, in violation of the Asset Purchase Agreement, or (c) the acquisition, directly or indirectly, by another Person of control of Seller through a proxy contest or otherwise, in violation of the Asset Purchase Agreement, or (d) the acquisition, directly or indirectly, by another Person of Voting Securities representing more than 15% of the Total Voting Power of the Company.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders hereby represents and warrants, severally and not jointly, to Buyer as follows:

         3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a legal, valid and binding obligation of each Shareholder, enforceable against each of them in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

         3.2 NO CONFLICT.

                  (a) The execution and delivery of this Agreement by each Shareholder does not, and the performance of this Agreement by each Shareholder shall not, (i) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which a Shareholder is a party or by which a Shareholder or his Shares are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares of a Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which a Shareholder is a party or by which Shareholder or his Shares are bound or affected, except, in the case of clause (ii) of this Section 3.2(a), for any such conflicts, violations, breaches, defaults or other occurrences listed in clause (ii) which would not prevent or delay the performance by a Shareholder of its obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by each Shareholder does not, and the performance of this Agreement by each Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by each Shareholder of its obligations under this Agreement.

         3.3 VOTING OF THE SHARES. As of the date hereof, each Shareholder has the power to vote, or direct the voting of, the Shares listed opposite the name of such Shareholder on Schedule A hereto.

                                   ARTICLE IV
                          COVENANTS OF THE SHAREHOLDERS

         4.1 NO INCONSISTENT AGREEMENT OR ACTION. Each of the Shareholders hereby covenants and agrees that during the term of this Agreement such Shareholder shall not, or permit any Person under such Shareholder's control to, enter into any voting agreement or grant a proxy or power of attorney with respect to his Shares, or form any "group" for purposes of the Exchange Act or the rules promulgated thereunder, in a manner that would violate such Shareholder's obligation under Article II hereof.

         4.2 TRANSFER OF TITLE. To the extent a Shareholder has the power to dispose, or direct the disposition of, his Shares, such Shareholders hereby covenants and agrees that during the term of this Agreement he shall not (i) tender any Shares, (ii) sell, assign or transfer any Shares, or (iii) pledge, hypothecate or otherwise dispose of any Shares.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 TERMINATION. This Agreement shall be effective as of the date of this Agreement and shall terminate upon the earliest to occur of (a) the Closing and (b) the termination of the Asset Purchase Agreement in accordance with its terms.

         5.2 ADDITIONAL SHARES. If, after the date hereof and prior to the record date of the Seller Stockholders Meeting, a Shareholder acquires the Beneficial Ownership of additional shares of Common Stock (any such shares shall be referred to herein as "ADDITIONAL SHARES"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of Common Stock or through any stock dividend or stock split, such Shareholder shall vote such Additional Shares in accordance with Article II. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon such Shareholder's acquisition of Beneficial Ownership of such Additional Shares.

         5.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         5.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

         5.5 AMENDMENT AND WAIVER. No alteration, waiver, amendment or supplement of this Agreement shall be binding or effective unless the same is set forth in an instrument in writing signed by the parties hereto. The waiver or failure to insist upon strict compliance with any condition or provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other waiver or failure.

         5.6 SEVERABILITY. If any term or other provision of this Agreement is held to be invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

         5.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state.

         5.8 WAIVER OF JURY TRIAL. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

         5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                            [Signature page follows]

         IN WITNESS WHEREOF, Buyer and Shareholders have caused this Voting Agreement to be duly executed as of the date first written above.

                                        DRIA, LLC


                                        By: /s/ Cary B. Robinson
                                            ------------------------------------
                                            Name: Cary B. Robinson
                                            Its: President

                                            /s/ Douglas B. Murphy
                                            ------------------------------------
                                            Douglas B. Murphy

                                            /s/ William Murphy
                                            ------------------------------------
                                            William Murphy

                                            /s/ Bryan Nichols
                                            ------------------------------------
                                            Bryan Nichols

                                            /s/ Russ Felten
                                            ------------------------------------
                                            Russ Felten

                                            /s/ Edward S. Adams
                                            ------------------------------------
                                            Edward S. Adams

                                            /s/ Tom Krosschell
                                            ------------------------------------
                                            Tom Krosschell

                                   SCHEDULE A


         SHAREHOLDERS                SHARES
         ------------                ------

1.       Douglas B. Murphy            63,714

2.       William Murphy               81,181

3.       Bryan Nichols                59,576

4.       Russ Felten                   2,562

5.       Edward S. Adams               5,000

6.       Tom Krosschell               19,149

                                                             EXHIBIT "B"
                                                     to Asset Purchase Agreement

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "AGREEMENT") is made as of _______, 2002, by and among DRIA, LLC, a Minnesota limited liability company ("BUYER"), Dental Resources, Inc., a Minnesota corporation ("SELLER") and [ESCROW AGENT], a [NATIONAL/STATE] banking corporation, as escrow agent ("ESCROW AGENT") (each such party, a "PARTY" and collectively, the "PARTIES").

                                   BACKGROUND:

         A. Pursuant to the Asset Purchase Agreement, dated as of ________, 2002, by and among Buyer, Seller and Mycone Dental Supply Co., Inc. (the "ASSET PURCHASE AGREEMENT"), Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain assets of Seller.

         B. Pursuant to Section 2.2 of the Asset Purchase Agreement, Buyer and Seller agreed that Buyer would deliver to Escrow Agent a portion of the Purchase Price (as defined in the Asset Purchase Agreement) otherwise payable to Seller equal to $140,000.00 (the "INITIAL DEPOSIT"), to be held and distributed in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Asset Purchase Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer, Seller and Escrow Agent, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. All capitalized terms not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

         2. Escrow Agent.

                  (a) Appointment. Seller and Buyer hereby appoint Escrow Agent to serve as escrow agent under this Agreement, and Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

                  (b) Fees. Escrow Agent shall be entitled to compensation for its services as escrow agent hereunder, as provided in Schedule "Fees" attached hereto. As provided by this Section 2(b), Buyer shall pay the Escrow Agent's fees listed in Schedule "Fees" and any actual, reasonable and documented legal fees incurred by Escrow Agent arising out of this Agreement (collectively, "FEES").

                  (c) Resignation. Escrow Agent may resign at any time upon giving the Seller and Buyer thirty (30) days prior written notice, and such resignation becomes effective upon the appointment of a successor escrow agent. In such event, Escrow Agent shall deliver the Escrow Fund (as defined below) and any and all documents relating thereto then in its possession to a successor Escrow Agent; the successor to Escrow Agent shall be such person, firm or corporation as shall be mutually agreed upon by the Seller and Buyer. Such resignation shall not be effective until a successor agrees to act hereunder. In the event a successor Escrow Agent is not appointed within thirty (30) days following the date of Escrow Agent's notice, Escrow Agent may petition a court of competent jurisdiction for the appointment of a successor escrow agent hereunder.

         3. Escrow Deposit.

                  (a) Delivery. Pursuant to and in accordance with Section 2.2 of the Asset Purchase Agreement, on the Closing Date, Buyer shall deposit by wire transfer into an escrow deposit account established and maintained by Escrow Agent under the terms of this Agreement (the "ESCROW ACCOUNT") a portion of the Purchase Price otherwise payable to Sellers equal to the Initial Deposit to be held by Escrow Agent pursuant to the terms of this Agreement. The Initial Deposit, together with any investment earnings thereon, shall hereinafter collectively be referred to as the "ESCROW FUND."

                  (b) Receipt. Escrow Agent shall acknowledge receipt of the Initial Deposit and confirm to Buyer and Seller that it is holding said amount in the Escrow Account in accordance with the terms and conditions of this Agreement. Such confirmation by Escrow Agent shall be in the form attached hereto as Exhibit A and shall be delivered by facsimile to Buyer and Seller promptly following Escrow Agent's receipt of the Initial Deposit.

         4. Investment.

                  (a) Escrow Agent shall, pending the disbursement of the Escrow Fund pursuant to this Agreement, invest, at the direction of the Seller, any cash in the Escrow Account in:

                           (i) interest bearing savings accounts (the terms of
which have no restrictions as to the date of withdrawal) in, or certificates of deposit with a maturity of no more than 60 days issued by, a federally insured banking or thrift institution (including, without limitation, Escrow Agent and any of its affiliates);

                           (ii) commercial paper having the highest rating
conferred by a nationally recognized investment rating agency;

                           (iii) money market funds managed by investment
companies registered under the Investment Company Act of 1940, including, without limitation, those for which Escrow Agent or any of its affiliates act as investment advisor; and/or

                           (iv) securities issued or insured by the United
States Government or an agency or instrumentality thereof with a remaining term to maturity of no more than 60 days.

                  (b) Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Account consisting of investments to provide for payments required to be made under this Agreement.

         5. Uncertainty. In the event of any disagreement between Buyer and Seller resulting in adverse claims or demands being made in connection with the Escrow Account or in the event the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until it has received: (a) joint written instructions signed by Buyer and Seller; or (b) a non-appealable court order from a court of competent jurisdiction directing the disposition of the Escrow Account, or any portion thereof, in which event the Escrow Agent shall direct the delivery of the Escrow Account in accordance with such order or agreement.

         6. Limitation of Liability and Indemnification of Escrow Agent.

                  (a) Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Agreement, except in each case for liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any such action or omission taken or made by Escrow Agent in good faith. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission by Seller or Buyer. Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which Escrow Agent, in good faith, believes to be genuine and what it purports be. Escrow Agent may conclusively presume that the undersigned representative of any Party hereto has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for delay (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the funds held by it hereunder.

                  (b) Except with respect to acts of willful misconduct or gross negligence on the part of Escrow Agent, Seller and Buyer, jointly and severally, agree to indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its duties under this Agreement and including, without limitation, any costs related to litigation arising from this Agreement or involving the subject matter hereof.

                  (c) Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement.

                  (d) Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto including, without limitation, the Asset Purchase Agreement. This Agreement sets forth all matters pertinent to the Escrow Agent with respect to the escrow contemplated hereunder, and no additional obligations of Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.

                  (e) IN NO EVENT SHALL ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED UNDER THIS AGREEMENT, OTHER THAN DAMAGES WHICH RESULT FROM ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT; OR
(ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (f) Any banking association or corporation into which Escrow Agent may be merged, converted or with which Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of Escrow Agent shall be transferred, shall succeed to all Escrow Agent's rights, obligations and immunities under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  (g) Escrow Agent does not have any interest in the Escrow Account or Escrow Fund (except for the Escrow Agent Fee) but is serving as escrow holder only having possession thereof. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. Seller will provide Escrow Agent with appropriate Internal Revenue Service forms W-9 for tax identification number certification of Seller. Escrow Agent shall report to the U.S. Internal Revenue Service, as of each calendar year-end, all income or dividends earned with respect to the Escrow Account against Seller, whether or not said income has been distributed during such year, as and to the extent required by law. Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Escrow Account. Escrow Agent shall have no obligation to pay any taxes or estimated taxes with respect to any income earned by the Escrow Account.

                  (h) The provisions of this Section shall survive the termination of this Agreement and the resignation or removal of Escrow Agent hereunder.

         7. Release of Escrow Fund. The Escrow Agent shall release the Escrow Fund as follows:

                  (a) Promptly upon written certification (the "CERTIFICATION"), jointly from Buyer and Seller, that either (i) Buyer has completed and delivered the Final Closing Balance Sheet to Seller and there is no dispute over the Final Net Asset Adjustment under Section 2.3 of the Asset Purchase Agreement, or (ii) if there was a dispute over such Final Closing Balance Sheet under Section 2.3 of the Asset Purchase Agreement, that the accounting firm selected in accordance with Section 2.5 of the Asset Purchase Agreement has delivered its determination of the Final Net Asset Adjustment, then if the Final Net Asset Adjustment minus the Proposed Net Asset Adjustment is negative, the Escrow Agent shall release to Buyer the amount of such difference.

                  (b) If Buyer determines in good faith that it is entitled to indemnification for a Loss under Article X of the Asset Purchase Agreement, then, on or before the 90th calendar day after the Closing, Buyer shall deliver to Seller and the Escrow Agent a written notice of such claim (a "CLAIM NOTICE") setting forth a description in reasonable detail of the circumstances giving rise to the Loss (including copies of any formal third party demand or complaint) and Buyer's good faith reasonable estimate of the amount of such alleged Loss (such amount referred to as the "CLAIM AMOUNT"). Within 30 days after the delivery of a Claim Notice to Seller, Seller shall deliver to Buyer and (during the term of this Escrow Agreement) the Escrow Agent a written notice (the "RESPONSE NOTICE") containing: (1) instructions to the effect that the entire Claim Amount set forth in such Claim Notice is to be paid from the Escrow Fund to Buyer; or (2) instructions to the effect that a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice is to paid from the Escrow Fund to Buyer, together with a statement that the remaining portion of such Claim Amount is being disputed; or (3) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed.

                           (i) If no Response Notice is received by the Escrow
Agent and Buyer from Seller within 30 days after the delivery of a Claim Notice to Seller, then Seller shall be deemed to have given instructions that the entire Claim Amount set forth in such Claim Notice shall be paid to Buyer. If Seller gives (or is deemed to have given) instructions that the entire Claim Amount set forth in a Claim Notice is to be paid from the Escrow Fund to Buyer, then the Escrow Agent shall promptly pay to Buyer such Claim Amount from the Escrow Fund (or such lesser amount as is then held in the Escrow Fund).

                           (ii) If a Response Notice delivered by Seller in
response to a Claim Notice contains instructions to the effect that a specified amount (but not the entire amount) of the Claim Amount set forth in such Claim Notice may be paid from the Escrow Fund to Buyer, then the Escrow Agent shall promptly pay to Buyer such specified amount from the Escrow Fund, and the procedures set forth in Subection (iii) shall be followed with respect to the remaining portion of such Claim Amount.

                           (iii) If a Response Notice delivered by Seller in
response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "DISPUTED AMOUNT"), then such Disputed Amount shall not be paid until delivery of either a notice executed by Buyer and Seller setting forth instructions to the Escrow Agent regarding the payment of such Disputed Amount from the Escrow Fund, or delivery of a copy of a final and non-appealable judgment of a court or arbitrator setting forth instructions to the Escrow Agent as to the payment of such Disputed Amount. The Escrow Agent shall thereupon pay such Disputed Amount from the Escrow Fund in accordance with the instructions set forth in such notice, judgment or arbitrator's award.

                  (c) On the first business day that is at least 90 days after the Closing Date, the Escrow Agent shall release to Seller the entire remaining balance of the Escrow Account, less the amount of all Disputed Amounts asserted pursuant to subsection (b) above.

         8. Accounts. Any amount required to be transferred to any Party pursuant to this Agreement shall be made via wire transfer to the following respective accounts:

         If to Buyer, to:

                  [BANK]
                  [ACCOUNT]

         If to Escrow Agent, to:

                  [ESCROW AGENT]
                  [ACCOUNT]

         If to the Seller, to:

                  [BANK]
                  [ACCOUNT]

         9. Termination. This Agreement shall be terminated by mutual written consent of Buyer and Seller or upon the earlier to occur of: (i) disbursement or release of the entire balance of the Escrow Account by Escrow Agent; (ii) receipt by Escrow Agent of a non-appealable order directing the disbursement or release of the entire balance of the Escrow Account from a court of competent jurisdiction; or (iii) the resignation of the Escrow Agent becoming effective in accordance with Section 2(c).

         10. Miscellaneous.

                  (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, upon personal delivery, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) on the day in which it was sent if sent during normal business hours of the recipient, otherwise on the next Business Day or (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) to the respective parties hereto as set forth below. Such notices, demands and other communications will be sent to Buyer, Seller and Escrow Agent at the addresses indicated below:

                           If to Buyer, to:

                           DRI Acquisition Corp.
                           c/o Mycone Dental Supply, Co., Inc.
                           616 Hollywood Avenue
                           Cherry Hill, New Jersey 08002
                           Attn: Cary B. Robinson
                           Telecopy: (856) 663-0381

                           with a copy (which shall not constitute notice) to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                           Philadelphia, PA 19102
                           Attn.: Michael C. Forman, Esq.
                           Fax:   (215) 568-6603

                           if to Seller, to:

                           Dental Resources, Inc.
                           530 River Street South
                           Post Office Box 89
                           Delano, Minnesota 55328
                           Attn: Russ Felten
                           Telecopy: (952) 830-1460

                           with a copy to (which shall not constitute notice to Seller):

                           Fredrikson & Byron, P.A.
                           4000 Pillsbury Center
                           200 South Sixth Street
                           Minneapolis, Minnesota 55402-1425
                           Attn: Barbara Muller, Esq.
                           Telecopy: (612) 492-7077

                           if to Escrow Agent, to:

                           [ADDRESS]
                           Attn:
                           Fax:

                  (b) Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each of the Parties.

                  (c) Assignment. This Agreement is binding upon and inures to the benefit of the successors and assigns of each Party to this Agreement.

                  (d) Entire Agreement. This Agreement, the specific sections of the Asset Purchase Agreement referenced herein, and the defined terms of the Asset Purchase Agreement as provided in Section 1, constitute the entire agreement among the Parties with respect to the subject matter hereof.

                  (e) Descriptive Heading. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  (f) Counterparts. For the convenience of the Parties, any number of counterparts (including facsimile transmitted execution copies) of this Agreement may be executed by any one or more Parties, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which together shall constitute one and the same instrument.

                  (g) Governing Laws; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof. The Parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of any state court or any federal court located in Minneapolis, Minnesota.

                  (h) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against either party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context requires otherwise: (i) a term has the meaning assigned to it by this Agreement; (ii) the word "or" is not exclusive;
(iii) the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation"; (iv) words in the singular include the plural and in the plural include the singular; and (v) provisions apply to successive events and transactions.

                  (i) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any such other instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be executed by their duly authorized representatives as of the date first written above.

                                        DRI ACQUISITION CORP.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DENTAL RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [ESCROW AGENT], as Escrow Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                SCHEDULE--"FEES"


                                ESCROW AGENT FEES



                  [PROVIDED BY ESCROW AGENT VIA SEPARATE EMAIL]

                                    EXHIBIT A

                       CONFIRMATION OF RECEIPT OF DEPOSITS

                                __________, 2002


TO:      DRIA, LLC
         c/o Mycone Dental Supply, Co., Inc.
         616 Hollywood Avenue
         Cherry Hill, New Jersey 08002
         Attn: Cary B. Robinson
         Telecopy: (856) 663-0381

         Dental Resources, Inc.
         530 River Street South
         Post Office Box 89
         Delano, Minnesota 55328
         Attn: Russ Felten
         Telecopy: (952) 830-1460

Ladies and Gentlemen:

                  The undersigned, as Escrow Agent under that certain Escrow Agreement, dated ________, 2002, by and among DRIA, LLC, Dental Resources, Inc., and the undersigned, as Escrow Agent (the "AGREEMENT"), hereby confirms the deposit into the Escrow Account of $140,000.00 to be held by the undersigned in accordance with the terms and conditions of the Agreement.

                  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.



                                        [ESCROW AGENT]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT "C"
                                                     TO ASSET PURCHASE AGREEMENT


                         NONCOMPETITION, NONSOLICITATION
                           AND NONDISCLOSURE AGREEMENT

         This NONCOMPETITION, NONSOLICITATION AND NONDISCLOSURE AGREEMENT (this "AGREEMENT") is made as of [DATE], 2002, by and between DRIA, LLC, a Minnesota limited liability company (the "COMPANY") and [EXECUTIVE] (the "EXECUTIVE").

         WHEREAS, the Company, Mycone Dental Supply Co., Inc., a New York corporation, Dental Resources, Inc., a Minnesota corporation ("DENTAL") are parties to that certain Asset Purchase Agreement, dated the date hereof (the "ASSET PURCHASE AGREEMENT"), pursuant to which the Company has agreed to purchase substantially all of the assets of Dental (the "SALE");

         WHEREAS, the Company will use the assets acquired from Dental to develop, market and distribute dental products (the "BUSINESS");

         WHEREAS, following the closing of the Sale, the Company has agreed to employ Executive by assuming Dental's rights and obligations under that certain Employment Agreement, dated June 1, 2002, between Dental and Executive (the "EMPLOYMENT AGREEMENT"); and

         WHEREAS, as partial inducement for the Company to enter into the Asset Purchase Agreement and assume the Employment Agreement, Executive has agreed to provide certain undertakings of noncompetition, nonsolicitation and nondisclosure to the Company as set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Noncompetion. During the term of Executive's employment with the Company (including any period of Other Employment (as defined in the Employment Agreement)) and, provided that Executive has completed two (2) years of employment with the Company, for a period of one (1) year after the termination thereof (such applicable period is referred to herein as the "NONCOMPETE PERIOD"), Executive shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within any state, territory or foreign jurisdiction in which the Company is then operating the Business which is in competition with the Company's operation of the Business at the time of the termination of Executive's employment. However, nothing contained in this Section 1 shall prevent Executive from holding for investment not more than two percent (2%) of any class of equity securities of a company whose securities are traded on a national securities exchange or national interdealer quotation system. For the avoidance of doubt, in the event Executive leaves the employ of the Company for any reason prior to the completion of his second year of employment with the Company, the Noncompete Period shall end as of the date that Executive is no longer employed with the Company.

         2. Nondisclosure. During the term of Executive's employment with the Company and at all times thereafter, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than the Company, any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Company or Dental or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other information relating to or dealing with the Business operated by the Company or, prior to the Sale, Dental, made known to Executive or learned or acquired by Executive while in the employ of the Company or Dental; provided, that Executive's obligations under this Section 2 terminate as soon as the information at issue becomes publicly available.

         3. Assignment of Inventions. Any and all writings, inventions, improvements, processes, procedures and/or techniques which Executive (i) may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time while Executive is in the employ of the Company or (ii) made, conceived, discovered or developed, either solely or jointly with other persons, at any time while Executive was employed by Dental, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company, Dental or otherwise, which relate to or are useful in connection with the Business as operated by the Company, including developments or expansions of the present fields of operations of the Business, shall be the sole and exclusive property of the Company. Executive shall make full disclosure to the Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall, at the Company's expense, do everything necessary or desirable to vest the absolute title thereto in the Company. Executive shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist the Company so that the Company can, at its own expense, (x) prepare and present applications for copyright, trademark or letters patent therefor, (y) secure such copyright, trademark or letters patent wherever possible, as well as reissues, renewals, and extensions thereof, and
(z) obtain the record title to such copyright, trademark or letter patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright, trademark or patent protection. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

         NOTICE: Pursuant to Minnesota Statutes Section 181.78, Executive is hereby notified that this Section 3 does not apply to any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on Executive's own time, and (a) that does not relate (1) directly to the business of the Company or (2) to Company's actual or demonstrably anticipated research or development, or (b) that does not result from any work performed by Executive for the Company.

         4. Nonsolicitation. During the term of Executive's employment with the Company (including any period of Other Employment) and for three (3) years after the termination thereof, Executive shall not directly or indirectly induce or attempt to influence any employee of the Company to terminate his or her employment with the Company. During the Noncompete Period, Employee shall not contact any person, directly or indirectly, known by Executive to be a customer or prospective customer of the Company for the purpose of soliciting sales for any person, firm or entity, whether or not Executive benefits therefrom directly or indirectly, of any products and/or services which compete with products and/or service sold by the Company.

         5. Restrictions Reasonable; Injunctions. Executive acknowledges that the restrictions contained in Sections 1, 2, 3, and 4 do not impose an undue hardship on Executive and will not act as a bar to Executive's sole means of support and, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, and Executive therefore acknowledges that, in the event of Executive's violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

         6. Judicial Modification. If the period of time or the area specified in either Sections 1 or 4 above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Executive violates any of the restrictions contained in the foregoing Sections 1 or 4, the restrictive period shall not run in favor of Executive from the time of the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of the Company.

         7. Company Property. All books, cards, records, accounts, files, notes, memoranda, computer files, disks and records, patents, trademarks, trade names, copyrights, advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, customer sales lists or analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Executive by the Company or Dental or developed by Executive on behalf of the Company or Dental or at the Company's or Dental's direction or for the Company's or Dental's use or otherwise in connection with Executive's employment with the Company or Dental, are and shall remain the property of the Company and shall be kept on the premises of the Company whenever reasonably possible; if the Company requests the return of such materials at any time during, at or after the termination of Executive's employment, Executive shall immediately deliver the same to the Company, together with any notes, memoranda, copies, reproductions, extracts and summations of or regarding the aforesaid materials.

         8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

         To the Company:
         --------------

                  DRIA, LLC
                  c/o Mycone Dental Supply, Co., Inc.
                  616 Hollywood Avenue
                  Cherry Hill, New Jersey 08002
                  Telecopy: (856) 663-0381
                  Attention: Cary B. Robinson

         To Executive:
         ------------

                  To the address last on the records of the Company as Executive's address.

         or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         9. Miscellaneous.

                  (a) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (b) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns.

                  (c) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

                  (d) Arbitration. In the event of any dispute arising between the parties to this Agreement, such dispute shall be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association which arbitration will be in Minneapolis, Minnesota and which shall be finally and conclusively determinative of the dispute between the parties, shall be non-appealable and the award of the arbitrators may be entered as a final judgment in any court of record in the United States. It is understood and agreed that the arbitrator shall decide all issues between the parties, including arbitrability. Notwithstanding the foregoing, the Company may seek injunctive relief in any court located in Hennepin County, Minnesota in order to prevent the irreparable harm caused by Executive's violation of Sections 1, 2, 3, 4 or 5 hereof.

                  (e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only in a written agreement signed by the parties hereto.

                                    * * * * *

                                                                     EXHIBIT "C"
                                                     TO ASSET PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition, Nonsolicitation and Nondisclosure Agreement on the date first written above.

                                        DRIA, LLC



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ----------------------------------------
                                        [EXECUTIVE]

                                                                     EXHIBIT "D"
                                                     TO ASSET PURCHASE AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT") is made as of this ___ day of [DATE], 2002, by and between Dental Resources, Inc., a Minnesota corporation ("SELLER"), DRIA, LLC, a Minnesota limited liability company ("BUYER") and Mycone Dental Supply, Co., Inc., d/b/a Keystone Industries, a New York corporation ("GUARANTOR").

                                    Recitals

         WHEREAS, Seller, Buyer and Guarantor are parties to that certain Asset Purchase Agreement, dated November __, 2002 (the "ASSET PURCHASE AGREEMENT"), pursuant to which Buyer will purchase certain businesses and assets of Seller effective as of the date hereof;

         WHEREAS, as part of the transfer of the businesses and assets of Seller, Seller desires to assign and delegate to Buyer, and Buyer desires to receive an assignment of and assume Seller's obligations pursuant to, the Assumed Liabilities (as defined in the Asset Purchase Agreement), and Guarantor desires to guarantee the performance by Buyer of the obligations under the Assumed Liabilities.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Asset Purchase Agreement.

         2. Assignment and Assumption. Seller hereby transfers and assigns to Buyer all of Seller's right, obligations, title and interest in the Assumed Liabilities and Buyer hereby assumes and agrees to perform all obligations of Seller arising under the Assumed Liabilities other than any Excluded Liabilities. Guarantor hereby guarantees the performance by Buyer of its obligations hereunder.

         3. Terms of the Asset Purchase Agreement. Notwithstanding any other provisions of this instrument to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations of Buyer or Seller set forth in the Asset Purchase Agreement, including without limitation any indemnification specified therein. This Agreement is subject to and controlled by the terms of the Asset Purchase Agreement, including the requirement of Seller to obtain any Consent. Nothing contained herein is intended to modify or supersede any of the provisions of the Asset Purchase Agreement.

         4. No Breach. Notwithstanding any of the provisions of the foregoing, this instrument shall not constitute an assignment to Buyer of any contract if an attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way impair the rights of Seller thereunder, but only to the extent that such consent has not been obtained as of the date hereof; provided, that if any such consent is obtained after the date hereof with respect to any such contract, this instrument shall constitute an assignment of the same to Buyer as of the date of such consent without further action by Seller or Buyer.

         5. Further Acts. Seller and Buyer shall execute and deliver to the other party, if the other party so requests, such further instruments, documents and agreements as may be reasonably necessary or appropriate to complete or further evidence either the foregoing assignment or the foregoing assumption.

         6. Binding Obligation. This Agreement is binding upon and inures to the benefit of the successors and assigns of each party to this Agreement.

         7. Governing Law. This Assignment and Assumption Agreement shall be governed, construed and enforced in accordance with the laws of the State of Minnesota (without regard to the choice of law provisions thereof).

         8. Amendment. This Assignment and Assumption Agreement cannot be amended, supplemented, or changed except by an agreement in writing that is signed by the parties hereto.

         9. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original and together shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

                                        Assignor:

                                        DENTAL RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                            Name: Douglas B. Murphy
                                            Title: President and CEO

                                        Assignee:

                                        DRIA, LLC


                                        By:
                                            ------------------------------------
                                            Name: Cary B. Robinson
                                            Title: President

                                        Guarantor:

                                        MYCONE DENTAL SUPPLY, CO., INC.


                                        By:
                                            ------------------------------------
                                            Name: Cary B. Robinson
                                            Title: President

                                                                     EXHIBIT "E"
                                                     TO ASSET PURCHASE AGREEMENT


                                  BILL OF SALE

         THIS BILL OF SALE (this "BILL OF SALE") is made effective this ____ day of [DATE], 2002, by Dental Resources, Inc., a Minnesota Corporation ("SELLER") for the benefit of DRIA, LLC a Minnesota limited liability company ("BUYER").

         WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated [DATE] (the "ASSET PURCHASE AGREEMENT"), pursuant to which Seller has agreed to sell and assign all of its right, title and interest in and to the Assets (as defined in the Asset Purchase Agreement) to Buyer.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for payment by Buyer to Seller of the Purchase Price (as defined in the Asset Purchase Agreement) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms not herein defined shall have the meanings given to them in the Asset Purchase Agreement.

         2. Sale and Transfer of Assets. Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, effective as of the date hereof, all of Seller's right, title and interest in and to all of the Assets.

         3. Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer's title to the Assets and, at the request and expense of Buyer, to execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to and vest in Buyer each of the Assets.

         4. Power of Attorney. Without limiting Section 3 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

                  (a) to demand, receive and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

                  (b) to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

                  (c) to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Assets and to use Seller's name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same.

         Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

         5. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.



                                        DENTAL RESOURCES, INC.



                                        By:
                                            ------------------------------------
                                            Name: Douglas B. Murphy
                                            Its: President and CEO

                                                                     EXHIBIT "F"
                                                     TO ASSET PURCHASE AGREEMENT


                ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

         This ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of [DATE], 2002, by and among DRIA, LLC, a Minnesota limited liability company (the "COMPANY"), Mycone Dental Supply, Co., Inc., d/b/a Keystone Industries, a New York corporation ("GUARANTOR"), Dental Resources, Inc., a Minnesota corporation ("Dental") and [EXECUTIVE] (the "EXECUTIVE").

         WHEREAS, the Company, Guarantor and Dental are parties to that certain Asset Purchase Agreement, dated the date hereof (the "ASSET PURCHASE AGREEMENT"), pursuant to which the Company has agreed to purchase substantially all of the assets of Dental;

         WHEREAS, Executive and Dental are parties to that certain Employment Agreement, dated June 1, 2002 (the "EMPLOYMENT AGREEMENT"), pursuant to which Dental agreed to employ Executive as its [POSITION]; and

         WHEREAS, pursuant to the Asset Purchase Agreement, the Company has agreed to assume Dental's obligations under the Employment Agreement as amended by this Agreement, and Guarantor has agreed to guarantee the performance of all of the Company's obligations..

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment Agreement.

                  (a) Early Termination. Notwithstanding anything to the contrary contained in the Employment Agreement, from and after June 1, 2006, either party may terminate the Employment Agreement for any reason or for no reason by delivering one (1) year prior written notice of termination to the other party. In the event either party delivers such notice of termination, the Employment Agreement shall terminate at the expiration of such one (1) year period and the parties will have no further obligations with respect to each other under the Employment Agreement, including, without limitations, any right of Executive to secure Other Employment (as defined in the Employment Agreement) from the Company.

                  (b) Bonus. During the term of Executive Employment (as defined in the Employment Agreement), Executive shall be eligible to receive an annual bonus in an amount to be determined by the Company's President or Chief Executive Officer pursuant to a bonus plan to be established after the date hereof; provided, however, that the amount of such bonus that the Executive shall be eligible to receive shall not be less then what he was eligible to receive pursuant to the Employment Agreement prior to the date hereof. Notwithstanding anything to the contrary contained in the Employment Agreement, the Company shall only be obligated to pay Executive a bonus pursuant to this
Section 1(b).

                  (c) Benefits. In addition to any other perks and benefits that the Company may decide to grant to Executive, Executive shall be entitled to receive the perks and benefits listed on Schedule A attached to this Agreement and incorporated herewith.

                  (d) Assignment and Assumption. Dental hereby transfers and assigns to the Company all of Dental's rights, title and interest in the Employment Agreement and the Company hereby assumes and agrees to perform all of Dental's obligations arising under the Employment Agreement as modified and amended by Sections 1(a), 1(b) and 1(c) hereof. Guarantor hereby irrevocably and unconditionally guarantees the performance by the Company of its obligations under this Agreement.

         2. Noncompetition, Nonsolicitation and Nondisclosure Agreement. Simultaneously with the execution of this Agreement, the Company and Executive shall enter into a Noncompetition, Nonsolicitation and Nondisclosure Agreement pursuant to which Executive shall provide certain undertakings of noncompetition, nonsolicitation and nondisclosure to the Company.

         3. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Minnesota (without regard to the choice of law provisions thereof).

         4. Amendment. This Agreement cannot be amended, supplemented, or changed except by an agreement in writing that is signed by the parties hereto.

         5. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original and together shall constitute one and the same document.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Employment Agreement as of the date first above written.



                                        DENTAL RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        DRIA, LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MYCONE DENTAL SUPPLY, CO. INC.,
                                        d/b/a/ KEYSTONE INDUSTRIES


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        -------------------------------------
                                        [EXECUTIVE]

                                   SCHEDULE A


Life Insurance

Company will maintain the Officer Variable Life Insurance for Executive as specified in Sections 4.12 and 4.22 of the Seller Disclosure Schedule to the Asset Purchase Agreement, or will replace such insurance with an insurance the terms and conditions of which are at least as favorable to Executive as the terms and conditions of the current insurance.

Car Allowance

Company will continue to pay to Executive the amount of car allowance that Executive received under his current agreements with Dental.

Relocation Expenses

Company will not relocate Executive on or before June 1, 2007.

Business Expenses

Company will reimburse Executive for all reasonable business and entertainment expenses according to the guidelines and general policies used by Dental for the reimbursement of such expenses.

Vacation; Personal Days

All vacation days and personal and sick days that Executive accrued during his employment with Dental will be transferred to and assumed by Company. Company will grant to Executive at least as many vacation, personal and sick days per year as Executive received during his employment with Dental, on terms and conditions at least as favorable as the terms and conditions that applied during Executive's employment with Dental.

                                                              EXHIBIT "G"
                                                     TO ASSET PURCHASE AGREEMENT


                          AMENDMENT TO LEASE AGREEMENT
                          ----------------------------


         This Amendment to Lease Agreement ("AMENDMENT") is made this ____ day of ____________, 2002, by and between MNM Manufacturing, LLP, a Minnesota limited liability partnership ("LANDLORD") and Dental Resources, Inc., a Minnesota corporation ("TENANT"), DRIA, LLC, a Minnesota limited liability company ("DRIA") and Mycone Dental Supply Co., Inc., a New York corporation ("GUARANTOR")

                                   BACKGROUND
                                   ----------

         A. Tenant and Landlord entered into that certain "Dental Resources/MNM Manufacturing Lease" dated May 8, 2001 (the "ORIGINAL LEASE") for that certain building and improvements known as and located at 400 Congress Street, Maple Lake, Minnesota (the "BUILDING"), containing an agreed-upon ____________ rentable square feet of space (as described in the Lease and EXHIBIT "A" attached hereto and made a part hereof, the "PREMISES"). The land on which the Building is located, together with all appurtenances, is known as the "PROPERTY".

         B. The parties mutually desire to amend the Original Lease, upon and subject to the terms and conditions set forth in this Amendment. The Original Lease, as modified by this Amendment shall be referred collectively as the "LEASE".

                  NOW THEREFORE, in consideration of the Premises and the mutual covenants set forth herein, incorporating the foregoing Background as fully as if set forth at length hereinafter, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. Unless otherwise indicated, all words and phrases that commence with a capital letter shall have the same meaning assigned to such words and phrases in the Original Lease.

         2. Lease Certification.

         A true, correct and complete copy of the Lease, as amended, is attached hereto as EXHIBIT "B". The Lease contains all of the understandings and agreements between Landlord and Tenant, and is in existence and in full force and effect without modification, addition, extension or renewal on the date hereof, except as specifically noted above. Landlord further certifies to Tenant and DRIA as follows:

                  a. All work required to be completed by Landlord or Tenant pursuant to the Lease as of the date of this Amendment has been satisfactorily completed.

                  b. The current term of the Lease commenced on September 1, 2001, and will expire on August 31, 2006. Tenant has the right to renew or extend the Lease term at any time by giving written notice to Landlord (the "OPTION") for one (1) period of five (5) years (the "OPTION TERM") as set forth in Section 1 of the Original Lease.

                  c. Tenant commenced the payment of rent on September 1, 2001 and has paid rent and all other charges due under the Lease through October 31, 2002. The annual base or fixed rent payable by Tenant is $9,625.00 per month during the current term of the Lease, and $10,106.25 per month during the Option Term if Tenant elects to exercise the Option.

                  d. Landlord is not holding any security deposit under the Lease, nor is any security deposit required from Tenant under the Lease.

                  e. As of the date of this Amendment: (a) neither Landlord nor Tenant is in default under any of the terms of the Lease; (b) all obligations and conditions under the Lease to be performed to date by Tenant have been satisfied; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Tenant under the Lease or which would give Landlord the right to terminate the Lease; and (d) Landlord has no current claims, offsets, counterclaims or defenses against Tenant under the Lease or otherwise.

                  f. Landlord has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, including but not limited to any notice of environmental contamination on, at, under, about or migrating to or from the Premises.

                  g. Except as provided in this Amendment, the Lease has not been supplemented, modified or amended.

                  h. Landlord has not transferred or sold the Premises and has not assigned or agreed to assign the Lease, or any interest therein and has not entered into any agreement for those purposes. To Landlord's knowledge, Tenant has not assigned the Lease or subleased any portion of the Premises and has not entered into any agreement for those purposes, and Landlord has not consented to any of the foregoing.

         3. Assignment and Subletting. Landlord hereby consents to the assignment and assumption of the Lease, as amended hereby, between Tenant, as assignor, and DRIA, as assignee. Section 9 of the Original Lease is hereby amended by adding the following: Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, (i) without Landlord's consent, to assign this Lease or sublet the Premises, in whole or in part, to any person or business entity that is controlling, controlled by, or under common control with, Tenant, or, (ii) with Landlord's consent (such consent not to be unreasonably withheld) to any entity resulting from a merger, consolidation or reorganization of any of the foregoing, or to any person or entity acquiring the assets or ownership interests of Tenant in connection with a sale of Tenant's business; provided, that such assignment does not release Tenant or Guarantor from its obligations under the lease.

         4. Condemnation. Section 10 of the Original Lease is hereby revised as follows: If the entire Building or Premises is taken by eminent domain, this Lease shall automatically terminate as of the date of such taking. If a portion of the Premises or Building is so taken, and the Premises or a portion thereof is rendered unusable for Tenant's business by reason thereof, then rent shall abate in proportion to the area of the Premises rendered unusable for Tenant's business. Landlord shall use best efforts to promptly repair and restore the Building and Premises to good condition, suitable for the operation of Tenant's business therein. Notwithstanding anything to the contrary contained in this Lease, if more than ten percent (10%) of the Premises or Building is taken in eminent domain, or if the Premises and the Building are not completely repaired and restored within six (6) months after the occurrence of the damage, then Tenant may terminate this Lease by written notice to Landlord.

         5. Fire and Other Casualty. Section 11 of the Original Lease is hereby revised as follows: In the event of any damage or destruction of the Building or Premises (other than any damage or destruction caused by Tenant or Tenant's assigns), rent shall abate in proportion to the area of the Premises rendered unusable for Tenant's business until Landlord's repair and restoration is complete, and

Landlord shall promptly repair and restore, or cause to be repaired and restored, the Building and Premises to good condition, suitable for the operation of Tenant's business therein. Notwithstanding anything to the contrary contained in this Lease (other than as provided in this section), if the Premises and the Building are not completely repaired and restored within six
(6) months after the occurrence of the damage, then Tenant may terminate this Lease by written notice to Landlord.

         6. Insurance. The first sentence of Section 12 of the Original Lease is hereby deleted and replaced with the following: It shall be the responsibility of Tenant to carry commercial general liability insurance with respect to Tenant's occupancy of the Premises, and "Fire and Extended Coverage" on all property owned by Tenant which is located at the Premises, in not less than the amounts set forth below in this Section 12. The fifth sentence of Section 12 of the Original Lease is amended by deleting the phrase "as additional rent" and replacing it with "to the insurance provider or its agent selected by Tenant".

         7. Subordination. Section 27 of the Original Lease is hereby amended as follows: The subordination of this Lease to any mortgage now on or placed on the Premises as set forth in this Section 27 shall be conditioned on Landlord obtaining a non-disturbance agreement from the holder of such mortgage in the form of EXHIBIT "C" attached hereto or in a form reasonably acceptable to Lender.


         8. Additional Representations, Warranties and Covenants of Landlord. Landlord represents, warrants and covenants as follows:

                  a. Landlord is the fee owner of the Property. No person or other entity has (1) any right or option to acquire all or any portion of the Property, or (2) any tenancy or other interest or right of occupancy in or with respect to all or any portion of the Premises. Landlord agrees to indemnify and hold harmless Tenant from any and all claims on Tenant's leasehold interest made by any and all persons that claim by, from or under Landlord.

                  b. Permanent certificates of occupancy and all other licenses, permits, authorizations, consents, approvals and other grants of authority (the "Permits") required by all governmental or quasi-governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions), if any, have been issued for the buildings, structures and other Improvements which are a part of the Property, and for the full functioning and operation of the Property, have been paid for in full, and are in full force and effect.

                  c. The zoning classification for the Property permits the use of the Property by Tenant, with appurtenant parking, and the Property fully complies with all relevant zoning laws and ordinances affecting the Property, without variance, special use permits or special exceptions. The continued maintenance, operation and use of any buildings, structures or other improvements on the Property for their respective present purposes will not violate any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting all or any portion of the Property, including, without limitation, violations of the housing, building, safety, health, environmental, fire or zoning ordinances, codes and regulations of the respective jurisdictions within which the Property is located or the certificate(s) of occupancy issued for the Property.

                  d. There are no material defects in, mechanical failure of or damage to the Building and Premises. The mechanical, electrical and HVAC systems serving the Building and Premises are in good working condition.

                  e. Landlord shall not, without Tenant's prior written consent,
(a) cause or permit any alterations to the Building or the Building parking lots, curb cuts, street entrances and exits or similar improvements and systems serving the Premises, (b) apply to alter the Building zoning, grant easements, restrictions or any other encumbrance on the land on which the Building is located, or dedicate for public use portions thereof, or (c) grant, release, modify or amend any covenants, conditions, easements and restrictions now or hereafter affecting or encumbering the land on which the Building is located. In no event shall any such alteration, grant or dedication interfere with Tenant's use or occupancy of the Premises or reduce the type or quality of services provided by Landlord under this Lease. Landlord represents and warrants that there are no covenants, conditions, easements, restrictions or other encumbrances now affecting or encumbering the Building that would adversely affect Tenant's use and occupancy of the Premises.

         9. Environmental Indemnity

                  a. Landlord shall indemnify DRIA and hold DRIA harmless from and against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs) and any cost or expense arising from or incurred in connection with any action, suit, proceeding, claim or judgment relating to any matter described in this clause, or in enforcing the indemnity provided by this Section 9 which DRIA may suffer, sustain or become subject to, as a result of any condition, event or occurrence relating to the Property or operations conducted thereon prior to the Closing Date (as such term is defined in the Asset Purchase Agreement, dated November 1, 2002, by and among Tenant, DRIA and Guarantor (the "Asset Purchase Agreement") that give rise to liability under any Environmental and Safety Requirements (as such term is defined in the Asset Purchase Agreement); provided, that Landlord's obligation to indemnify DRIA under this subsection shall be limited to $500,000 and DRIA shall not make any claims for indemnity under this section until the aggregate of such claims is greater than $50,000 (after which DRIA may seek indemnity for the full amount of such claims).

                  b. DRIA shall indemnify Landlord and hold Landlord harmless from and against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs) and any cost or expense arising from or incurred in connection with any action, suit, proceeding, claim or judgment relating to any matter described in this clause, or in enforcing the indemnity provided by this Section 9 which Landlord may suffer, sustain or become subject to, as a result of any condition, event or occurrence relating to the Property or operations conducted thereon after the Closing Date (as such term is defined in the Asset Purchase Agreement) caused by Tenant or DRIA that give rise to liability under any Environmental and Safety Requirements (as such term is defined in the Asset Purchase Agreement); provided, that DRIA's obligation to indemnify Landlord under this subsection shall be limited to $500,000 and Landlord shall not make any claims for indemnity under this section until the aggregate of such claims is greater than $50,000 (after which Landlord may seek indemnity for the full amount of such claims).

         10. Miscellaneous.

                  a. Brokers. Landlord represents and warrants to Tenant that it has had no dealings with any broker, agent, finder or other person in connection with the negotiation or execution of this Amendment and Landlord hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs (including reasonable attorneys' fees), expenses or liabilities for commissions or other compensation or charges claimed by any broker, agent, finder or other person employed by Landlord or claiming to have been engaged by Landlord in connection with this Amendment.

                  b. Reaffirmation of Lease. Except as expressly amended by the terms and condition of the Amendment, all of the terms of the Lease shall remain in full force and in full effect in accordance with its original terms. In the event of a conflict between the provisions of this Amendment and the original terms of the Lease, the provisions of this Amendment shall control.

                  c. Binding Effect. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors and assigns.

                  d. Entire Agreement. The parties acknowledge that this Amendment contains the entire agreement between the parties with respect to the modification of the Lease and supersedes and replaces any prior agreement and understandings between the parties, either oral or written, concerning this Amendment.

                  e. No Third-Party Beneficiaries. Except for DRIA, there are no third-party beneficiaries to this Amendment, either express or implied. Nothing herein contained shall be construed to grant or confer upon any party other than the parties hereto and their permitted successors and assigns, any right, claim or privilege by virtue of any provision contained in this Amendment.

                  f. Drafting of Amendment. This Amendment is the product of negotiations between the parties. As such, the Amendment shall not be construed against one party or another merely because one party drafted some part or all of this Amendment.

                  g. Counterparts. This Amendment may be executed in any number of counterparts, all of which will be considered one and the same Amendment notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Amendment which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature on this Amendment to the other party upon request.

                  h. Submission of Amendment. Submission of this Amendment for examination and negotiation does not constitute an offer. This Amendment shall become effective only upon the execution and delivery hereof by all of the parties to this Amendment.

                  j. Authority. Landlord represents and warrants that all consents or approvals required of third parties (including, but not limited to, any lenders, Board of Directors, partners or governors) for the execution, delivery and performance of this Amendment have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Amendment and that this Amendment is binding upon Landlord in accordance with its terms.

                  k. Guaranty. Guarantor hereby irrevocably and unconditionally guarantees the performance by DRIA of its obligations under this Amendment and the Lease.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.


                                                 LANDLORD:

                                                 MNM MANUFACTURING, LLP



                                                 BY:
                                                    ----------------------------
                                                 Name:
                                                 Title:


                                                 TENANT:

                                                 DENTAL RESOURCES, INC.


                                                 BY:
                                                    ----------------------------
                                                 Name:
                                                 Title:


                                                 DRIA, LLC


                                                 BY:
                                                    ----------------------------
                                                 Name:
                                                 Title:


                                                 GUARANTOR:

                                                 MYCONE DENTAL SUPPLY, CO., INC.


                                                 BY:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                   APPENDIX C

                       MINNESOTA BUSINESS CORPORATION ACT
                         SECTIONS 302A.471 AND 302A.473


SECTION 302A.471. RIGHTS OF DISSENTING SHAREHOLDERS.

SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                  (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                           (1) alters or abolishes a preferential right of the shares;

                           (2) creates, alters or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control shares acquisition does not give rise to the right to obtain payment under this section;

                  (b) A sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

                  (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

                  (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

                  (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBDIVISION 2. BENEFICIAL OWNERS.

                  (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

                  (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBDIVISION 3. RIGHTS NOT TO APPLY.

                  (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

                  (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


SECTION 302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1. DEFINITIONS. For purposes of this section, the terms defined in this subdivision have the meanings given them.

                  (a) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1, or the successor by merger of that issue.

                  (b) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

                  (c) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

SUBDIVISION 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1, is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBDIVISION 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholder, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBDIVISION 4. NOTICE OF PROCEDURES; DEPOSIT OF SHARES.

                  (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                           (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                           (2)      Any restrictions on transfer of
                                    uncertificated shares that will apply after the demand for payment is received;

                           (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payments; and

                           (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

                  (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBDIVISION 5. PAYMENT; RETURN OF SHARES.

                  (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                           (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                           (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                           (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

                  (b) The corporation may not withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

                  (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

SUBDIVISION 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBDIVISION 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that received a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this preceding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBDIVISION 8. COST; FEES; EXPENSES.

                  (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

                  (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured in those actions.

                  (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                             DENTAL RESOURCES, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 30, 2002
                             ______ A.__. LOCAL TIME


                          ----------------------------

                          ----------------------------

                          ----------------------------









DENTAL RESOURCES, INC.
530 SOUTH RIVER STREET, DELANO, MN 55328                                   PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Russ Felten and Edward S. Adams, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Dental Resources, Inc. (the "Company") registered in the name of the undersigned, at the Company's Special Meeting of Shareholders to be held at __________________________________ at ______ __.m., Local Time, on Monday, December 30, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.




                       SEE REVERSE FOR VOTING INSTRUCTIONS

                       [ARROW] PLEASE DETACH HERE [ARROW]






1. To consider and vote on a proposal to adopt Amended and Restated Articles of Incorporation of Dental Resources, Inc. to (i) change the corporate name to DTLL, Inc., (ii) increase the number of authorized shares of capital stock to 100 million shares, consisting of 50 million shares of common stock and 50 million shares, and (iii) change the address of the registered office and eliminate certain outdated provisions.

                    [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

2. To consider and vote on a proposal to approve the sale of all or substantially all of the assets of Dental.

                    [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR THE PROPOSALS, WILL BE VOTED FOR SUCH PROPOSALS.



Address Change?  Mark Box [ ]  Indicate changes below:

                                            Date________________________________



                                            [                                  ]
                                            [                                  ]
                                            SIGNATURE(S) IN BOX
                                            PLEASE DATE AND SIGN name(s) exactly
                                            as shown on Proxy. Executors,
                                            administrators, trustees, guardians,
                                            etc., should indicate capacity when
                                            signing.
                                            For stock held in Joint Tenancy,
                                            --------------------------------
                                            each joint owner must sign
                                            --------------------------